    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1997

                                                       REGISTRATION NO. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 ------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 ------------

                      ADELPHIA COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)


     DELAWARE                       4841                        23-2417713
 (State or other              (Primary Standard               (I.R.S. Employer
 jurisdiction of         Industrial Classification          Identification No.)
incorporation or               Code Number)
  organization)
                               ------------

                             MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                                (814) 274-9830
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ------------
                           COLIN H. HIGGIN, ESQUIRE
                      ADELPHIA COMMUNICATIONS CORPORATION
                             MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                                (814) 274-9830
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                 ------------
                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                      CARL E. ROTHENBERGER, JR., ESQUIRE
                              BUCHANAN INGERSOLL
                           PROFESSIONAL CORPORATION
                         21ST FLOOR, 301 GRANT STREET
                        PITTSBURGH, PENNSYLVANIA 15219
                                (412) 562-8826

  APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
==============================================================================

                                                   PROPOSED
                                                   MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF     AMOUNT TO BE   OFFERING PRICE     AGGREGATE        AMOUNT OF
    SECURITIES TO BE REGISTERED   REGISTERED     PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
-------------------------------------------------------------------------------------------------
10 1/2% Series B Senior Notes
 Due 2004...................... $150,000,000.00      100%       $150,000,000.00     $45,455.00
13% Series B Cumulative
 Exchangeable Preferred Stock.. $150,000,000.00      100%       $150,000,000.00     $45,455.00
13% Series B Senior
 Subordinated Exchange
 Debentures Due 2009........... $150,000,000.00      --               --            $   --   (2)

==============================================================================
(1) Estimated solely for purposes of calculating the registration fee.
(2) Pursuant to Rule 457(i), no additional consideration will be received in connection with the exchange; therefore no registration fee will be required.
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
==============================================================================

                      ADELPHIA COMMUNICATIONS CORPORATION

CROSS REFERENCE SHEET PURSUANT TO RULE 404(a) AND ITEM 501 OF REGULATION S-K, SHOWING THE LOCATION IN THE PROSPECTUS OF THE INFORMATION REQUIRED TO BE INCLUDED THEREIN IN ACCORDANCE WITH PART I OF FORM S-4.

                     FORM S-4
             ITEM NUMBER AND CAPTION              LOCATION OR HEADING IN THE PROSPECTUS
     ----------------------------------------  -------------------------------------------
  1. Forepart of Registration Statement and
     Outside Front Cover Page of Prospectus..  Forepart of Registration Statement; Outside
                                               Front Cover Page of Prospectus
  2. Inside Front and Outside Back Cover
     Pages of Prospectus.....................  Inside Front and Outside Back Cover Pages
                                               of Prospectus
  3. Risk Factors, Ratio of Earnings to Fixed
     Charges and Other Information...........  Forepart of Prospectus; Prospectus Summary;
                                               Risk Factors; Selected Consolidated
                                               Financial Data
  4. Terms of the Transaction................  Prospectus Summary; The Exchange Offer;
                                               Description of Senior Notes; Certain
                                               Federal Income Tax Considerations; Risk
                                               Factors
  5. Pro Forma Financial Information.........  *
  6. Material Contracts with Company Being
     Acquired................................  *
  7. Additional Information Required for
     Reoffering by Persons and Parties Deemed
     to be Underwriters......................  Plan of Distribution
  8. Interests of Named Experts and Counsel..  *
  9. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.............................  *
 10. Information with Respect to S-3           Incorporation by Reference; Risk Factors;
     Registrants.............................  Recent Developments; Selected Consolidated
                                               Financial Data
 11. Incorporation of Certain Information by
     Reference...............................  Incorporation by Reference
 12. Information with Respect to S-2 or S-3
     Registrants.............................  *
 13. Incorporation of Certain Information by
     Reference...............................  *

                     FORM S-4
             ITEM NUMBER AND CAPTION              LOCATION OR HEADING IN THE PROSPECTUS
     ----------------------------------------  -------------------------------------------
 14. Information with Respect to Registrants
     Other Than S-3 or S-2 Registrants.......  *
 15. Information with Respect to S-3
     Companies...............................  *
 16. Information with Respect to S-2 or S-3
     Companies...............................  *
 17. Information with Respect to Companies
     Other Than S-3 or S-2 Companies.........  *
 18. Information if Proxies, Consents or
     Authorizations are to be Solicited......  *
 19. Information if Proxies, Consents or
     Authorizations are not to be Solicited
     or in an Exchange Offer.................  Incorporation by Reference; The Exchange
                                               Offer

--------
* Item is omitted because the answer is negative or the item is inapplicable.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  SUBJECT TO COMPLETION, DATED OCTOBER 3, 1997

                               OFFER TO EXCHANGE

                     10 1/2% SERIES B SENIOR NOTES DUE 2004
           FOR ANY AND ALL OUTSTANDING 10 1/2% SENIOR NOTES DUE 2004
    AND 13% SERIES B CUMULATIVE EXCHANGEABLE PREFERRED STOCK FOR ANY AND ALL
        OUTSTANDING 13% SERIES A CUMULATIVE EXCHANGEABLE PREFERRED STOCK
                                       OF
                      ADELPHIA COMMUNICATIONS CORPORATION

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON        , 1997, UNLESS EXTENDED

  Adelphia Communications Corporation ("Adelphia", the "Company", the "Registrant" or the "Issuer") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange (i) $1,000 principal amount of 10 1/2% Series B Senior Notes due 2004 of the Registrant (the "New Notes") for each $1,000 principal amount of its issued and outstanding 10 1/2% Senior Notes due 2004 (the "Old Notes," and collectively with the New Notes, the "Notes") and (ii) one share of its 13% Series B Cumulative Exchangeable Preferred Stock (the "New Preferred Stock") for each outstanding share of its 13% Series A Cumulative Exchangeable Preferred Stock (the "Old Preferred Stock," and collectively with the New Preferred Stock, the "Exchangeable Preferred Stock"). The New Notes and New Preferred Stock are sometimes referred to herein as the "New Securities," the Old Notes and Old Preferred Stock are sometimes referred to herein as the "Old Securities," and the New Securities and Old Securities are sometimes referred to herein as the "Securities." As of the date of this Prospectus, $150,000,000 aggregate principal amount of the Old Notes and 1,500,000 shares of Old Preferred Stock were outstanding. The terms of the New Notes and the New Preferred Stock are substantially identical in all material respects to the terms of the Old Notes and Old Preferred Stock, respectively, except for certain transfer restrictions and registration rights; and except that holders of Old Notes and Old Preferred Stock, respectively, are entitled to receive Liquidated Damages (as defined) if
(a) the Registrant fails to file any of the registration statements required by the Registration Rights Agreements (as defined) on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Securities and Exchange Commission (the "Commission") on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Registrant fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the applicable Exchange Offer registration statement, or (d) a shelf registration statement or the registration statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement") is declared effective but thereafter ceases to be effective or usable in connection with resales of applicable Transfer Restricted Securities (as defined) during the periods specified in the respective Registration Rights Agreements (each such event referred to in clauses (a) through (d) above is a "Registration Default"). In the event of a Registration Default, the Registrant is required to pay Liquidated Damages (as defined) to each holder of Transfer Restricted Securities for the period that the Registration Default continues, until such Registration Defaults have been cured, at which time the interest rate borne by the Old Notes or the dividend rate on the Old Preferred Stock, as the case may be, will be reduced to the original rate. See "Description of the Notes--Registration Rights; Liquidated Damages" and "Description of Exchangeable Preferred Stock and Exchange Debentures--Registration Rights and Liquidated Damages."
                                                   (Continued on following page)

  SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

                                  ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  ----------

                 THE DATE OF THIS PROSPECTUS IS         , 1997

  The Exchange Offer is being made to satisfy certain obligations of the Registrant under the Registration Rights Agreements, dated as of July 7, 1997, among the Registrant and the Initial Purchasers (as defined therein), regarding the Notes (the "Notes Registration Rights Agreement") and regarding the Exchangeable Preferred Stock (the "Preferred Stock Registration Rights Agreement", and together with the Notes Registration Rights Agreement, the "Registration Rights Agreements"). Upon consummation of the Exchange Offer, holders of Old Securities that were not prohibited from participating in the Exchange Offer and did not tender their Old Securities will not have any registration rights under the Registration Rights Agreements with respect to such nontendered Old Securities and, accordingly, such Old Securities will continue to be subject to the restrictions on transfer contained in the legends thereon.

  Based on interpretations by the staff of the Commission with respect to similar transactions, including no-action letters, the Registrant believes that the New Securities issued pursuant to the Exchange Offer in exchange for the Old Securities may be offered for resale, resold and otherwise transferred by any holder of such New Securities (other than any such holder which is an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Securities and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Securities. Each broker-dealer that receives New Securities for its own account in exchange for Old Securities must acknowledge that it will deliver a prospectus in connection with any resale of its New Securities. A broker-dealer that acquired Old Securities directly from the Registrant cannot exchange such Old Securities in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Securities received in exchange for the Old Securities acquired by the broker-dealer as a result of market-making activities or other trading activities. The Registrant has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period of 365 days after the Exchange Date (as defined) or, if earlier, until all participating broker-dealers have so resold. See "Plan of Distribution."

  The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture (as defined). The New Preferred Stock will evidence the same equity interests as the Old Preferred Stock and will be entitled to the benefits of the Certificate of Designations (as defined) which governs both the Old Preferred Stock and New Preferred Stock. For a more complete description of the terms of the New Notes and New Preferred Stock, see "Description of the Notes" and "Description of Exchangeable Preferred Stock and Exchange Debentures." There will be no cash proceeds to the Registrant from the Exchange Offer. The New Notes will be senior unsecured indebtedness of Adelphia, will rank pari passu in right of payment with other unsubordinated indebtedness of Adelphia and senior in right of payment to all future subordinated indebtedness of Adelphia. The operations of Adelphia are conducted through its subsidiaries and, therefore, Adelphia is dependent on the earnings and cash flow of and distributions from its subsidiaries to meet its debt obligations, including its obligations with respect to the New Notes. Because the assets of its subsidiaries constitute substantially all of the assets of Adelphia, and because the subsidiaries will not guarantee the payment of principal of and interest on the New Notes, the claims of holders of the New Notes effectively will be subordinated to the claims of creditors of such entities. As of June 30, 1997, on a pro forma basis, after giving effect to the July Offerings, the September Offering and the Hyperion Offering (all as hereinafter defined) and the application of net proceeds therefrom, the New Notes would have been effectively subordinated to $1.2 billion of indebtedness of Adelphia's subsidiaries, and the Exchange Debentures (as defined) would have been subordinated to $2.7 billion of indebtedness of the Company. As of June 30, 1997, the total indebtedness of Adelphia's subsidiaries to banks and institutions, on a consolidated basis, aggregated $1.5 billion.

  The Old Securities were originally issued and sold on July 7, 1997 in an offering of $150,000,000 aggregate principal amount of Old Notes (the "Notes Offering," as defined) and 1,500,000 shares of Old Preferred Stock at $100.00 per share (the "Preferred Stock Offering" and, together with the Notes Offering, the "Offerings").

The Offerings were exempt from registration under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act. Accordingly, the Old Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

  The Registrant has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Exchange Offer, and to the best of the Registrant's information and belief, each person participating in the Exchange Offer is acquiring the New Securities in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities to be received in the Exchange Offer. Any person participating in the Exchange Offer who does not acquire the New Securities in the ordinary course of business: (i) cannot rely on the above referenced no action letters; (ii) cannot tender its Old Securities in the Exchange Offer; and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act.

  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes or any minimum liquidation preference of Old Preferred Stock being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company. The Exchange
Offer will expire at 5:00 p.m., New York City time, on         , 1997, unless
extended (as it may be so extended, the "Expiration Date"), provided that the Exchange Offer shall not be extended beyond 30 business days from the date of this Prospectus. The date of acceptance for exchange of the Old Securities for the New Securities (the "Exchange Date") will be the first business day following the Expiration Date. Old Securities tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.

  Prior to this Exchange Offer, there has been no public market for the Securities. The Old Securities have traded on the PORTAL Market. If a market for the New Securities should develop, the New Securities could trade at a discount from their initial offering prices. The Company does not intend to apply for listing of the New Securities on any securities exchange or in any automated quotation system. There can be no assurance that an active trading market for the New Securities will develop.

                               ----------------

                             AVAILABLE INFORMATION

  The Company has filed with the Commission in Washington, D.C. a Registration Statement on Form S-4 under the Securities Act with respect to the Exchange Offer. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Exchange Offer, reference is made to such Registration Statement and the exhibits and schedules filed as part thereof. The Registration Statement and the exhibits and schedules thereto filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048, and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission upon payment of certain prescribed fees. Electronic registration statements made through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov), which is maintained by the Commission and which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE REGISTRANT ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD SECURITIES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES LAWS OF SUCH JURISDICTION.

                          INCORPORATION BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference: (a) Annual Report on Form 10-K for the fiscal year ended March 31, 1997 which incorporates, in Items 7 and 8 to such Form 10-K, portions of Amendment No. 2 to Registration Statement No. 333-19327 of Olympus Communications, L.P. and Olympus Capital Corporation on Form S-4 (the "Form 10-K"); (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (the "Form 10-Q"); (c) Adelphia's amendment to Form 10-K filed July 29, 1997 (the "Form 10-K/A"); (d) Adelphia's Current Report on Form 8-K for the event dated July 24, 1997; (e) Adelphia's Current Report on Form 8-K for the event dated July 7, 1997; (f) Adelphia's Current Report on Form 8-K for the event dated June 23, 1997; (g) Adelphia's definitive proxy statement dated September 8, 1997, with respect to the Annual Meeting held September 29, 1997; (h) Adelphia's Current Reports on Form 8-K for the events dated May 1, 1997, June 12, 1997, August 27, 1997 and September 19, 1997; and (i) the
descriptions of the Company's Common Stock contained in the registration statements filed under Section 12(g) of the Exchange Act, including any amendments or reports for the purpose of updating such descriptions.

  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective date of filing of each such document. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM MICHAEL C. MULCAHEY, DIRECTOR OF ACCOUNTING AND ASSISTANT TREASURER, ADELPHIA COMMUNICATIONS CORPORATION, MAIN AT WATER STREET, COUDERSPORT, PA 16915, TELEPHONE NUMBER 814-274-9830. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE NO LATER THAN 5 BUSINESS DAYS PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

                               PROSPECTUS SUMMARY

  The following information is qualified in its entirety by the more detailed information and financial statements appearing in this Prospectus or incorporated by reference herein. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included or incorporated by reference in this Prospectus, including Management's Discussion and Analysis of Financial Condition and Results of Operations, is forward-looking, such as information relating to the effects of future regulation, future capital commitments and the effects of competition. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, technological developments and changes in the competitive environment in which the Company operates. Persons participating in this Exchange Offer are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, persons participating in this Exchange Offer should specifically consider the various factors which could cause actual events or results to differ materially from those indicated by such forward looking statements. Persons participating in this Exchange Offer should carefully consider the factors set forth herein under the caption "Risk Factors."

                                  THE COMPANY

  Adelphia Communications Corporation is the seventh-largest cable television operator in the United States. As of June 30, 1997, cable television systems owned or managed by the Company (the "Systems") in the aggregate passed 2,707,625 homes and served 1,907,715 basic subscribers. John J. Rigas, the Chairman, President, Chief Executive Officer and founder of Adelphia, has owned and operated cable television systems since 1952.

  The Company's owned cable systems (the "Company Systems") are located in ten states and are organized into seven regional clusters: Western New York, Virginia, Western Pennsylvania, New England, Eastern Pennsylvania, Ohio and Coastal New Jersey. The Company Systems are located primarily in suburban areas of large and medium-sized cities within the 50 largest television markets. As of June 30, 1997, the Company Systems passed 1,610,384 homes and served 1,176,846 basic subscribers.

  The Company also provides, for a fee, management and consulting services to certain partnerships and certain corporations engaged in the ownership and operation of cable television systems (the "Managed Partnerships"). John J. Rigas and certain members of his immediate family, including entities they own or control (collectively the "Rigas Family") have substantial ownership interests in the Managed Partnerships. As of June 30, 1997, cable systems (the "Managed Systems") owned by the Managed Partnerships passed 426,529 homes and served 303,428 basic subscribers.

  In addition to its wholly owned cable operations, Adelphia has other significant investments, including:

OLYMPUS COMMUNICATIONS, L.P.

  The Company owns a 50% voting interest and nonvoting Preferred Limited Partnership interests entitling the Company to a 16.5% preferred return in Olympus Communications, L.P. ("Olympus"). Olympus is a joint venture limited partnership between the Company and subsidiaries of FPL Group, Inc. (together with its subsidiaries, "FPL Group"). FPL Group is one of the largest public utility holding companies in the United States supplying, through its principal subsidiary, electric service throughout most of the east and lower west coasts of Florida. Olympus operates the largest contiguous cable system in Florida and is located in some of the fastest-growing markets in Florida. As of June 30, 1997, the Olympus systems passed 670,712 homes and served 427,441 basic subscribers. Olympus is not a subsidiary of Adelphia or FPL Group. The Company's investment in Olympus is accounted for under the equity method of accounting. On November 12, 1996, Olympus realized proceeds of $195,500,000 upon the issuance of $200,000,000 in aggregate principal amount of 10 5/8% Senior Notes due November 15, 2006. The net proceeds from such offering were used to reduce outstanding bank borrowings of Olympus' subsidiaries.

HYPERION TELECOMMUNICATIONS, INC.

  The Company owns an 88% interest in Hyperion Telecommunications, Inc. ("Hyperion"), a leading competitive local exchange carrier ("CLEC") that designs, constructs, operates and manages state-of-the-art, fiber optic networks and facilities. Hyperion operates one of the largest CLECs in the United States based upon route miles and buildings connected. Hyperion currently manages and operates 17 networks (excluding five under construction), serving 35 cities. As of June 30, 1997, these networks had approximately 3,640 route miles, connecting approximately 1,603 buildings. Hyperion currently offers switched services, including local dial tone, in 13 markets and expects to begin offering local dial tone in the remainder of its operating networks by the end of 1997. Hyperion is consolidated in Adelphia's financial results and is currently an unrestricted subsidiary of Adelphia for purposes of Adelphia's indentures. On April 15, 1996, Hyperion realized net proceeds of approximately $168,600,000 upon the issuance of $329,000,000 in aggregate principal amount of 13% Senior Discount Notes (the "Hyperion Senior Notes") due April 15, 2003 and 329,000 warrants to purchase an aggregate of 613,427 shares of common stock of Hyperion expiring April 1, 2001. Net proceeds from such offering were used to repay a portion of outstanding indebtedness owed to Adelphia, fund capital expenditures, working capital requirements, operating losses, pro rata investments in operating companies and pro rata equity investments. Hyperion also recently completed an offering of $250,000,000 in aggregate principal amount of 12 1/4% Senior Secured Notes due 2004. See "--Recent Developments."

EMPIRE SPORTS NETWORK AND BUFFALO SABRES NHL FRANCHISE AND MARINE MIDLAND ARENA

  Empire Sports Network ("Empire") is a majority-owned subsidiary of Adelphia operating a regional sports television network serving western and central New York. Empire's most popular programming is the Buffalo Sabres (the "Sabres") NHL team games and related coverage. Adelphia has made $31,000,000 of preferred equity investments and loans to Niagara Frontier Hockey, L.P. ("Niagara L.P.") which holds the NHL Sabres franchise. The Company's investment in Niagara L.P. is accounted for under the cost method. Niagara L.P. also holds a two-thirds interest in the Marine Midland Arena complex, a recently opened $130,000,000 sports and entertainment facility capable of seating 18,500 people with 60 luxury suites. The complex holds a right of first refusal for hosting all arena events in Buffalo.

  Adelphia was incorporated in Delaware on July 1, 1986 for the purpose of reorganizing five cable television companies, then principally owned by the Rigas Family, into a holding company structure in connection with the initial public offering of Adelphia's Class A Common Stock. The Company's executive offices are located at Main at Water Street, Coudersport, Pennsylvania 16915, and its telephone number is (814) 274-9830.

RECENT DEVELOPMENTS

  Adelphia Offering of Senior Notes Due 2002. On September 25, 1997, Adelphia announced the sale of $325,000,000 aggregate principal amount of 9 1/4% Senior Notes due 2002 (the "9 1/4% Notes") in a private placement exempt from registration (the "September Offering"). Of the net proceeds of approximately $321,250,000 from the September Offering, at least $208,000,000 will be used by Adelphia to purchase, redeem or otherwise retire a portion of the outstanding 12 1/2% Senior Notes due 2002 of Adelphia, approximately $12,000,000 will be used for a redemption premium and the remainder will be contributed to Adelphia subsidiaries and used to repay revolving credit facilities of such subsidiaries, all of which may be reborrowed and used for the general corporate purposes of such subsidiaries.

  Hyperion Offering of Senior Secured Notes. On August 27, 1997, Hyperion and the Company announced the sale of $250,000,000 aggregate principal amount of 12 1/4% Senior Secured Notes due 2004 of Hyperion (the "Hyperion Senior Secured Notes") in a private placement exempt from registration (the "Hyperion Offering"). Hyperion secured the Hyperion Senior Secured Notes through the pledge of the common stock of certain of its wholly-owned subsidiaries. Of the net proceeds of the Hyperion Offering of approximately $243,300,000, $83,500,000 was placed in an escrow account to provide for payment in full when due of the first six scheduled interest payments on the Hyperion Senior Secured Notes, with the remainder of the net proceeds to be used to fund the acquisition of increased ownership interests in certain of its networks, the continued expansion of its networks, and working capital.

  $150 Million Offering of Notes and $150 Million Offering of Exchangeable Preferred Stock. On July 7, 1997, Adelphia announced the sale of (i) $150,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2004 to institutional investors in reliance on Rule 144A, and (ii) 13% Series A Cumulative Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") with an aggregate liquidation preference of $150,000,000 to institutional investors in reliance on Rule 144A and to an affiliate of the family of John Rigas, Chairman of Adelphia (such offerings collectively, with the Convertible Preferred Stock Offering (as defined), the "July Offerings"). The 10 1/2% Senior Notes due 2004 and the Exchangeable Preferred Stock are the subject of the within described Exchange Offer. The Rigas family affiliate subsequently sold its Exchangeable Preferred Stock in a private transaction.

  Adelphia also announced the sale of perpetual Series C Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") with an aggregate liquidation preference of $100,000,000 in a private placement to the Rigas family affiliate and Telesat Cablevision, Inc. ("Telesat"), a wholly owned subsidiary of FPL Group, Inc., a New York Stock Exchange company (the "Convertible Preferred Stock Offering"). The Convertible Preferred Stock accrues dividends at the rate of 8 1/8% of the liquidation preference per annum, and is convertible at $8.48 per share into an aggregate of 11,792,450 shares of Class A Common Stock of Adelphia. The Convertible Preferred Stock is redeemable at the option of Adelphia after three years from the date of issuance at a premium declining to par. The net proceeds of $393,500,000 from the July Offerings were used to repay Notes of Subsidiaries to institutions of $284,000,000 plus a prepayment premium of approximately $11,000,000 and to repay Notes of Subsidiaries to banks of approximately $98,500,000.

  Acquisition of Cable Systems. On June 20, 1997, Adelphia acquired cable systems from Booth Communications Company (the "Booth Acquisition") serving 25,800 subscribers in the Virginia cities of Blacksburg and Salem. These systems were acquired for an aggregate purchase price of $54,500,000 comprised of 3,571,428 shares of Adelphia's Class A Common Stock and $29,500,000 cash. The acquisition was accounted for under the purchase method of accounting.

  Sale of Interest in Page Call. On June 11, 1997, the Company announced its agreement to sell its 49.9% ownership in Page Call, Inc. for a total of $16,500,000 payable in Series A Convertible Preferred Stock of Arch Communications Group, Inc. and cash. The Company expects to complete this transaction in 1997, subject to regulatory approvals.

  TCI Partnership. On June 6, 1997, Adelphia signed a non-binding letter of intent to establish a partnership into which Tele-Communications, Inc. ("TCI") will contribute its cable systems in Buffalo, New York; Erie, Pennsylvania; and Ashtabula and Lake County, Ohio, totaling 166,000 subscribers, and Adelphia will contribute its Western New York and Lorain, Ohio systems, totaling 298,000 subscribers. Upon closing of the transaction, TCI will hold a minority interest in the partnership. Adelphia will manage the partnership and expects to consolidate the partnership's results for financial reporting purposes. The venture will serve approximately 464,000 customers. The parties are negotiating definitive documents for this transaction.

  Exchange of Cable Systems with Time Warner Cable. On May 20, 1997, Adelphia and its affiliates and Time Warner Cable companies entered into agreements involving a trade of cable systems in seven states covering approximately 250,000 subscribers, an exchange of interests in four Competitive Local Exchange Carrier ("CLEC") networks in New York state, and cash. Adelphia will exchange its systems serving 67,600 subscribers primarily in the Mansfield, Ohio, area for systems owned by Time Warner Cable companies serving 72,400 subscribers adjacent to systems owned or managed by Adelphia in Virginia, New England and New York. On September 12, 1997, Hyperion consummated with a Time Warner company the exchange of interests in four CLEC networks in New York. In this transaction, Hyperion increased its interests in its Buffalo and Syracuse CLEC networks to 60% and 100%, respectively, and eliminated its interests in the Albany and Binghamton networks. Certain affiliates managed by Adelphia will exchange systems serving 49,700 subscribers in Syracuse, New York, and Henderson, North Carolina, for Time Warner cable systems serving 57,900 subscribers adjacent to systems owned or managed by Adelphia in western Pennsylvania and Virginia. Consummation of the remainder of this transaction is subject to certain closing conditions and regulatory approval.

                               THE EXCHANGE OFFER

Securities Offered..........  Up to $150,000,000 aggregate principal amount of 10 1/2% Series B Senior Notes due 2004 of the Company (the "New Notes," and collectively with the Old Notes, the "Notes").

                              Up to $150,000,000 aggregate liquidation preference of 13% Series B Cumulative Exchangeable Preferred Stock (the "New Preferred Stock" and collectively with the Old Preferred Stock, the "Exchangeable Preferred Stock"). The terms of the New Securities and the Old Securities are substantially identical in all material respects, except for certain transfer restrictions, registration rights and liquidated damages ("Liquidated Damages") for Registration Defaults relating to the Old Notes, which will not apply to the New Securities. See "Description of the Notes" and "Description of Exchangeable Preferred Stock and Exchange Debentures."

The Exchange Offer..........  The Registrant is offering to exchange (i)
                              $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes properly tendered and accepted and (ii) one share of New Preferred Stock for each share of Old Preferred Stock properly tendered and accepted. See "The Exchange Offer" for a description of the procedures for tendering Old Securities. The Exchange Offer satisfies the registration obligations of the Registrant under the Registration Rights Agreements. Upon consummation of the Exchange Offer, holders of Old Securities that were not prohibited from participating in the Exchange Offer and did not tender their Old Securities will not have any registration rights under the Registration Rights Agreements with respect to such nontendered Old Securities and, accordingly, such Old Securities will continue to be subject to the restrictions on transfer contained in the legends thereon.

Tenders, Expiration Date;
 Withdrawal; Exchange Date..
                              The Exchange Offer will expire at 5:00 p.m.,
                              New York City time, on       , 1997, or such
                              later date and time to which it is extended
                              (as it may be so extended, the "Expiration
                              Date"),
                              provided that the Exchange Offer shall not be extended beyond 30 business days from the date of this Prospectus. Tender of Old Securities pursuant to the Exchange Offer may be withdrawn and retendered at any time prior to the Expiration Date. Any Old Securities not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the Exchange Offer. The date of acceptance for exchange of all Old Securities properly tendered and not withdrawn for New Securities (the "Exchange Date") will be the first business day following the Expiration Date.

Accrued Interest or
 Accumulated Dividends on
 the New Securities.........
                              Each New Security will bear interest or be entitled to dividends from the most recent date to which interest or dividends have been paid on the Old Securities or, if no such payment has been made, from July 7, 1997.

Federal Income Tax            The exchange pursuant to the Exchange Offer
Considerations..............  will not result in any income, gain or loss to the holders of Old Securities or the
                              Company for federal income tax purposes. See
                              "Certain Federal Income Tax Considerations."

Use of Proceeds.............  There will be no proceeds to the Company from the exchange of New Securities for Old
                              Securities pursuant to the Exchange Offer.

Exchange Agent..............  Bank of Montreal Trust Company, the Trustee
                              under the Indenture, is serving as exchange agent (the "Exchange Agent") in connection with the Exchange Offer.

  CONSEQUENCES OF EXCHANGING OR FAILURE TO EXCHANGE OLD SECURITIES PURSUANT TO
                               THE EXCHANGE OFFER

  Generally, holders of Old Securities (other than any holder who is an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act) who exchange their Old Securities for New Securities pursuant to the Exchange Offer may offer their New Securities for resale, resell their New Securities, and otherwise transfer their New Securities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided such New Securities are acquired in the ordinary course of the holder's business, such holders have no arrangement with any person to participate in a distribution of such New Securities and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Securities. A broker-dealer who acquired Old Securities directly from the Registrant cannot exchange such Old Securities in the Exchange Offer. Each broker-dealer that receives New Securities for its own account in exchange for Old Securities must acknowledge that it will deliver a prospectus in connection with any resale of its New Securities. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Securities prior to offering or selling such New Securities. The Company is required, under the Registration Rights Agreements, to register the New Securities in any jurisdiction requested by the holders, subject to certain limitations. Upon consummation of the Exchange Offer, holders that were not prohibited from participating in the Exchange Offer and did not tender their Old Securities will not have any registration rights under the Registration Rights Agreements with respect to such nontendered Old Securities, and accordingly, such Old Securities will continue to be subject to the restrictions on transfer contained in the legends thereon. See "The Exchange Offer--Consequences of Failure to Exchange."

                        SUMMARY DESCRIPTION OF THE NOTES

Issuer................................ Adelphia Communications Corporation

Securities Offered.................... $150,000,000 principal amount of 10
                                       1/2% Series B Senior Notes due
                                       2004.

Maturity Date......................... The Notes will mature on July 15,
                                       2004.

Interest Payment Dates................ January 15 and July 15 each year commencing January 15, 1998.

Redemption............................ The Notes will not be redeemable prior to maturity and will not be
                                       subject to any mandatory redemption
                                       or sinking fund payments.

Ranking............................... The Notes are unsecured indebtedness of Adelphia ranking
                                       pari passu with other
                                       unsubordinated indebtedness of
                                       Adelphia and senior in right of
                                       payment to any future subordinated
                                       indebtedness of Adelphia. The
                                       operations of Adelphia are
                                       conducted through Adelphia's
                                       subsidiaries, and therefore,
                                       Adelphia is dependent on the
                                       earnings and cash flow of and
                                       distributions from its subsidiaries
                                       to meet its debt obligations,
                                       including its obligations with
                                       respect to the Notes. Because the
                                       assets of its subsidiaries and
                                       other investments constitute
                                       substantially all of the assets of
                                       Adelphia, and because those
                                       subsidiaries and other investments
                                       will not guarantee the payment of
                                       principal of and interest on the
                                       Notes, the claims of holders of the
                                       Notes effectively will be
                                       subordinated to the claims of
                                       creditors of such entities. As of
                                       June 30, 1997, on a pro forma
                                       basis, after giving effect to the
                                       July Offerings, the September
                                       Offering and the Hyperion Offering
                                       and the application of the net
                                       proceeds therefrom, the Notes would
                                       have been effectively subordinated
                                       to $1.2 billion of indebtedness of
                                       Adelphia's subsidiaries. As of June
                                       30, 1997, the total indebtedness of
                                       Adelphia's subsidiaries to banks
                                       and institutions, on a consolidated
                                       basis, aggregated $1.5 billion and
                                       total trade payables as of such
                                       date were $53.6 million. The
                                       Company's ability to access the
                                       cash flow of its subsidiaries is
                                       subject to significant contractual
                                       restrictions. In addition, Olympus
                                       has substantial leverage. See "Risk
                                       Factors--Holding Company Structure;
                                       Restrictive Covenants" and
                                       "Description of the Notes."

Certain Covenants..................... The Indenture pursuant to which the
                                       Notes were or will be issued (the
                                       "Indenture") contains certain
                                       restrictions on, among other
                                       things, the incurrence of
                                       indebtedness, mergers and sales of
                                       assets, a change of control, the
                                       payment of dividends on, or the
                                       repurchase of, capital stock of
                                       Adelphia and certain other
                                       restricted payments by Adelphia and
                                       its restricted subsidiaries and
                                       certain transactions with and
                                       investments in affiliates. The
                                       Indenture will permit Adelphia's
                                       subsidiaries to incur substantial
                                       additional indebtedness.

Registration Rights................... Adelphia has entered into a registration rights agreement with
                                       the Initial Purchasers (the "Notes
                                       Registration Rights Agreement")
                                       pursuant to which Adelphia agreed
                                       to file a registration statement
                                       (the "Exchange Offer Registration
                                       Statement") with respect to an
                                       offer to exchange the Old Notes for
                                       a new issue of debt securities of
                                       Adelphia (the "Exchange Notes")
                                       registered under the Securities
                                       Act, with terms substantially
                                       identical to those of the Old Notes
                                       (the "Exchange Offer"). See
                                       "Description of the Notes--
                                       Registration Rights; Liquidated
                                       Damages."

Change of Control..................... In the event of a Change of Control
                                       (as defined herein), the Holders of
                                       the Notes will have the right to
                                       require the Company to purchase
                                       their Notes at a price equal to
                                       100% of the aggregate principal
                                       amount thereof, plus accrued and
                                       unpaid interest and Liquidated
                                       Damages thereon, if any, to the
                                       date of purchase. There can be no
                                       assurance that the Company will
                                       have adequate financial resources
                                       to effect a required repurchase of
                                       the Notes upon a Change in Control.
                                       The Company's failure to make a
                                       required repurchase of the Notes
                                       upon a Change in Control would be
                                       an Event of Default under the
                                       Indenture.

                                  RISK FACTORS

  Prospective participants in the Exchange Offer should consider all of the information contained in this Prospectus in connection with the Exchange Offer. In particular, prospective participants should consider the factors set forth herein under "Risk Factors."

                             SUMMARY DESCRIPTION OF
              EXCHANGEABLE PREFERRED STOCK AND EXCHANGE DEBENTURES

The Exchangeable Preferred Stock

Issuer................................ Adelphia Communications Corporation

Securities Offered.................... 1,500,000 shares of 13% Series B
                                       Cumulative Exchangeable Preferred
                                       Stock, par value $.01 per share.

Dividends............................. At a rate equal to 13% per annum of the liquidation preference per
                                       share, payable semi-annually
                                       beginning January 15, 1998, and
                                       accumulating from July 7, 1997 (the
                                       "Issue Date").

Dividend Payment Dates................ January 15 and July 15, commencing
                                       January 15, 1998.

Ranking............................... The Exchangeable Preferred Stock
                                       will, with respect to dividend
                                       rights and rights on liquidation,
                                       winding-up and dissolution of
                                       Adelphia, rank pari passu with the
                                       Convertible Preferred Stock and
                                       senior to the common stock of
                                       Adelphia.

Liquidation Rights.................... Upon any liquidation, dissolution or winding-up of the affairs of
                                       Adelphia, the Exchangeable
                                       Preferred Stock will have a
                                       liquidation preference of $100.00
                                       per share plus accrued and unpaid
                                       dividends and Liquidated Damages,
                                       if any, to the date fixed for
                                       liquidation, dissolution or
                                       winding-up, before any distribution
                                       is made on any Junior Securities
                                       (as defined herein), including,
                                       without limitation, the common
                                       stock of Adelphia. See "Description
                                       of Exchangeable Preferred Stock and
                                       Exchange Debentures--Description of
                                       Exchangeable Preferred Stock--
                                       Liquidation Rights."

Mandatory Redemption.................. Adelphia is required, subject to certain conditions, to redeem all
                                       of the Exchangeable Preferred Stock
                                       outstanding on July 15, 2009 at a
                                       redemption price equal to 100% of
                                       the liquidation preference thereof,
                                       plus accumulated and unpaid
                                       dividends and liquidated damages,
                                       if any, to the date of redemption.

Optional Redemption................... The Exchangeable Preferred Stock is
                                       redeemable, at the option of
                                       Adelphia, in whole or in part, at
                                       any time on or after July 15, 2002
                                       at the redemption prices set forth
                                       herein, plus, without duplication,
                                       accumulated and unpaid dividends
                                       and Liquidated Damages, if any, to
                                       the date of redemption. In
                                       addition, prior to July 15, 2000,
                                       Adelphia may, at its option, redeem
                                       up to 33% of the aggregate of (i)
                                       the liquidation preference of the
                                       Exchangeable Preferred Stock issued
                                       less the liquidation preference of
                                       Exchangeable Preferred Stock
                                       exchanged for Exchange Debentures
                                       and (ii) the principal amount of
                                       Exchange Debentures issued, with
                                       the net proceeds of one or more
                                       common equity offerings received on
                                       or after the date of original
                                       issuance of the Exchangeable
                                       Preferred Stock at a redemption
                                       price of 113% of the liquidation
                                       preference or principal amount, as
                                       the case may be, plus accumulated
                                       and unpaid dividends and liquidated
                                       damages in the case of Exchangeable
                                       Preferred Stock and accrued and
                                       unpaid interest and liquidated
                                       damages in the case of Exchange
                                       Debentures; provided, that after
                                       any such redemption, at least 67%
                                       in liquidation preference or
                                       principal amount, as applicable, of
                                       such securities remain outstanding.

Exchange Rights....................... On any Dividend Payment Date,
                                       Adelphia may, at its option,
                                       exchange, in whole or in part, on a
                                       pro rata basis, the outstanding
                                       Exchangeable Preferred Stock for
                                       the Exchange Debentures upon
                                       payment of all issued and unpaid
                                       dividends and Liquidated Damages;
                                       provided that immediately after
                                       giving effect to any such partial
                                       exchange, if any Exchangeable
                                       Preferred Stock remains outstanding
                                       there shall be outstanding shares
                                       of Exchangeable Preferred Stock
                                       with an aggregate liquidation
                                       preference of not less than $75
                                       million and in any event not less
                                       than $75 million in aggregate
                                       principal amount of Exchange
                                       Debentures. Adelphia's ability to
                                       exercise the exchange option is
                                       subject to compliance with its debt
                                       agreements.

Voting................................ The Exchangeable Preferred Stock
                                       will be non-voting, except as
                                       otherwise required by law and as
                                       specified in the Certificate of
                                       Designations (as defined herein).
                                       Upon Adelphia's failure to meet
                                       certain obligations to holders of
                                       Exchangeable Preferred Stock, the
                                       holders of Exchangeable Preferred
                                       Stock (including affiliates of
                                       Adelphia) will be entitled to elect
                                       two additional members to the
                                       Company's Board of Directors.

Certain Restrictive Provisions........ The Certificate of Designations
                                       will contain certain restrictions
                                       on, among other things, the
                                       incurrence of indebtedness,
                                       mergers, a change of control, the
                                       payment of dividends on, or the
                                       repurchase of, capital
                                       stock of Adelphia and certain other
                                       restricted payments by Adelphia and
                                       its restricted subsidiaries and
                                       certain transactions with and
                                       investments in affiliates. The
                                       Certificate of Designations will
                                       permit Adelphia's subsidiaries to
                                       incur substantial additional
                                       indebtedness.

Registration Rights................... Adelphia entered into a registration rights agreement with
                                       the Initial Purchasers and Highland
                                       Holdings, an affiliate of the
                                       family of John Rigas, Chairman of
                                       Adelphia (the "Preferred Stock
                                       Registration Rights Agreement")
                                       pursuant to which Adelphia agreed
                                       to file a registration statement
                                       (the "Exchange Offer Registration
                                       Statement") with respect to an
                                       offer to exchange the Exchangeable
                                       Preferred Stock for a new issue of
                                       preferred stock of Adelphia (the
                                       "New Exchangeable Preferred Stock")
                                       registered under the Securities
                                       Act, with terms substantially
                                       identical to those of the
                                       Exchangeable Preferred Stock, and
                                       an offer to exchange any Exchange
                                       Debentures for a new issue of debt
                                       securities of Adelphia (the "New
                                       Exchange Debentures") registered
                                       under the Securities Act, with
                                       terms substantially identical to
                                       those of the Exchange Debentures
                                       (the "Exchange Offer"). See
                                       "Description of Exchangeable
                                       Preferred Stock and Exchange
                                       Debentures--Registration Rights and
                                       Liquidated Damages."

The Exchange Debentures

Issue................................. 13% Senior Subordinated Exchange
                                       Debentures due 2009 issuable in
                                       exchange for the Exchangeable
                                       Preferred Stock in an aggregate
                                       principal amount equal to the
                                       liquidation preference of the
                                       shares of Exchangeable Preferred
                                       Stock so exchanged.

Maturity Date......................... The Exchange Debentures will mature on July 15, 2009.

Interest Rate and Payment Dates....... The Exchange Debentures will bear interest at a rate of 13% per
                                       annum. Interest will accrue from
                                       the date of issuance or from the
                                       most recent interest payment date
                                       to which interest has been paid or
                                       provided for. Interest will be
                                       payable semi-annually in cash in
                                       arrears on each January 15 and July
                                       15, commencing with the first such
                                       date after the applicable date of
                                       exchange (the "Exchange Date").

Ranking............................... The Exchange Debentures will be general unsecured obligations of
                                       Adelphia and will be subordinated
                                       in right of payment to all existing
                                       and future Senior Debt of Adelphia.
                                       In addition, the Exchange
                                       Debentures
                                       will not be guaranteed by any of
                                       Adelphia's subsidiaries and will,
                                       therefore, be effectively
                                       subordinated to all existing and
                                       future Indebtedness (as defined) of
                                       Adelphia's subsidiaries. As of June
                                       30, 1997, the total amount of
                                       Senior Debt of Adelphia, on a pro
                                       forma basis after giving effect to
                                       the July Offerings, the September
                                       Offering and the Hyperion Offering,
                                       would have been $1.4 billion, and
                                       the total amount of indebtedness of
                                       Adelphia's subsidiaries would have
                                       been $1.2 billion. The Exchange
                                       Debentures will rank pari passu or
                                       senior to any class or series of
                                       Indebtedness that expressly
                                       provides that it ranks pari passu
                                       or subordinate to the Exchange
                                       Debentures, as the case may be.

Optional Redemption................... See "The Exchangeable Preferred
                                       Stock--Optional Redemption" for a
                                       description of Adelphia's rights to
                                       redeem the Exchange Debentures.

Certain Covenants..................... The indenture governing the
                                       Exchange Debentures (the "Exchange
                                       Indenture") will contain certain
                                       restrictions on, among other
                                       things, the incurrence of
                                       indebtedness, mergers and sales of
                                       assets, a change of control, the
                                       payment of dividends on, or the
                                       repurchase of, Capital Stock of
                                       Adelphia and certain other
                                       restricted payments by Adelphia and
                                       its restricted subsidiaries,
                                       certain transactions with and
                                       investments in affiliates and the
                                       incurrence of indebtedness that is
                                       subordinated to Senior Debt and
                                       senior to the Exchange Debentures.
                                       The Exchange Indenture will permit
                                       Adelphia's subsidiaries to incur
                                       substantial additional
                                       indebtedness.

Registration Rights................... See "The Exchangeable Preferred
                                       Stock--Registration Rights" for a
                                       description of the registration
                                       rights of the Exchange Debentures.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business in connection with the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Upon consummation of the Exchange Offer, holders of Old Securities that were not prohibited from participating in the Exchange Offer and did not tender their Old Securities will not have any registration rights under the Registration Rights Agreements with respect to such nontendered Old Securities and, accordingly, such Old Securities will continue to be subject to the restrictions on transfer contained in the legends thereon. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not intend to register the Old Securities under the Securities Act. Based on interpretations by the staff of the Commission with respect to similar transactions, the Company believes that the New Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder of such New Securities (other than any such holder which is an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Securities and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Securities. A broker-dealer who acquired Old Securities directly from the Registrant cannot exchange such Old Securities in the Exchange Offer. Each broker-dealer that receives New Securities for its own account in exchange for Old Securities must acknowledge that it will deliver a prospectus in connection with any resale of its New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Securities received in exchange for the Old Securities acquired by the broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period of 365 days after the Exchange Date or, if earlier, until all participating broker-dealers have so resold. See "Plan of Distribution." The New Securities may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The Registrant is required, under the Registration Rights Agreements, to register the New Securities in any jurisdiction requested by the holders, subject to certain limitations.

SUBSTANTIAL LEVERAGE

  The Company is highly leveraged and has incurred substantial indebtedness to finance acquisitions and expansion of its operations and, to a lesser extent, for investments in and advances to affiliates. At June 30, 1997, the Company's total indebtedness aggregated approximately $2,637,896,000, which included approximately $1,286,697,000 of subsidiary bank and institutional debt, $196,396,000 of Hyperion debt and approximately $1,154,803,000 of indebtedness of the parent company. The Company's total debt has varying maturities to 2007, including an aggregate of approximately $900,645,000 maturing on or prior to March 31, 2002. The Company has maintained its public long-term debt at the holding company level and unrestricted subsidiaries while borrowing in the private debt markets (e.g., bank and insurance company debt) through the Company's wholly-owned subsidiaries. The Company's subsidiary financings are effected through separate borrowing groups, and substantially all of the indebtedness in these borrowing groups is non-recourse to Adelphia. The subsidiary credit arrangements have varied revolving credit and term loan periods and contain separately-negotiated covenants relating to, among other things, cross-defaults and the incurrence of additional debt for each borrowing group. In addition, Olympus has substantial leverage. The high level of the Company's indebtedness will have important consequences to holders of the Securities, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for general corporate purposes or for capital improvements; (ii) the Company's ability to obtain additional debt financing in the future for working capital, capital expenditures, acquisitions or for capital improvements may be limited; and (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry and economic conditions generally. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and the Form 10-Q.

NET LOSSES AND STOCKHOLDERS' DEFICIENCY

  The total stockholders' deficiency at March 31, 1997 and June 30, 1997 was $1,253,881,000 and $1,273,945,000, respectively. The stockholders' deficiency generally has resulted from the Company's reported net losses which have been caused primarily by high levels of depreciation and amortization and interest expense. The Company reported net losses of approximately $106,284,000, $119,894,000 and $130,642,000, for the years ended March 31, 1995, 1996 and
1997, respectively and $26,818,000 and $42,361,000, for the quarters ended June 30, 1996 and 1997, respectively. The Company expects to continue to incur significant net losses for the next several years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and the Form 10-Q.

  For the years ended March 31, 1996 and 1997 and for the quarters ended June 30, 1996 and 1997, respectively, the Company's earnings were insufficient to cover its fixed charges by $78,189,000 and $61,848,000, respectively and $10,368,000 and $23,340,000, respectively. However, such amounts reflect non-cash charges totalling $127,319,000 and $165,426,000, respectively and $33,473,000 and $40,591,000, respectively, consisting of depreciation, amortization, and non-cash interest expense on certain indebtedness of the Company. On a pro forma basis, after giving effect to the July Offerings, the September Offering and the Hyperion Offering, the Company's earnings were insufficient to cover its fixed charges by $93,233,000 and $31,186,000 for the year ended March 31, 1997 and for the three months ended June 30, 1997, respectively. Historically, the Company's cash generated from operating activities and borrowings has been sufficient to meet its requirements for debt service, working capital, capital expenditures, and investments in and advances to affiliates and the Company has depended on the availability of additional borrowings to meet its liquidity requirements. The Company believes that it will continue to generate cash and obtain financing sufficient to meet such requirements. However, the Company's ability to incur additional indebtedness is limited by covenants in its indentures and its subsidiary credit agreements. Adelphia expects that it will be required to refinance the Securities prior to their maturity. Although in the past the Company has been able both to refinance its indebtedness and to obtain new financing, there can be no assurance that the Company would be able to do so in the future or that, if the Company were able to do so, the terms available would be favorable to the Company. In the event that the Company were unable to refinance its indebtedness or obtain new financing under these circumstances, the Company would likely have to consider various options such as the sale of certain assets to meet its required debt service, negotiation with its lenders to restructure applicable indebtedness or other options available to it under applicable law. There can be no assurance that any such options would yield net proceeds sufficient to repay or retire the Securities in full. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and the Form 10-Q.

HOLDING COMPANY STRUCTURE; RESTRICTIVE COVENANTS

  As a holding company, Adelphia holds no significant assets other than its investments in and advances to its subsidiaries and other investments. Adelphia's ability to make interest and principal payments when due to holders of debt of Adelphia is dependent upon the receipt of sufficient funds from its subsidiaries or other investments. Under the terms of various debt agreements between the Adelphia subsidiaries and other investments and their respective lending institutions, upon the occurrence of an event of default (including certain cross-defaults resulting from defaults under Adelphia's debt agreements) or unless certain financial performance tests are met, the Adelphia subsidiaries and other investments are restricted from distributing funds to Adelphia. The Indenture governing the Notes and the Certificate of Designations governing the Exchangeable Preferred Stock will not restrict the Company's subsidiaries or other investments from contractually restricting their ability to pay dividends to the Company in the future. In addition, because Adelphia's subsidiaries and other investments do not guarantee the payment of principal of and interest on debt of Adelphia, the claims of holders of such debt effectively will be subordinated to the claim of creditors of such entities. At June 30, 1997, the total amount of long-term debt of such subsidiaries was $1,483,093,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and the Form 10-Q, "Description of the Notes" and "Description of the Exchangeable Preferred Stock and Exchange Debentures."

  The agreements governing the bank debt of the Company's subsidiaries (the "Subsidiary Bank Agreements") contain, among other covenants, requirements that Adelphia's subsidiaries maintain specified financial ratios, including maximum leverage and minimum interest coverage. The ability of a subsidiary to comply with such provisions may be affected by events that are beyond Adelphia's control. The breach of any of these covenants could result in a default by a subsidiary under its Subsidiary Bank Agreement. In the event of any such default, lenders party to that Subsidiary Bank Agreement could elect to declare all amounts borrowed under that Subsidiary Bank Agreement, together with accrued interest and other fees, to be due and payable. If the indebtedness under a Subsidiary Bank Agreement were to be accelerated, all indebtedness outstanding under such Subsidiary Bank Agreement would be required to be paid in full before such subsidiary would be permitted to distribute any assets or cash to Adelphia. There can be no assurance that the assets of Adelphia and its subsidiaries would be sufficient to repay all borrowings under the Subsidiary Bank Agreements and indebtedness owed to the other creditors of such subsidiaries in full. In addition, as a result of these covenants, the ability of Adelphia's subsidiaries to respond to changing business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and Adelphia may be prevented from engaging in transactions that might otherwise be considered beneficial to Adelphia.

POTENTIAL CONFLICTS OF INTEREST

  The Rigas Family holds substantially all of Adelphia's Class B Common Stock and approximately 89% of the combined voting power of both classes of Adelphia's Common Stock and has the power to elect seven of eight members of Adelphia's Board of Directors. John J. Rigas and the other executive officers of Adelphia (including other members of the Rigas Family) hold direct and indirect ownership interests in the Managed Partnerships, which are managed by the Company for a fee. Subject to the restrictions contained in the Business Opportunity Agreement regarding future acquisitions, Rigas Family members and the executive officers are free to continue to own these interests and acquire additional interests in cable television systems. Such activities could present a conflict of interest with the Company in the allocation of management time and resources of the executive officers. In addition, there have been and will continue to be transactions between the Company and the executive officers or other entities in which the executive officers have ownership interests or with which they are affiliated. The Indenture and the Certificate of Designations governing the Exchangeable Preferred Stock and the indentures under which the 9 7/8% Debentures, 11 7/8% Debentures, 9 1/2% Notes, 12 1/2% Notes, 10 1/4% Notes, 9 7/8% Notes and 9 1/4% Notes of Adelphia were issued contain covenants that place certain restrictions on transactions between the Company and its affiliates. See "Certain Relationships and Related Transactions" in the Form 10-K and "Description of the Notes--Covenants-- Limitation on Transactions with Affiliates."

COMPETITION

  The cable television systems owned by the Company compete with other communications and entertainment media as well as other means of video distribution including Direct Broadcast Satellite Systems ("DBS") and Multichannel Multipoint Distribution Systems ("MMDS"). Several companies recently have launched or have announced their intention to launch, DBS services that compete with the Company for multichannel video entertainment customers. In addition, some of the Regional Bell Operating Companies (the "RBOCs") and other local telephone companies are in the process of entering the video-to-home business and several have expressed their intention to enter the video-to-home business. In addition, some RBOCs and local telephone companies have in place facilities which are capable of delivering cable television service.

  In addition, the Telecommunications Act of 1996 (the "1996 Act") has repealed the cable/telephone cross-ownership plan, and telephone companies will now be permitted to provide cable television service within their service areas. Certain of such potential service providers have greater financial resources than the Company, and in the case of local exchange carriers seeking to provide cable service within their service areas, have an installed plant and switching capabilities, any of which could give them competitive advantages with respect to cable television operators such as the Company. The Company cannot predict either the extent to which competition will materialize or, if such competition materializes, the extent of its effect on the Company. See "Business--Competition" in the Form 10-K and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Form 10-K and the Form 10-Q.

  The Company also faces competition from other communications and entertainment media, including conventional off-air television broadcasting services, newspapers, movie theaters, live sporting events and home video products. The Company cannot predict the extent to which competition may affect the Company. See "Business--Competition" and "--Legislation and Regulation" in the Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory and Competitive Matters" in the Form 10-K and the Form 10-Q.

NEED FOR ADDITIONAL FINANCING

  The Company's business requires substantial investment on a continuing basis to finance capital expenditures and related expenses for, among other things, upgrade of the Company's cable plant (including the need to make cable system upgrades mandated by franchise authorities), the offering of new services and the servicing, repayment or refinancing of its indebtedness. The Company will require significant additional financing, through debt and/or equity issuances, to meet its capital expenditure plans and to pay its debt obligations. There can be no assurance that Adelphia will be able to issue additional debt or obtain additional equity capital on satisfactory terms, or at all, to meet its future financing needs. See "Business--Technological Developments" in the Form 10-K and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Form 10-K and the Form 10-Q.

REGULATION IN THE TELECOMMUNICATIONS INDUSTRY

  The cable television industry is subject to extensive regulation at the federal, state and local levels, and many aspects of such regulation are currently the subject of judicial proceedings and administrative or legislative proposals. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") significantly expanded the scope of cable television regulation. In particular, pursuant to the 1992 Cable Act, the Federal Communications Commission (the "FCC") adopted regulations that limit the Company's ability to set and increase rates for the Company's basic and cable programming service ("CPS") packages and for the provision of cable television-related equipment. The 1992 Cable Act permits certified local franchising authorities to order refunds of rates paid in the previous twelve-month period determined to be in excess of the permitted reasonable rates. It is possible that rate reductions or refunds of previously collected fees may be required in the future.

  The 1996 Act, which became law on February 8, 1996, materially alters federal, state and local laws and regulations pertaining to cable television, telecommunications and other related services and, in particular, substantially amends the Communications Act of 1934 (the "Communications Act"). Certain provisions of the 1996 Act could materially affect the growth and operation of the cable television industry and the cable services provided by the Company. Although the new legislation may substantially lessen certain regulatory burdens, the cable television industry may be subject to additional competition as a result. See "Business--Competition" in the Form 10-K. There are numerous rulemakings that have been and continue to be undertaken by the FCC which will interpret and implement the provisions of the 1996 Act. In addition, certain provisions of the new legislation (such as the deregulation of rates for CPS packages) will not immediately be effective. Furthermore, certain provisions of the 1996 Act have been, and likely will be, subject to judicial challenge. The Company is unable at this time to predict the outcome of such rulemakings or litigation or the short and long-term effect (financial or otherwise) of the 1996 Act and FCC rulemakings on the Company.

  The cable television industry is subject to state and local regulations and the Company must comply with rules of the local franchising authorities to retain and renew its cable franchises, among other matters. There can be no assurances that the franchising authorities will not impose new and more restrictive requirements as a condition to franchise renewal.

  Although the 1996 Act eliminates many legal barriers to entry (i.e., telephone companies entering the cable industry and cable companies entering the telephone industry), the Company cannot assure that rules adopted by the FCC or state regulators or other legislative or judicial initiatives relating to the telecommunications industry will not have a material adverse effect on the Company. In addition, the 1996 Act removes entry barriers for all companies and could increase substantially the number of competitors offering comparable services in the Company's potential markets. See "Legislation and Regulation" in the Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Regulatory and Competitive Matters" in the Form 10-K and the Form 10-Q.

ABSENCE OF A PUBLIC MARKET; POSSIBLE VOLATILITY OF PRICE

  The Securities are new securities for which there is currently no market. The Company does not intend to apply for listing of the Securities on any securities exchange or for inclusion of the Securities in any automated quotation system, but the Initial Purchasers have applied to the National Association of Securities Dealers, Inc. to have the Securities designated as PORTAL securities. Although the Company has been advised by the Initial Purchasers that they currently intend to make a market in the Securities, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Securities. If a market for the Securities were to develop, the Securities could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for non-investment-grade debt and preferred stock has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Securities. There can be no assurance that, if a market for the Securities were to develop, such a market would not be subject to similar disruptions.

LIMITATION ON ABILITY TO PAY DIVIDENDS

  Adelphia has never declared or paid dividends on any of its Capital Stock. The ability of Adelphia to pay cash dividends and to redeem the Exchangeable Preferred Stock when required is substantially restricted under various covenants contained in the indentures for Adelphia's various notes or debentures. In addition to the limitations imposed on the payment of dividends by the existing indentures, under Delaware law, Adelphia is permitted to pay dividends on its Capital Stock, including the Exchangeable Preferred Stock, only out of its surplus, or in the event that it has no surplus, out of its net profits for the year in which a dividend is declared or for the immediately preceding fiscal year. Delaware law imposes similar restrictions on the repurchase of capital stock. Surplus is defined as the excess of a company's total assets over the sum of its total liabilities plus the par value of its outstanding Capital Stock. At June 30, 1997, the Company's consolidated financial statements reflected a stockholders' deficiency of $1,273,945,000. In order to pay dividends in cash, Adelphia must have surplus or net profits equal to the full amount of the cash dividend at the time such dividend is declared. Adelphia cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on or redeem the Exchangeable Preferred Stock.

  The Certificate of Designations will provide in certain circumstances, including the accumulation of accrued and unpaid dividends on the outstanding Exchangeable Preferred Stock in an amount equal to three semi-annual dividends (whether or not consecutive) and the failure of the Company to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Exchangeable Preferred Stock; the sole remedy to the holders (including Affiliates of Adelphia) of the Exchangeable Preferred Stock will be to elect two directors to Adelphia's board of directors. See "Description of Exchangeable Preferred Stock and Exchange Debentures--Voting Rights."

RANKING OF THE EXCHANGEABLE PREFERRED STOCK; SUBORDINATION OF THE EXCHANGE DEBENTURES

  The Exchangeable Preferred Stock will rank junior in right of payment upon liquidation to all existing and future indebtedness of the Company. The Exchangeable Preferred Stock will rank pari passu in right of payment with the Convertible Preferred Stock and senior in right of payment to the common stock of Adelphia. The payment of principal, premium, if any, and interest on, and any other amounts owing in respect of, the Exchange Debentures, if issued, will be subordinated to the prior payment in full of all existing and future Senior Debt of Adelphia. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding-up of Adelphia, the assets of Adelphia will be available to pay obligations on the Exchange Debentures only after all Senior Debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Debentures. See "Description of Exchangeable Preferred Stock and Exchange Debentures-- Description of the Exchange Debentures--Subordination."

LIMITATION ON ABILITY TO PURCHASE NOTES, EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES UPON A CHANGE OF CONTROL

  The Certificate of Designations and the Exchange Indenture will require Adelphia, upon a Change of Control, to commence an offer to redeem the shares of Exchangeable Preferred Stock outstanding and the Exchange Debentures under such instruments. The Indenture governing the Notes and certain of Adelphia's other indentures contain provisions requiring Adelphia to make similar change of control repurchase offers to holders of the Notes and certain of Adelphia's other debt. Covenants in the indentures under which the various senior notes of Adelphia have been issued and in the Indenture for the Notes substantially restrict Adelphia's ability to redeem the Exchangeable Preferred Stock and the Exchange Debentures. If a Change of Control occurs, there is no assurance that
(i) Adelphia will have the ability to make a Change of Control Offer to the holders of the Exchangeable Preferred Stock or the Exchange Debentures as the case may be, (ii) Adelphia will have sufficient funds to repurchase all securities (including the Securities) entitled to be repurchased or (iii) Adelphia could obtain any additional debt or equity financing in an amount sufficient to repurchase such securities. Upon the failure of the Company to make a Change of Control Offer on the terms and in accordance with the conditions described under the caption "Description of Exchangeable Preferred Stock and Exchange Debentures--Description of Preferred Stock--Change of Control," the sole remedy to the holders of the outstanding Exchangeable Preferred Stock will be the voting rights arising from a Voting Rights Triggering Event. See "Description of Exchangeable Preferred Stock and Exchange Debentures--Description of Preferred Stock--Voting Rights; Amendment."

CERTAIN TAX CONSIDERATIONS

  Distributions on the Exchangeable Preferred Stock will be taxable as ordinary dividend income to the extent that the cash does not exceed Adelphia's current and accumulated earnings and profits. In addition, depending on the issue price of shares of Exchangeable Preferred Stock on the date of their issuance, Holders may be required to include additional amounts in income based on the difference between (x) the issue price of such shares on the date of their issuance and (y) the amount payable in redemption of such shares, unless the difference is de minimis under the applicable standard (such difference being referred to as "Redemption Premium"). See "Certain Federal Income Tax Considerations--The Exchangeable Preferred Stock Redemption Premium." Shares of Exchangeable Preferred Stock that bear Redemption Premium generally will have different tax characteristics from other shares of Exchangeable Preferred Stock and might trade separately, which might adversely affect the liquidity of such shares.

  Upon an exchange of shares of Exchangeable Preferred Stock for cash or Exchange Debentures, the holder generally should have capital gain or loss equal to the difference between the cash or issue price of the Exchange Debentures received and the holder's adjusted basis in the shares of Exchangeable Preferred Stock redeemed, unless the exchange has the effect of a dividend. For a discussion of how to determine the issue price of the Exchange Debentures, see "Certain Federal Income Tax Considerations--The Exchangeable Preferred Stock Original Issue Discount." Holders should also note that if shares of Exchangeable Preferred Stock are exchanged for Exchange Debentures and the stated redemption price at maturity of such Exchange Debentures exceeds their issue price by more than a de minimis amount, the Exchange Debentures will be treated as having original issue discount ("OID") equal to the entire amount of such excess.

  Adelphia is allowed to exchange the Exchangeable Preferred Stock for Exchange Debentures. Because the determination of the issue price of the Exchange Debentures depends on several factors (such as, whether the Exchange Debentures or the Exchangeable Preferred Stock are traded on an established securities market at the time of the exchange, the trading price, and whether the Exchange Debentures bear "adequate stated interest" at the time of the exchange), it is possible that Exchange Debentures issued at different times will have different issue prices. To the extent the Exchange Debentures have different issue prices, they may have different tax characteristics from each other (for example, the amount of OID on such Exchange Debentures may vary) and may trade separately, which may adversely affect the liquidity of such Exchange Debentures.

  For a discussion of these and other relevant tax issues, see "Certain Federal Income Tax Considerations."

                                USE OF PROCEEDS

  The net proceeds of the Offerings, after deducting discounts and offering expenses, together with the net proceeds from the concurrent sale of the Convertible Preferred Stock, were approximately $393,500,000. The net proceeds will be contributed to Adelphia subsidiaries and used to reduce subsidiary indebtedness as follows:

                                                                         AMOUNT
                                                                        ($000'S)
                                                                        --------
10.66% Senior Secured Notes due through 1999........................... $165,000
10.25% Senior Subordinated Notes due through 1998......................   32,000
11.85% Senior Subordinated Notes due 1998 through 2000.................   60,000
10.80% Senior Secured Notes due through 2000...........................   27,000
Prepayment Premium.....................................................   11,000
Borrowings under Revolving Credit Facilities ..........................   98,500
                                                                        --------
  Total................................................................ $393,500
                                                                        ========

  As of June 30, 1997, the average effective interest rate charged on such subsidiary revolving credit facilities (all of which may be reborrowed) was approximately 7.1%. See "Capitalization."

  Adelphia will not receive any proceeds from the Exchange Offer.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  On July 7, 1997, the Registrant issued $150,000,000 aggregate principal amount of Old Notes and 1,500,000 shares of Old Preferred Stock with an aggregate liquidation preference of $150,000,000. The issuance was not registered under the Securities Act in reliance upon the exemption under Rule 144A, Section 4(2) and Regulation S of the Securities Act. In connection with the issuance and sale of the Old Securities, the Registrant entered into Registration Rights Agreements with the Initial Purchasers dated as of July 7, 1997, which require the Registrant to cause the Old Securities to be registered under the Securities Act or to file with the Commission registration statements under the Securities Act with respect to an issue of new securities of the Registrant identical in all material respects to the Old Securities, and use its best efforts to cause such registration statements to become effective under the Securities Act and, upon the effectiveness of such registration statements, to offer to the holders of the Old Securities the opportunity to exchange their Old Securities for a like principal amount or liquidation preference of New Securities, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act. Copies of the Registration Rights Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreements to satisfy the Registrant's obligations thereunder.

  Based on no-action letters issued by the staff of the Commission to third parties, the Registrant believes that the New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by any holder of such New Securities (other than any such holder which is an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Securities and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Securities. A broker-dealer who acquired Old Securities directly from the Registrant cannot exchange such Old Securities in the Exchange Offer. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Securities cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Securities for its own account in exchange for Old Securities, where such Old Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Registrant will accept any and all Old Securities validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date (as defined herein). The Registrant will issue a principal amount or liquidation preference of New Securities in exchange for an equal principal amount or liquidation preference of outstanding Old Securities tendered and accepted in the Exchange Offer. Holders may tender some or all of their Old Securities pursuant to the Exchange Offer. The date of acceptance for exchange of the Old Securities for the New Securities (the "Exchange Date") will be the first business day following the Expiration Date or as soon as practicable thereafter.

  The terms of the New Securities and the Old Securities are substantially identical in all material respects, except for certain transfer restrictions, registration rights and Liquidated Damages for Registration Defaults relating to the Old Securities which will not apply to the New Securities. See "Description of the Notes" and "Description of Exchangeable Preferred Stock and Exchange Debentures." The New Securities will evidence the same debt or the same equity interests as the Old Securities. The New Notes will be issued under, and will be entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued, and the New Preferred Stock will be issued under, and will be entitled to the benefits of, the Certificate of Designations which governs both the Old Preferred Stock and the New Preferred Stock.

  As of the date of this Prospectus, $150,000,000 aggregate principal amount of the Old Notes and 1,500,000 shares of Old Preferred Stock are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders.

  Holders of Old Securities do not have any appraisal or dissenters' rights under state law or the Indenture in connection with the Exchange Offer. The Registrant intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreements and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Securities which are not tendered and were not prohibited from being tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest or dividends and to be subject to transfer restrictions, but will not be entitled to any rights or benefits under the Registration Rights Agreements.

  Upon satisfaction or waiver of all the conditions to the Exchange Offer, on the Exchange Date the Registrant will accept all Old Securities properly tendered and not withdrawn and will issue New Securities in exchange therefor. For purposes of the Exchange Offer, the Registrant shall be deemed to have accepted properly tendered Old Securities for exchange when, as and if the Registrant had given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Securities from the Registrant.

  In all cases, issuance of New Securities for Old Securities that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Securities, a properly completed and duly executed Letter of Transmittal and all other required documents; provided, however, that the Registrant reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Securities are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Securities are submitted for a greater principal amount or liquidation preference than the holder desires to exchange, such unaccepted or nonexchanged Old Securities or substitute Old Securities evidencing the unaccepted portion, as appropriate, will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Holders who tender Old Securities in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Securities pursuant to the Exchange Offer. The Registrant will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
  , 1997, unless the Registrant, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended; provided that the Exchange Offer shall not be extended beyond 30 business days after the date of this Prospectus.

  In order to extend the Expiration Date, the Registrant will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the then Expiration Date.

  The Registrant reserves the right, in its sole discretion, (i) to delay accepting any Old Securities, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Registrant to constitute a material change, the Registrant will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Old Securities of such amendment.

  Without limiting the manner in which the Registrant may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Registrant shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST AND DIVIDENDS ON THE NEW SECURITIES

  New Securities will bear interest or be entitled to dividends from the most recent date to which interest or dividends have been paid on the Old Securities or, if no such payment has been made, from July 7, 1997.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Registrant will not be required to exchange any New Securities for any Old Securities, and may terminate or amend the Exchange Offer before the acceptance of any Old Securities for exchange, if:

  (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which seeks to restrain or prohibit the Exchange Offer or, in the Registrant's judgment, would materially impair the ability of the Registrant to proceed with the Exchange Offer; or

  (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule, order or regulation is interpreted, by any government or governmental authority which, in the Registrant's judgment, would materially impair the ability of the Registrant to proceed with the Exchange Offer; or

  (c) the Exchange Offer or the consummation thereof would otherwise violate or be prohibited by applicable law.

  If the Registrant determines in its sole discretion that any of these conditions is not satisfied, the Registrant may (i) refuse to accept any Old Securities and return all tendered Old Securities to the tendering holders,
(ii) extend the Exchange Offer and retain all Old Securities tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Old Securities to withdraw their tendered Old Securities, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Securities which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Registrant will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders, and the Registrant will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

  The foregoing conditions are for the sole benefit of the Registrant and may be asserted by the Registrant regardless of the circumstances giving rise to any such condition or may be waived by the Registrant in whole or in part at any time and from time to time in their sole discretion. The failure by the Registrant at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Registrant concerning the events described above shall be final and binding on all parties.

PROCEDURES FOR TENDERING

  The tender of Old Securities by a holder as set forth below (including the tender of Old Securities by book-entry delivery pursuant to the procedures of the Depository Trust Company ("DTC") and the acceptance thereof by the Registrant will constitute an agreement between such holder and the Registrant in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

  Only a holder of Old Securities may tender such Old Securities in the Exchange Offer. To tender in the Exchange Offer, a holder must (i) complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Securities (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date, or (ii) comply with the guaranteed delivery procedures described below. Delivery of all documents must be made to the Exchange Agent at its address set forth herein.

  THE METHOD OF DELIVERY OF OLD SECURITIES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD SECURITIES SHOULD BE SENT TO THE REGISTRANTS. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering of such owner's Old Securities, either make appropriate arrangements to register ownership of the Old Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any Eligible Institution (as defined) unless the Old Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Old Securities listed therein, such Old Securities must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Securities, with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Old Securities or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Registrant, evidence satisfactory to the Registrant of their authority to so act must be submitted with the Letter of Transmittal.

  Any financial institution that is a participant in the book-entry transfer facility for the Old Securities, the DTC, may make book-entry delivery of Old Securities by causing DTC to transfer such Old Securities into the Exchange Agent's account with respect to the Old Securities in accordance with DTC's procedures for such transfer, including if applicable the procedures under the Automated Tender Offer Program ("ATOP"). Although delivery of Old Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an appropriate Letter of Transmittal with any required signature guarantee and all other required documents must in each case be, or be deemed to be, transmitted to and received and confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Securities and withdrawal of tendered Old Securities will be determined by the Registrant in its sole discretion, which determination will be final and binding. The Registrant reserves the absolute right to reject any and all Old Securities not properly tendered or any Old Securities the Registrant's acceptance of which would, in the opinion of counsel for the Registrant, be unlawful. The Registrant also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Securities. The Registrant's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Securities must be cured within such time as the Registrant shall determine. Although the Registrant intends to notify holders of defects or irregularities with respect to tenders of Old Securities, neither the Registrant, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Securities received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Registrant reserves the right in its sole discretion to purchase or make offers for any Old Securities that remain outstanding subsequent to the Expiration Date or, as set forth below under "Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Securities in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  By tendering, each holder will also represent to the Registrant (i) that the New Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Securities, whether or not such person is the holder, (ii) that neither the holder nor any such person has an arrangement or understanding with any person to participate in the distribution of such New Securities and (iii) that neither the holder nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Registrant, or that if it is an "affiliate," it will comply with the registration and prospective delivery requirements of the Securities Act to the extent applicable.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Securities and (i) whose Old Securities are not immediately available, (ii) who cannot deliver their Old Securities, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedures for book-entry transfer of Old Securities to the Exchange Agent's account with DTC prior to the Expiration Date, may effect a tender if:

  (a) The tender is made through an Eligible Institution;

  (b) On or prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Securities (if possible) and the principal amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that, within five business trading days after the Expiration Date, (i) the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the

     Old Securities and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, or (ii) that book-entry transfer of such Old Securities into the Exchange Agent's account at DTC will be effected and confirmation of such book-entry transfer will be delivered to the Exchange Agent; and

  (c) Such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Securities in proper form for transfer and all other documents required by the Letter of Transmittal, or confirmation of book-entry transfer of the Old Securities into the Exchange Agent's account at DTC, are received by the Exchange Agent within five business trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Securities according to the guaranteed delivery procedures set forth above.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

  The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer:

  The holder tendering Old Securities exchanges, assigns and transfers the Old Securities to the Registrant and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Securities to be assigned, transferred and exchanged. The holder represents and warrants to the Registrant and the Exchange Agent that (i) it has full power and authority to tender, exchange, assign and transfer the Old Securities and to acquire the New Securities in exchange for the Old Securities, (ii) when the Old Securities are accepted for exchange, the Registrant will acquire good and unencumbered title to the Old Securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, (iii) it will, upon request, execute and deliver any additional documents deemed by the Registrant to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Securities and (iv) acceptance of any tendered Old Securities by the Registrant and the issuance of New Securities in exchange therefor will constitute performance in full by the Registrant of its obligations under the Registration Rights Agreements and the Registrant will have no further obligations or liabilities thereunder to such holders (except with respect to accrued and unpaid Liquidated Damages, if any). All authority conferred by the holder will survive the death or incapacity of the holder and every obligation of the holder will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the holder.

  Each holder will also certify that it (i) is not an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act or that, if it is an "affiliate," it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) is acquiring the New Securities in the ordinary course of its business and (iii) has no arrangement with any person or intent to participate in, and is not participating in, the distribution of the New Securities.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Old Securities may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Old Securities in the Exchange Offer, a telegram, telex, facsimile transmission or letter indicating notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Old Securities to be withdrawn (the "Depositor"), (ii) identify the Old Securities to be withdrawn (including the certificate number or numbers and principal amount of such Old Securities), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Securities were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Securities register the transfer of such Old Securities into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Securities are to be registered, if different from that of the Depositor. If Old Securities have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Securities or otherwise comply with DTC's procedures. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Registrant, whose determination shall be final and binding on all parties. Any Old Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Securities will be issued with respect thereto unless the Old Securities so withdrawn are validly retendered. Any Old Securities which have been tendered but which are not accepted for payment will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Securities may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

UNTENDERED OLD SECURITIES

  Holders of Old Securities whose Old Securities are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Old Securities and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Securities will continue to be subject to the existing restrictions upon transfer thereof and the Registrant will have no further obligations to such holders, other than the Initial Purchaser, to provide for the registration under the Securities Act of the Old Securities held by them. To the extent that Old Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Securities could be adversely affected.

EXCHANGE AGENT

  Bank of Montreal Trust Company, the Trustee under the Indenture, has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

   By Registered or Certified Mail,                 By Facsimile:
    by hand or by Overnight Courier        Bank of Montreal Trust Company
    Bank of Montreal Trust Company      Attention: Corporate Trust Department
           Wall Street Plaza                       (212) 701-7684
      88 Pine Street, 19th Floor                Confirm by Telephone:
          New York, NY 10005                       (212) 701-7653
 Attention: Corporate Trust Department

  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Registrant. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers, regular employees or agents of the Registrant and its affiliates.

  The Registrant has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Registrant, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and will pay the reasonable fees and expenses of holders in delivering their Old Securities to the Exchange Agent.

  The cash expenses of the Registrant to be incurred in connection with the Registrant's performance and completion of the Exchange Offer will be paid by the Registrant. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

  The Registrant will pay all transfer taxes, if any, applicable to the exchange of Old Securities pursuant to the Exchange Offer. If, however, certificates representing New Securities or Old Securities for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Securities tendered, or if tendered Old Securities are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Securities pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Upon consummation of the Exchange Offer, holders of Old Securities that were not prohibited from participating in the Exchange Offer and did not tender their Old Securities will not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Securities and, accordingly, such Old Securities will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Securities may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Registrant does not intend to register the Old Securities under the Securities Act. Based on interpretations by the staff of the Commission with respect to similar transactions, the Registrant believes that the New Securities issued pursuant to the Exchange Offer in exchange for Old Securities may be offered for resale, resold and otherwise transferred by any holder of such New Securities (other than any such holder which is an "affiliate" of the Registrant within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Securities are acquired in the ordinary course of such holder's business, such holder has no arrangement or understanding with any person to participate in the distribution of such New Securities and neither the holder nor any other person is engaging in or intends to engage in a distribution of the New Securities. If any holder has any arrangement or understanding with respect to the distribution of the New Securities to be acquired pursuant to the Exchange Offer, the holder (i) could not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Securities for its own account in exchange for Old Securities must acknowledge that it will deliver a prospectus in connection with any resale of its New Securities. See "Plan of Distribution." The New Securities may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The Registrant is required, under the Registration Rights Agreements, to register the New Securities in any jurisdiction requested by the holders, subject to certain limitations.

OTHER

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Securities are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  Upon consummation of the Exchange Offer, holders of the Old Securities that were not prohibited from participating in the Exchange Offer and did not tender their Old Securities will not have any registration rights under the Registration Rights Agreements with respect to such nontendered Old Securities and, accordingly, such Old Securities will continue to be subject to the restrictions on transfer contained in the legend thereon. However, in the event the Company fails to consummate the Exchange Offer or a holder of Old Securities notifies the Company in accordance with the Registration Rights Agreements that it will be unable to participate in the Exchange Offer due to circumstances delineated in the Registration Rights Agreements, then the holder of the Old Securities will have certain rights to have such Old Securities registered under the Securities Act pursuant to the Registration Rights Agreements and subject to conditions contained therein.

  The Registrant has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Exchange Offer, and to the best of the Registrant's information and belief, each person participating in the Exchange Offer is acquiring the New Securities in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities to be received in the Exchange Offer. In this regard, the Registrant will make each person participating in the Exchange Offer aware (through this Prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resale, any holder using the Exchange Offer to participate in a distribution of New Securities to be acquired in the registered Exchange Offer
(i) may not rely on the staff position enunciated in Morgan Stanley and Co. Inc. (avail. June 5, 1991) and Exxon Capital Holding Corp. (avail. May 13,
1988) or similar letters and (ii) must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

  The New Securities will be recorded at the same carrying value as the Old Securities as reflected in the Registrant's accounting records on the Exchange Date. Accordingly, no gain or loss for accounting purposes will be recognized by the Registrant. The expenses of the Exchange Offer will be expensed over the term of the New Securities.

                                CAPITALIZATION
                (DOLLARS IN THOUSANDS EXCEPT PAR VALUE AMOUNTS)

  The following table sets forth the capitalization of the Company as of June 30, 1997, on an actual and as- adjusted basis to reflect the September Offering, the July Offerings and the Hyperion Offering. This table should be read in conjunction with Adelphia's consolidated financial statements and related notes thereto included in the Form 10-K and the Form 10-Q.

                                                          JUNE 30, 1997
                                                   ----------------------------
                                                     ACTUAL     AS ADJUSTED (C)
                                                   -----------  ---------------
Cash and cash equivalents, excluding restricted
 cash............................................. $    25,010    $   184,810
Restricted cash (a)...............................          --         83,500
                                                   -----------    -----------
  Total cash and cash equivalents, including
   restricted cash................................ $    25,010    $   268,310
                                                   ===========    ===========
Long-term debt including current maturities (b):
 Notes of Subsidiaries to banks................... $   927,600    $   727,850
 Notes of Subsidiaries to institutions............     343,100         59,100
 Other Debt.......................................      15,997         15,997
                                                   -----------    -----------
  Total Subsidiary Bank and Institutional Debt....   1,286,697        802,947
                                                   -----------    -----------
 12 1/4% Senior Secured Notes of Hyperion due
  2004............................................          --        250,000
 13% Senior Discount Notes of Hyperion due 2003...     193,900        193,900
 Other Hyperion Debt..............................       2,496          2,496
                                                   -----------    -----------
  Total Hyperion Debt.............................     196,396        446,396
                                                   -----------    -----------
   Total Subsidiaries' Debt.......................   1,483,093      1,249,343
                                                   -----------    -----------
 9 1/4% Senior Notes due 2002.....................          --        325,000
 10 1/2% Senior Notes due 2004....................          --        150,000
 9 7/8% Senior Notes due 2007.....................     347,316        347,316
 12 1/2% Senior Notes due 2002....................     277,385         69,838
 10 1/4% Senior Notes due 2000....................      99,366         99,366
 11 7/8% Senior Debentures due 2004...............     124,548        124,548
 9 7/8% Senior Debentures due 2005................     128,291        128,291
 9 1/2% Senior Pay-In-Kind Notes due 2004.........     177,897        177,897
                                                   -----------    -----------
 Total Parent Debt................................   1,154,803      1,422,256
                                                   -----------    -----------
   Total long-term debt including current
    maturities....................................   2,637,896      2,671,599
                                                   -----------    -----------
Series A cumulative exchangeable preferred stock,
 $.01 par value, 1,500,000 shares authorized
 and none outstanding, as adjusted................          --             --
Series B cumulative exchangeable preferred stock,
 $.01 par value, 1,500,000 shares authorized
 and outstanding, as adjusted (aggregate
 liquidation preference $150,000).................          --        147,750
Stockholders' equity (deficiency):
 Series C cumulative convertible preferred stock,
  $.01 par value, 100,000 shares authorized and
  outstanding, as adjusted; each share of
  preferred stock convertible into 117.9245
  shares of Class A Common Stock at the option of
  the holder (aggregate liquidation preference
  $100,000).......................................          --         97,000
 Class A Common Stock, $.01 par value,
  200,000,000 shares authorized and 19,702,308
  shares outstanding..............................         197            197
 Class B Common Stock, $.01 par value, 25,000,000
  shares authorized and 10,944,476 shares
  outstanding.....................................         109            109
 Additional paid-in capital.......................     241,669        241,669
 Accumulated deficit..............................  (1,515,920)    (1,539,373)
                                                   -----------    -----------
   Total stockholders' equity (deficiency)........  (1,273,945)    (1,200,398)
                                                   -----------    -----------
    Total capitalization.......................... $ 1,363,951    $ 1,618,951
                                                   ===========    ===========

--------
(a) Approximately $83,500 of the proceeds from the Hyperion Offering was placed in an escrow account for the purchase of pledged securities to provide for payment in full when due of the first six scheduled interest payments on the Hyperion Senior Secured Notes.
(b) Reference is made to Note 3 to Adelphia's consolidated financial statements in the Form 10-K, for a description of Notes of Subsidiaries to Banks and Institutions. See "The Company--Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" in the Form 10-K.
(c) Gives effect to the application of (i) the net proceeds of approximately $321,250 from the September Offering to purchase, redeem or otherwise retire at least $208,000 of the 12 1/2% Senior Notes due 2002, approximately $12,000 for a redemption premium and the remainder to repay revolving credit facilities of Adelphia's subsidiaries, (ii) the net proceeds of $393,500 from the July Offerings to the repayment of Notes of Subsidiaries to institutions of $284,000 plus a premium of approximately $11,000 and the repayment of Notes of Subsidiaries to Banks of approximately $98,500, (iii) the net proceeds of $243,300 from the Hyperion Offering to cash and cash equivalents and restricted cash and
    (iv) the effects of the Exchange Offer.

  SELECTED CONSOLIDATED FINANCIAL DATA (DOLLARS IN THOUSANDS EXCEPT PER SHARE
                                   AMOUNTS)

  The selected consolidated financial data as of and for each of the five years in the period ended March 31, 1997 have been derived from the audited consolidated financial statements of the Company. These data should be read in conjunction with the consolidated financial statements and related notes thereto for each of the three years in the period ended March 31, 1997 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Form 10-K which is incorporated herein by reference. The statement of operations data with respect to fiscal years ended March 31, 1993 and 1994, and the balance sheet data at March 31, 1993, 1994 and 1995, have been derived from audited consolidated financial statements of the Company not included in the Form 10-K. The statements of operations and balance sheet data as of and for each of the four years ended March 31, 1997 of Hyperion have been derived from audited consolidated financial statements of Hyperion not included in the Form 10-K. The unaudited information of Hyperion for the fiscal year ended March 31, 1993 is derived from other Hyperion information. The selected consolidated financial data as of and for the three months ended June 30, 1996 and 1997 are unaudited; however, in the opinion of management, such data reflect all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the data for such interim periods. Operating results for the three months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ending March 31, 1998.

                                                                                   THREE MONTHS
                                                                                       ENDED
                                        YEAR ENDED MARCH 31,                         JUNE 30,
                          -----------------------------------------------------  ------------------
                            1993       1994       1995       1996       1997       1996      1997
                          ---------  ---------  ---------  ---------  ---------  --------  --------
STATEMENTS OF OPERATIONS
 DATA:
Revenues................  $ 305,222  $ 319,045  $ 361,505  $ 403,597  $ 472,778  $111,011  $122,644
Direct Operating and
 Programming Expenses...     82,377     90,547    106,993    124,116    148,982    33,597    39,673
Selling, General and
 Administrative
 Expenses...............     49,468     52,801     63,487     68,357     81,763    18,638    22,259
Depreciation and
 Amortization...........     90,406     89,402     97,602    111,031    124,066    28,477    33,733
Rate Regulation Charge..         --         --         --      5,300         --        --        --
                          ---------  ---------  ---------  ---------  ---------  --------  --------
Operating Income .......     82,971     86,295     93,423     94,793    117,967    30,299    26,979
Interest Income from
 Affiliates.............      5,216      9,188     11,112     10,623      8,367     2,049     2,151
Other Income (Expense)..      1,447       (299)     1,453         --         --        --        --
Priority Investment In-
 come from Olympus......     22,300     22,300     22,300     28,852     42,086     9,817    11,765
Cash Interest Expense...   (164,695)  (180,456)  (180,942)  (194,403)  (199,332)  (55,500)  (57,030)
Noncash Interest
 Expense................       (164)    (1,680)   (14,756)   (16,288)   (41,360)   (4,996)   (6,858)
Equity in Loss of Joint
 Ventures...............    (46,841)   (30,054)   (44,349)   (46,257)   (59,169)  (14,647)  (21,738)
Gain on Sale of
 Investments............         --         --         --         --     12,151     8,405        --
                          ---------  ---------  ---------  ---------  ---------  --------  --------
Loss before Income
 Taxes, Extraordinary
 (Loss)/Gain and
 Cumulative Effect of
 Change in Accounting
 Principle (a)..........    (99,766)   (94,706)  (111,759)  (122,680)  (119,290)  (24,573)  (44,731)
Income Tax (Expense)
 Benefit................     (3,143)    (2,742)     5,475      2,786        358      (166)       70
                          ---------  ---------  ---------  ---------  ---------  --------  --------
Loss before
 Extraordinary
 (Loss)/Gain and
 Cumulative Effect of
 Change in Accounting
 Principle..............   (102,909)   (97,448)  (106,284)  (119,894)  (118,932)  (24,739)  (44,661)
Extraordinary
 (Loss)/Gain on Early
 Retirement of Debt.....    (14,386)     (752)         --         --    (11,710)   (2,079)    2,300
Cumulative Effect of
 Change in
 Accounting for Income
 Taxes (a)..............    (59,500)   (89,660)        --         --         --        --        --
                          ---------  ---------  ---------  ---------  ---------  --------  --------
Net Loss................  $(176,795) $(187,860) $(106,284) $(119,894) $(130,642) $(26,818) $(42,361)
                          =========  =========  =========  =========  =========  ========  ========
Loss per weighted
 average share of common
 stock before
 extraordinary
 (loss)/gain and
 cumulative effect of
 change in accounting
 principle .............  $   (6.80) $   (5.66) $   (4.32) $   (4.56) $   (4.50) $  (0.94) $  (1.62)
Net loss per weighted
 average share of common
 stock .................     (11.68)    (10.91)     (4.32)     (4.56)     (4.94)    (1.02)    (1.54)
Cash dividends declared
 per common share ......         --         --         --         --         --        --        --
Ratio of Earnings
 Available to Cover
 Combined Fixed Charges
 and Preferred Stock
 Dividends (g)..........         --         --         --         --         --        --        --

                                                 MARCH 31,
                   --------------------------------------------------------------------------
                                                                                  AS ADJUSTED
                      1993        1994         1995         1996         1997      1997 (H)
                   ----------  -----------  -----------  -----------  ----------  -----------
 BALANCE SHEET
  DATA:
 Adelphia
  Total Assets.... $  949,593  $ 1,073,846  $ 1,267,291  $ 1,367,579  $1,643,826  $1,898,826
  Total Debt......  1,731,099    1,793,711    2,021,610    2,175,473   2,544,039   2,577,741
 Hyperion
  Total Assets....      4,316       14,765       23,212       35,269     174,601     424,601
  Total Debt......      4,814       19,968       35,541       50,855     215,675     465,675
 Adelphia excluding Hyperion
  Total Assets....    945,277    1,059,081    1,244,079    1,332,310   1,469,225   1,474,225
  Total Debt......  1,726,285    1,773,743    1,986,069    2,124,618   2,328,364   2,112,066
                                           YEAR ENDED MARCH 31,
                   --------------------------------------------------------------------------
                                                                                  AS ADJUSTED
                      1993        1994         1995         1996         1997      1997 (H)
                   ----------  -----------  -----------  -----------  ----------  -----------
 OTHER DATA AND
  FINANCIAL
  RATIOS:
 Adelphia
 Revenues......... $  305,222  $   319,045  $   361,505  $   403,597  $  472,778  $  472,778
 Affiliate
  interest and
  priority
  investment
  income..........     27,516       31,488       33,412       39,475      50,453      50,453
 EBITDA (b).......    202,340      207,936      225,890      247,999     292,486     292,486
 Interest
  expense.........   (164,859)    (182,136)    (195,698)    (210,691)   (240,692)   (244,453)
 Preferred stock
  dividends.......         --           --           --           --          --     (27,624)
 Capital
  expenditures....     70,975       75,894       92,082      100,089     129,609     129,609
 Hyperion
 Revenues......... $       89  $       417  $     1,729  $     3,322  $    5,088  $    5,088
 Affiliate
  interest and
  priority
  investment
  income..........         --           --           --           --          --          --
 EBITDA (b).......       (851)      (1,958)      (2,177)      (2,452)     (5,124)     (5,124)
 Interest
  expense.........         --       (2,164)      (3,321)      (6,088)    (28,377)    (59,001)
 Preferred stock
  dividends.......         --           --           --           --          --          --
 Capital
  expenditures....      1,950        3,097        2,850        6,084      36,127      36,127
 Adelphia, excluding Hyperion
 Revenues......... $  305,133  $   318,628  $   359,776  $   400,275  $  467,690  $  467,690
 Affiliate
  interest and
  priority
  investment
  income..........     27,516       31,488       33,412       39,475      50,453      50,453
 EBITDA (b).......    203,191      209,894      228,067      250,451     297,610     297,610
 Interest
  expense.........   (164,859)    (179,972)    (192,377)    (204,603)   (212,315)   (185,452)
 Preferred stock
  dividends.......         --           --           --           --          --     (27,624)
 Capital
  expenditures....     69,025       72,797       89,232       94,005      93,482      93,482
 Total debt to
  EBITDA (c)......       8.34         8.46         8.51         8.29        7.64        6.93
 EBITDA to total
  interest
  expense (d).....       1.23         1.17         1.19         1.22        1.40        1.60
 EBITDA to
  combined
  interest
  expense and
  preferred stock
  dividends (e)...       1.23         1.17         1.19         1.22        1.40        1.40
                                     JUNE 30, 1997
                    JUNE 30,   --------------------------
                      1996       ACTUAL    AS ADJUSTED(I)
                   ----------- ----------- --------------
 BALANCE SHEET
  DATA:
 Adelphia
  Total Assets.... $1,541,452  $1,708,795    $1,963,795
  Total Debt......  2,409,456   2,637,896     2,671,599
 Hyperion
  Total Assets....    176,793     169,907       419,907
  Total Debt......    194,475     222,251       472,251
 Adelphia excluding Hyperion
  Total Assets....  1,364,659   1,538,888     1,543,888
  Total Debt......  2,214,981   2,415,645     2,199,348
                            THREE MONTHS ENDED
                                 JUNE 30,
                   --------------------------------------
                          ACTUAL
                   -----------------------  AS ADJUSTED
                      1996        1997        1997 (I)
                   ----------- ----------- --------------
 OTHER DATA AND
  FINANCIAL
  RATIOS:
 Adelphia
 Revenues......... $  111,011  $  122,644    $  125,269
 Affiliate
  interest and
  priority
  investment
  income..........     11,866      13,916        13,916
 EBITDA (b).......     70,642      74,628        76,203
 Interest
  expense.........    (60,496)    (63,888)      (64,828)
 Preferred stock
  dividends.......         --          --        (6,906)
 Capital
  expenditures....     24,944      43,534        43,534
 Hyperion
 Revenues......... $    1,102  $    1,520    $    1,520
 Affiliate
  interest and
  priority
  investment
  income..........         --          --            --
 EBITDA (b).......       (784)     (2,040)       (2,040)
 Interest
  expense.........     (6,169)     (8,077)      (15,733)
 Preferred stock
  dividends.......         --          --            --
 Capital
  expenditures....      1,818      18,766        18,766
 Adelphia, excluding Hyperion
 Revenues......... $  109,909  $  121,124    $  123,749
 Affiliate
  interest and
  priority
  investment
  income..........     11,866      13,916        13,916
 EBITDA (b).......     71,426      76,668        78,243
 Interest
  expense.........    (54,327)    (55,811)      (49,095)
 Preferred stock
  dividends.......         --          --        (6,906)
 Capital
  expenditures....     23,126      24,768        24,768
 Total debt to
  EBITDA (c)......       7.75        7.88          7.03
 EBITDA to total
  interest
  expense (d).....       1.31        1.37          1.59
 EBITDA to
  combined
  interest
  expense and
  preferred stock
  dividends (e)...       1.31        1.37          1.40

--------
(a) "Cumulative Effect of Change in Accounting Principle" refers to a change in accounting principle for Olympus and the Company. Effective January 1, 1993 and April 1, 1993, respectively, Olympus and the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires an asset and liability approach for financial accounting and reporting for income taxes. The adoption of SFAS No. 109 resulted in the cumulative recognition of an additional liability by Olympus and the Company of $59,500 and $89,660, respectively.

(b) Earnings before interest expense, income taxes, depreciation and amortization, equity in net loss of joint ventures, other noncash charges, extraordinary loss and cumulative effect of change in accounting principle ("EBITDA"). EBITDA includes affiliate interest and priority investment income on the Company's investment in Olympus, although there can be no assurance that such priority investment income will be available to the Company in the future. EBITDA and similar measurements of cash flow are commonly used in the cable television industry to analyze and compare cable television companies on the basis of operating performance, leverage and liquidity. While EBITDA is not an alternative indicator of operating performance to operating income or an alternative to cash flows from operating activities as a measure of liquidity as defined by generally accepted accounting principles, and, while EBITDA may not be comparable to other similarly titled measures of other companies, the Company's management believes EBITDA is a meaningful measure of performance as substantially all of the Company's financing agreements contain financial covenants based on EBITDA.

(c) Based on total debt outstanding at the end of the period, divided by annualized EBITDA for the quarter ending the period presented. The Company believes that this presentation is consistent with covenant tests which limit the incurrence of indebtedness in certain of the Company's loan agreements and that this ratio is commonly used for the cable television industry as a measure of leverage.

(d) Based on EBITDA for the period presented divided by interest expense recorded for the applicable period.

(e) Based on EBITDA for the period presented divided by combined interest expense and preferred stock dividends recorded for the applicable period.

(f) Percentage represents EBITDA divided by revenues.

(g) For purposes of calculating the ratio of earnings available to cover combined fixed charges and preferred stock dividends; (i) earnings consist of loss before income taxes and extraordinary items plus fixed charges, excluding capitalized interest and (ii) fixed charges consist of interest, whether expensed or capitalized, plus amortization of debt issuance costs plus the assumed interest component of rent expense. For the years ended March 31, 1993, 1994, 1995, 1996 and 1997 and the three-month periods ended June 30, 1996 and June 30, 1997, respectively, the Company's earnings were insufficient to cover its fixed charges by $53,934, $65,997, $69,146, $78,189, $61,848, $10,368 and $23,340, respectively. On a pro forma basis, the Company's earnings were insufficient to cover its fixed charges by $93,233 and $31,186 for the year ended March 31, 1997 and for the three months ended June 30, 1997, respectively.

(h) As adjusted data for the year ended March 31, 1997, give effect to the application of (i) the net proceeds of approximately $321,250 from the September Offering to purchase, redeem or otherwise retire at least $208,000 of the 12 1/2% Senior Notes due 2002, approximately $12,000 for a redemption premium and the remainder to repay revolving credit facilities of Adelphia's subsidiaries, (ii) the net proceeds of $393,500 from the July Offerings to the repayment of Notes of Subsidiaries to institutions of $284,000 plus a premium of approximately $11,000 and the repayment of Notes of Subsidiaries to Banks of approximately $98,500, and (iii) the net proceeds of $243,300 from the Hyperion Offering to cash and cash equivalent and restricted cash. See "Use of Proceeds" and "Capitalization."

(i) As adjusted data for the three month period ended June 30, 1997, give effect to the Booth Acquisition and to the application of (i) the net proceeds of approximately $321,250 from the September Offering to purchase, redeem or otherwise retire at least $208,000 of the 12 1/2% Senior Notes due 2002, approximately $12,000 for a redemption premium and the remainder to repay revolving credit facilities of Adelphia's subsidiaries, (ii) the net proceeds of $393,500 from the July Offerings to the repayment of Notes of Subsidiaries to institutions of $284,000 plus a premium of approximately $11,000 and the repayment of Notes of Subsidiaries to Banks of approximately $98,500, and (iii) the net proceeds of $243,300 from the Hyperion Offering to cash and cash equivalent and restricted cash. See "Use of Proceeds" and "Capitalization." Adelphia as adjusted revenue and EBITDA for the three month period ended June 30, 1997 excluding the effect of the Booth Acquisition would be $122,644 and $74,628, respectively. Adelphia excluding Hyperion as adjusted revenue, EBITDA, total debt to EBITDA, EBITDA to total interest expense and EBITDA to combined interest expense and preferred stock dividends for the three month period ended June 30, 1997 excluding the effect of the Booth Acquisition would be $121,124, $76,668, 7.17, 1.56 and 1.37, respectively.

                           DESCRIPTION OF THE NOTES

GENERAL

  The New Notes, like the Old Notes, will be issued pursuant to the Indenture, dated July 7, 1997 (the "Indenture"), among the Company and Bank of Montreal Trust Company, as trustee (the "Trustee"). The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the New Notes are substantially identical to the Old Notes in all material respects (including interest rate and maturity), except that (i) the New Notes will not be subject to the restrictions on transfer (other than with respect to holders that are broker-dealers, persons who participated in the distribution of the Old Notes or affiliates) and (ii) the Notes Registration Rights Agreement covenants regarding registration and the related Liquidated Damages (other than those that have accrued and were not paid) with respect to Registration Defaults will have been deemed satisfied. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified by reference to the Indenture, including the definitions therein of certain terms used below. A copy of the Indenture and Notes Registration Rights Agreement is available as set forth under "Available Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." As used in this section, the term "Company" refers only to Adelphia Communications Corporation and not to its subsidiaries.

  As of the date of this Prospectus, $150,000,000 principal amount of the Old Notes was outstanding.

  The Indenture authorizes the issuance of up to $250,000,000 in aggregate principal amount of the Notes. The Notes are general senior unsecured obligations of Adelphia and are effectively subordinate in right of payment to the liabilities of Adelphia's subsidiaries. See "Subordination to Subsidiary Debt" and "Certain Definitions" below.

  The Notes will mature on July 15, 2004. Adelphia will pay interest on the Notes on January 15 and July 15 of each year, commencing January 15, 1998, to the persons who are registered holders at the close of business on the January 1 and July 1 immediately preceding the interest payment date. The Notes will not be redeemable prior to the maturity date.

  The Notes will be issued only in fully registered form without coupons and will be issued in denominations of $1,000 and integral multiples thereof.

  The Indenture and the existing indentures under which the 9 7/8% Senior Notes due 2007 (the "9 7/8% Notes"), the 12 1/2% Senior Notes due 2002 (the "12 1/2% Notes"), the 10 1/4% Senior Notes due 2000 (the "10 1/4% Notes"), the 9 1/4% Senior Notes due 2002 (the "9 1/4% Notes") the 9 1/2% Senior Pay-In-Kind Notes due 2004 (the "9 1/2% Notes"), the 11 7/8% Senior Debentures due 2004 (the "11 7/8% Debentures") and the 9 7/8% Senior Debentures due 2005 (the "9 7/8% Debentures") of Adelphia were issued contain covenants which may afford holders of Notes, the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures certain protections regarding leverage and the incurrence of indebtedness. These include covenants which limit the amount of additional indebtedness that may be incurred by Adelphia and its subsidiaries, which restrict mergers and consolidations by Adelphia unless, after giving effect to the transaction, the consolidated fixed charge ratio of the surviving entity satisfies certain compliance tests, and which require such Notes, the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, 11 7/8% Debentures and 9 7/8% Debentures to be secured equally and ratably with other indebtedness in certain circumstances where Adelphia creates or assumes liens on its property or assets in connection therewith. See "Covenants" below.

  On the date of the Indenture, the only Unrestricted Subsidiaries of Adelphia are Hyperion, Global Cablevision, Inc. and Orchard Park Cablevision, Inc. and their respective subsidiaries. See the Form 10-K and the Form 10-Q.

  The Notes are not redeemable and there is no mandatory redemption or sinking fund prior to maturity.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  Adelphia and the Initial Purchasers entered into the Notes Registration Rights Agreement on July 7, 1997 (the "Closing Date"). Pursuant to the Notes Registration Rights Agreement, Adelphia has agreed to use its reasonable efforts to file with the Commission on or prior to 90 days after the Closing Date the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, Adelphia will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes. If (i) Adelphia is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, or (ii) any Holder of Transfer Restricted Securities notifies Adelphia on or prior to the 20th Business Day following consummation of the Exchange Offer that it (a) is prohibited by law or Commission policy from participating in the Exchange Offer or (b) may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (iii) any holder of Transfer Restricted Securities is a broker-dealer and holds Notes acquired directly from Adelphia or an affiliate of Adelphia, and shall so notify Adelphia, Adelphia will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. Adelphia will use its best efforts to cause the applicable registration statement to be declared effective by the Commission within the applicable time period. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, at any time after Consummation (as defined in the Notes Registration Rights Agreement) of the Exchange Offer, Adelphia may allow the Shelf Registration Statement to cease to be effective and usable if (i) the Board of Directors of Adelphia determines in good faith that such action is in the best interests of Adelphia, and Adelphia notifies the Holders within a certain period of time after the Board of Directors of Adelphia makes such determination or (ii) the prospectus contained in the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the period referred to in the Notes Registration Rights Agreement during which the Shelf Registration Statement is required to be effective and usable will be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions.

  The Notes Registration Rights Agreement provides that (i) Adelphia will use its reasonable efforts to file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date, (ii) Adelphia will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Closing Date (which 180-day period shall be extended for a number of days equal to the number of Business Days, if any, that the Commission is officially closed during such period), (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Adelphia will commence the Exchange Offer and use its best efforts to issue on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, Adelphia will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such filing obligation arises. If (a) Adelphia fails to file either of the Registration Statements required by the Notes Registration Rights

Agreement on or before the date specified for such filing, (b) either of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) Adelphia fails to consummate the Exchange Offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) subject to the last sentence of the preceding paragraph, the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective, but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Notes Registration Rights Agreement (each such event referred to in clauses (a) through (d) above is a "Registration Default"), then, subject to the last sentence of the preceding paragraph, Adelphia will pay Liquidated Damages to each holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of such Registration Default, in an amount equal to 0.25% per annum on the principal amount of Notes constituting Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 2.0% per annum on the principal amount of Notes constituting Transfer Restricted Securities. All accrued Liquidated Damages will be paid by Adelphia in cash on each Damages Payment Date to the Global Note Holder (and any holder of Certificated Securities who has given wire-transfer instructions to Adelphia at least 10 Business Days prior to the Damages Payment Date) by wire transfer of immediately available funds and to all other Holders of Certificated Securities by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of the Notes will be required to make certain representations to Adelphia (as described in the Notes Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Notes Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

  The summary herein of certain provisions of the Notes Registration Rights Agreement does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Notes Registration Rights Agreement, a copy of which will be available upon request to Adelphia.

  Except as described below under "--Modification of Indenture," the Old Notes and the New Notes will be considered collectively to be a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and repurchase offers, and for purposes of this "Description of the Notes" (except under this caption, "--Registration Rights; Liquidated Damages"), all reference herein to "Notes" shall be deemed to refer collectively to the Old Notes and any New Notes, unless the context otherwise requires.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain of the defined terms used in the covenants contained in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Adelphia, (ii) which beneficially owns or holds 10% or more of any class of the voting Capital Stock of Adelphia, or (iii) of which 10% or more of the voting Capital Stock is beneficially owned or held by Adelphia, a Restricted Subsidiary or an Unrestricted Subsidiary of Adelphia. Without limitation, an Affiliate also includes any director or executive officer of Adelphia. As used herein, "Affiliate" shall not include a Restricted Subsidiary.

  "Aggregate Excess Restricted Investments" means for any fiscal quarter the aggregate of Excess Restricted Investments with respect to the Restricted Investments in all of the Unrestricted Subsidiaries and Affiliates of Adelphia.

  "Allowable Securities" means (i) cash equivalents, (ii) common or preferred Capital Stock in a Person which (x) has Investment Grade Senior Debt or (y) whose ratio of Indebtedness plus Preferred Stock to Annualized Pro Forma EBITDA is less than 7.75:1, or (iii) debt securities issued by a Person which
(x) has Investment Grade Senior Debt or (y) whose Leverage Ratio is less than 7.75:1, provided that the securities in (ii)(y) and (iii)(y) above shall only be deemed to be Allowable Securities if the principal business of the Person is owning and operating cable television systems.

  "Annualized Pro Forma EBITDA" means, with respect to any Person, (i) such Person's Pro Forma EBITDA for the latest fiscal quarter multiplied by four, minus (ii) in the case of Adelphia only, Adelphia's Aggregate Excess Restricted Investments for such fiscal quarter.

  "Asset Sale" means the sale, transfer or other disposition (other than to Adelphia or any of its Restricted Subsidiaries) in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of Adelphia or of any Restricted Subsidiary, or (c) all or substantially all of the assets of a Company System or part thereof serving at least 5,000 basic subscribers, a division, line of business or comparable business segment of Adelphia or any Restricted Subsidiary.

  "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

  "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including the fair market value of property, other than cash, as determined by an independent appraisal firm) received by Adelphia from the issue or sale (other than to a Subsidiary) by Adelphia of any class of its Capital Stock on or after January 1, 1993 (including Capital Stock of Adelphia issued after January 1, 1993 upon conversion of or in exchange for other securities of Adelphia).

  "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles.

  "Change of Control" means such time as (i) (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Rigas Family and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of Adelphia's Board of Directors and attaching to the then outstanding voting Capital Stock of Adelphia and (b) the Rigas Family, together with its Affiliates, is not at such time the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of Adelphia's Board of Directors and attaching to the then outstanding voting Capital Stock of Adelphia, or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted Adelphia's Board of Directors (together with any new directors whose election by Adelphia's Board of Directors or whose nomination for election by Adelphia's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or approved by the Rigas Family and its Affiliates at a time when they had the right or ability by voting right, contract or otherwise to elect or designate for election a majority of Adelphia's Board of Directors) cease for any reason to constitute a majority of the directors then in office.

  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

  "Consolidated Fixed Charge Ratio" means, for any Person, for any period, the ratio of (i) Annualized Pro Forma EBITDA to (ii) Consolidated Interest Expense for such period multiplied by four.

  "Consolidated Interest Expense" means, for any Person, for any period, the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under any Interest Rate Agreement, however denominated, with respect to such Indebtedness), the amount of Redeemable Dividends and the interest component of rentals in respect of any Capitalized Lease Obligation paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with generally accepted accounting principles. For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with generally accepted accounting principles consistently applied.

  "Cumulative Credit" means the sum of (i) Capital Stock Sale Proceeds plus
(ii) cumulative EBITDA of Adelphia from and after January 1, 1993 to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

  "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense paid, accrued or scheduled to be paid or accrued by Adelphia from January 1, 1993 to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with generally accepted accounting principles.

  "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) consolidated net income for such period (exclusive of any gain or loss realized in such period upon an Asset Sale), plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing consolidated net income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing consolidated net income for such period, minus (B) all non-cash items increasing consolidated net income for such period, all for such Person and its Subsidiaries determined in accordance with generally accepted accounting principles consistently applied, except that with respect to Adelphia each of the foregoing items shall be determined on a consolidated basis with respect to Adelphia and its Restricted Subsidiaries only.

  "Excess Restricted Investment" means, with respect to any particular Unrestricted Subsidiary or Affiliate of Adelphia for a fiscal quarter, the lesser of the amounts described in the following clauses (i) and (ii), or, if such amounts are equal, such amount:

  (i) the aggregate amount of any Restricted Investments (other than the Initial Investment) made by Adelphia or any Restricted Subsidiary with respect to such Unrestricted Subsidiary or Affiliate and during the twelve-month period ending on the last day of such fiscal quarter;

  (ii) cash income received during such quarter by Adelphia with respect to its Restricted Investments in such Unrestricted Subsidiary or Affiliate multiplied by four;

and provided that cash income from a particular Restricted Investment shall be included only (x) if cash income has been received by Adelphia with respect to such Restricted Investment during each of the previous two fiscal quarters, or
(y) if the cash income derived from such Restricted Investment is attributable to Allowable Securities.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Indebtedness" is defined to mean (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed, (iii) guaranties of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) in the case of Adelphia, Preferred Stock of its Restricted Subsidiaries and (v) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable.

  "Initial Investment" means the Restricted Investment in a Person made by Adelphia or a Restricted Subsidiary that first results in such Person becoming an Unrestricted Subsidiary or Affiliate of Adelphia, except that in the case of Olympus, "Initial Investment" shall mean any Restricted Investment made in Olympus since February 22, 1994, but only to the extent that such Restricted Investment when aggregated with the other Restricted Investments made in Olympus since such date does not exceed $25,000,000.

  "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

  "Investment Grade Senior Debt" means, with respect to any Person, Indebtedness of such Person which has been rated with an investment grade rating by Moody's or Standard & Poor's.

  "Leverage Ratio" is defined as the ratio of (i) the outstanding Indebtedness of a Person and its Subsidiaries (or in the case of Adelphia, its Restricted Subsidiaries) divided by (ii) the Annualized Pro Forma EBITDA of such Person.

  "Lien" means with respect to any property or assets of Adelphia (it being understood that for purposes of this definition property or assets of Adelphia do not include property or assets of any Subsidiary of Adelphia) any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sale, or other title retention agreement having substantially the same economic effect as any of the foregoing) except for (i) liens for taxes, assessments or governmental charges or levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (ii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or are being contested in good faith and by appropriate proceedings; (iii) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business; (iv) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; or (v) liens arising upon entry of a confession of judgment in Pennsylvania courts in connection with borrowings not in excess of $1,000,000 in aggregate.

  "Permitted Investments" means, for any Person, Restricted Investments made on or after February 22, 1994 consisting of (i) advances for less than one year issued in the ordinary course of business for working capital purposes or for the purchase of property, plant and equipment in an amount not to exceed $5,000,000 in the aggregate outstanding, (ii) with respect to a Restricted Investment in Olympus, $25,000,000 plus the aggregate amount of cash income received by Adelphia from Olympus, minus the aggregate amount of all Restricted Investments made since February 22, 1994, with respect to Olympus, (iii) $20,000,000 plus the cash proceeds from the sale or redemption of, or income from, any Restricted Investments made on or after January 1, 1993, minus the aggregate amount of all Restricted Investments (excluding Restricted Investments made with respect to Olympus) since January 1, 1993, (iv) non-cash Restricted Investments made with the non-cash proceeds from the sale or redemption of, or income from, any Restricted Investments, or (v) an amount which, at the time of such Restricted Investment, does not exceed the amount of Restricted Payments that could then be made by Adelphia and its Restricted Subsidiaries under the covenant set forth under "Limitations on Restricted Payments"; provided further that no Restricted Investments may be made under
(ii), (iii), (iv) or (v) unless pro forma for such Restricted Investment Adelphia could incur $1 of debt under the first paragraph of the covenant set forth under "Limitation on Indebtedness."

  "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (ii) in the case of Indebtedness of Adelphia, the average life and the date such Indebtedness is scheduled to mature is not shortened and
(iii) in the case of Indebtedness of Adelphia, the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced.

  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

  "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; and provided further that, with respect to Adelphia, all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to a "Restricted Subsidiary" or "Restricted Subsidiaries" of Adelphia.

  "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of Adelphia to effect a Change of Control.

  "Rating Decline" means the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by Adelphia to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by Moody's or Standard & Poor's): (a) in the event the Notes are rated by either Moody's or Standard & Poor's on the Rating Date as Investment Grade Senior Debt, the rating of the Notes by both Moody's and Standard & Poor's Corporation shall be below Investment Grade Senior Debt; or (b) in the event the Notes are rated below Investment Grade Senior Debt by both Moody's and Standard & Poor's on the Rating Date, the rating of the Notes by either Moody's or Standard and Poor's shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

  "Redeemable Dividend" means, for any dividend with regard to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

  "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder at any time prior to the maturity of the Notes.

  "Restricted Investment" means any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (excluding, however, accrued and unpaid interest in respect of any advance, loan or other extension of credit) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any purchase or ownership of any stocks, bonds, notes, debentures or other securities (including, without limitation, any interests in any partnership or joint venture) of, or any bank accounts with or guarantee of any Indebtedness or other obligations of, any Unrestricted Subsidiary or Affiliate of Adelphia.

  "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities), on or with respect to any shares of Capital Stock of Adelphia or Capital Stock of any Subsidiary which is consolidated with Adelphia in accordance with generally accepted accounting principles consistently applied, except for any dividend or distribution which is made solely to Adelphia or another Subsidiary or dividends or distributions payable solely in shares of Common Stock of Adelphia, or (ii) any redemption, repurchase, retirement or other direct or indirect acquisition of (a) Indebtedness of Adelphia which is subordinate in right of payment to the Notes, except by exchange for or out of the proceeds of the substantially concurrent issuance of Permitted Refinancing Indebtedness or from the proceeds of a sale of Capital Stock by Adelphia or (b) shares of Capital Stock of Adelphia or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock of Adelphia or any securities exchangeable for or convertible into any such shares, other than options issued or shares purchased or granted under Adelphia's Stock Option Plan of 1986 or Adelphia's Restricted Stock Bonus Plan, from any employee of Adelphia or any of its Subsidiaries who, together with any Person that, directly or indirectly, controls (other than by virtue of being directly or indirectly the employer of such employee), is controlled by or is under common control with such employee, owns less than 1% of the outstanding Capital Stock of Adelphia, except for the purchase, redemption, retirement or other acquisition of any shares of Adelphia's Capital Stock by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Capital Stock other than any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to July 15, 2004.

  "Restricted Subsidiary" means (a) any Subsidiary of Adelphia, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary or shall have been classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of Adelphia and
(b) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the Board of Directors of Adelphia, provided that on and after the date of such reclassification such Unrestricted Subsidiary shall not incur Indebtedness other than that permitted to be incurred by a Restricted Subsidiary under the provisions of the Indenture.

  "Rigas Family" means collectively John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of Adelphia's Capital Stock beneficially owned by any of the foregoing have been transferred.

  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

  "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary, (b) any Subsidiary of Adelphia which is classified after the date of the Indenture as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of Adelphia and (c) any subsidiary which as of the date of the Indenture has been declared an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of Adelphia; provided that a Subsidiary organized or acquired after the date of the Indenture may be so classified as an Unrestricted Subsidiary only if immediately after the date of such classification, any investment by Adelphia and its Restricted Subsidiaries in such Subsidiary made at the time of the organization or acquisition of such Subsidiary would be a Restricted Investment permissible under the Indenture. The Trustee shall be given prompt notice by Adelphia of each resolution adopted by its Board of Directors under this provision, together with a copy of each such resolution adopted.

SUBORDINATION TO SUBSIDIARY DEBT

  All liabilities of Adelphia's subsidiaries will be effectively senior in right of payment to the Notes. As of June 30, 1997, the total indebtedness of such subsidiaries to banks and institutions, on a consolidated basis, aggregated approximately $1.5 billion. See "Risk Factors--Holding Company Structure; Restrictive Covenants."

COVENANTS

  The Indenture will contain, among others, the following covenants. Except as otherwise specified, all of the covenants described below will appear in the Indenture.

  Limitation on Indebtedness. The Indenture will provide that Adelphia will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume or become liable for, contingently or otherwise (collectively an "incurrence"), any Indebtedness (other than the $150,000,000 of Notes originally issued under the Indenture) unless, after giving effect to such incurrence on a pro forma basis, Indebtedness of Adelphia and its Restricted Subsidiaries, on a consolidated basis, shall not be more than the product of the Annualized Pro Forma EBITDA for the latest fiscal quarter preceding such incurrence for which financial statements are available, multiplied by 8.75.

  Notwithstanding the above, the Indenture will not limit the incurrence of Indebtedness which is incurred by Adelphia or its Restricted Subsidiaries for working capital purposes or capital expenditures with respect to plant, property and equipment of Adelphia and its Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000. Further, the Indenture will not limit Permitted Refinancing Indebtedness, subject to the provisions of the covenant set forth under "Limitation on Restricted Payments."

  Limitation on Restricted Payments. The Indenture will provide that, so long as any of the Notes remain outstanding, Adelphia shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment (as defined above) if (a) at the time of such proposed Restricted Payment, a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment, or (b) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after January 1, 1993 (the amount of any Restricted Payment, if other than cash, to be based upon fair market value as determined in good faith by Adelphia's Board of Directors whose determination shall be conclusive) would exceed an amount equal to the greater of (i) the sum of $5,000,000 or (ii) the difference between (a) the Cumulative Credit (as defined above) and (b) the sum of the aggregate amount of all Restricted Payments, and all Permitted Investments made pursuant to clause (v) of the definition of

"Permitted Investments," made on or after January 1, 1993 plus 1.2 times Cumulative Interest Expense (as defined above).

  Mergers and Consolidations. The Indenture will provide that Adelphia may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) Adelphia shall be the continuing Person, or the Person (if other than Adelphia) formed by such consolidation or into which Adelphia is merged or to which the properties and assets of Adelphia are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of Adelphia under the Notes and the Indenture, and the obligations under the Indenture shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis for the most recent quarter, the pro forma Consolidated Fixed Charge Ratio of the surviving entity shall be at least 1:1; provided that, if the Consolidated Fixed Charge Ratio of Adelphia for the most recent quarter preceding such transaction is within the range set forth in Column A below, then the pro forma Consolidated Fixed Charge Ratio of the surviving entity after giving effect to such transaction shall be at least equal to the greater of the percentage of the Consolidated Fixed Charge Ratio of Adelphia for the most recent quarter preceding such transaction set forth in Column B or the ratio set forth in Column C below:

               A                                 B                                           C
             -----                             -----                                       ------
      1.1111:1 to 1.4999:1                      90%                                        1.00:1
         1.5 and higher                         80%                                        1.35:1

and provided, further, that if the pro forma Consolidated Fixed Charge Ratio of the surviving entity is 2:1 or more, the calculation in the preceding proviso shall be inapplicable and such transaction shall be deemed to have complied with the requirements of such proviso.

  In connection with any consolidation, merger or transfer contemplated by this provision, Adelphia shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

  Limitations on Investment in Affiliates and Unrestricted Subsidiaries. After the date of the Indenture, Adelphia may not, nor will Adelphia allow any Restricted Subsidiary to, make a Restricted Investment other than by way of Permitted Investments unless pro forma for such Restricted Investment the Leverage Ratio of Adelphia does not exceed 7.75:1.

  Covenant to Secure Notes Equally. The Indenture will provide that except for Liens created or assumed by Adelphia in connection with the acquisition of real property or equipment to be used by Adelphia in the operation of its business which do not secure Indebtedness in excess of the purchase price of such real property or equipment, Adelphia covenants that, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, it will make or cause to be made effective provisions whereby the Notes will be secured by such Lien equally and ratably with all other Indebtedness of Adelphia secured by such Lien, as long as any such other Indebtedness of Adelphia shall be so secured. The restriction imposed by this covenant shall not apply with respect to a Lien, including a pledge of Capital Stock of a Subsidiary or an Affiliate, to secure Indebtedness which is an obligation of such Subsidiary or Affiliate and not an obligation of Adelphia.

  Limitation on Transactions with Affiliates. The Indenture will provide that Adelphia will not, and will not permit any Restricted Subsidiary to, engage in any transaction with any Affiliate upon terms which would be any less favorable than those obtainable by Adelphia or a Restricted Subsidiary in a comparable arm's-length transaction with a person which is not an Affiliate. The Indenture will provide that Adelphia will not, and will not permit any Restricted Subsidiary to, engage in any transaction (or series of related transactions) involving in the aggregate $1,000,000 or more with any Affiliate except for (i) the making of any Restricted Payment, (ii) any transaction or series of transactions between Adelphia and one or more of its Restricted Subsidiaries or between two or more of its Restricted Subsidiaries (provided that no more than 5% of the equity interest in any of its Restricted Subsidiaries is owned by an Affiliate), and (iii) the payment of compensation (including, without limitation, amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of Adelphia or any of its Restricted Subsidiaries, so long as the Board of Directors of Adelphia in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation or fees to be fair consideration therefor; and provided further that for any Asset Sale, or a sale, transfer or other disposition (other than to Adelphia or any of its Restricted Subsidiaries) of an interest in a Restricted Investment, involving an amount greater than $25,000,000, such Asset Sale or transfer of interest in a Restricted Investment is for fair value as determined by an opinion of a nationally recognized investment banking firm filed with the Trustee. Notwithstanding the foregoing, the Indenture provides that such provision will not prohibit any such transaction which is determined by the independent members of the Board of Directors of Adelphia, in their reasonable, good faith judgment (as evidenced by a Board Resolution filed with the Trustee) to be (a) in the best interests of Adelphia or such Restricted Subsidiary, and (b) upon terms which would be obtainable by Adelphia or a Restricted Subsidiary in a comparable arm's-length transaction with a Person which is not an Affiliate.

  Limitation on Sale of Assets. The Indenture provides that neither Adelphia nor a Restricted Subsidiary shall sell an asset (including Capital Stock of Restricted Subsidiaries) or reclassify a Restricted Subsidiary existing on the date of the Indenture as an Unrestricted Subsidiary (a "Reclassification") unless (a) in the case of an asset sale, (i) at least 75% of the net proceeds received by Adelphia or such Restricted Subsidiary is in cash, cash equivalents or common or preferred Capital Stock or debt securities issued by a Person which has Investment Grade Senior Debt, and (ii) cash proceeds from the asset sale are used to reduce debt and such debt reduction results in Adelphia's Leverage Ratio being lower pro forma after such asset sale than prior to such asset sale, or (b) in the case of an asset sale or Reclassification, pro forma for such asset sale or Reclassification the Indebtedness of Adelphia and its Restricted Subsidiaries, on a consolidated basis, shall not be more than 7.75 multiplied by Annualized Pro Forma EBITDA, provided that in no case under either clause (a) or (b) shall Adelphia undertake an asset sale or Reclassification, if pro forma for such an asset sale or Reclassification Adelphia and its Restricted Subsidiaries would be the owners of fewer than 75% of the cable systems (measured on the basis of basic subscribers as of February 22, 1994) owned by Adelphia and its Restricted Subsidiaries as of February 22, 1994, provided however, that Adelphia and its Restricted Subsidiaries may sell additional assets of up to 10% of assets held as of February 22, 1994 if the consideration received from such sale is (i) cash which is used within 12 months to purchase additional systems of equivalent value or (ii) other cable systems of equivalent value.

  Change of Control Offer. Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, Adelphia shall notify the Trustee in writing of such proposed occurrence or occurrence, as the case may be, and shall make an offer to purchase (the "Change of Control Offer") the Notes at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

  Within 50 days of (i) the proposed occurrence of a Change of Control or (ii) the occurrence of a Change of Control Triggering Event, Adelphia also shall
(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (b) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at his address appearing in the register of the Notes maintained by the Registrar, a notice stating:

  (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment, provided that a Change of Control Triggering Event has occurred and otherwise subject to the terms and conditions set forth herein;

  (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 50 days from the date such notice is mailed and no later than 15 days after the date of the corresponding Change of Control Triggering Event) (the "Change of Control Payment Date");

  (3) that any Note not tendered will continue to accrue interest;

  (4) that, unless Adelphia defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

  (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

  (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

  (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; and

  (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

  Notwithstanding any other provision of this covenant, in the case of a notice of a Change of Control Offer that is being furnished by Adelphia with respect to a proposed Change of Control that has not yet actually occurred, the Company may specify in such notice that holders of the Notes shall be required to notify Adelphia, by a date not later than the date (the "Proposed Change of Control Response Date") which is 30 days from the date of such notice, as to whether such holders will tender their Notes for payment pursuant to the Change of Control Offer and to notify Adelphia of the principal amount of such Notes to be so tendered (with the failure of any holder to so notify Adelphia within such 30-day period to be deemed an election of such holder not to accept such Change of Control Offer). In such event, Adelphia shall have the option, to be exercised by a subsequent written notice to be sent, no later than 15 days after the Proposed Change of Control Response Date, to the same Persons to whom the original notice of the Change of Control Offer was sent, to cancel or otherwise effect the termination of the proposed Change of Control and to rescind the related Change of Control Offer, in which case the then outstanding Change of Control Offer shall be deemed to be null and void and of no further effect.

  On the Change of Control Payment Date, Adelphia shall (a) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer,
(b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to Adelphia. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall promptly authenticate and mail to such holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

  There shall be no purchase of any Notes pursuant to this covenant if there has occurred (prior to, on or after, as the case may be, the tender of such Notes pursuant to the Change of Control Offer, by the holders of such Notes) and is continuing an Event of Default. The Paying Agent will promptly return to the respective holders thereof any Notes (a) the tender of which has been withdrawn in compliance with the Indenture or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes).

  Because a "Change of Control" for purposes of this covenant is defined in terms of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange
Act) of voting power, there may be circumstances in which the Rigas Family could beneficially own (for purposes of Rule 13d-3) more than 35% of the outstanding voting Capital Stock of Adelphia through options, warrants or other purchase rights while directly holding 35% or less of the total voting power required to elect or designate for election a majority of Adelphia's Board of Directors, without a Change of Control Triggering Event occurring. Further, a change in the composition of the Board of Directors of Adelphia could occur without the occurrence of a Change of Control Triggering Event if either the election or the nomination of the new directors was approved by two-thirds of the continuing directors or by the Rigas Family and its Affiliates. See "Certain Definitions--Change of Control."

  The indentures for the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures, which together represent outstanding indebtedness in the aggregate principal amount of approximately $1.3 billion on a pro forma basis as of June 30, 1997, provide that Adelphia must make an offer to purchase such Notes and Debentures, respectively, at a purchase price equal to 100% of the principal amount thereof, plus any accrued but unpaid interest thereon, in the event of circumstances identical to those which trigger a Change of Control Offer under this covenant. In addition, the credit agreements of Adelphia's subsidiaries generally contain provisions under which circumstances that would trigger a Change of Control Offer under this covenant would constitute an event of default under such credit agreements. In the event that Adelphia is required to purchase the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, 11 7/8% Debentures, 9 7/8% Debentures the 10 1/4% Notes, the 9 1/2% Notes, and Notes in accordance with such provisions, and the indebtedness under such subsidiary credit agreements were to be accelerated, the source of funds for such purchases or payments will be Adelphia's available cash, cash generated from Adelphia's operating activities, and other sources including borrowings, asset sales or equity sales. There can be no assurance that sufficient funds would be available to make any required repurchases under the Indenture and under the indentures for the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures 12 1/2% and the 9 7/8% Debentures or any such required payments under such credit agreements. Although in the past Adelphia has been able to both refinance its indebtedness or obtain new financing, there can be no assurance that Adelphia would be able to do so under such circumstances or that, if Adelphia were able to do so, the terms would be favorable to Adelphia. In the event that Adelphia is required to make a Change of Control Offer, Adelphia will comply with all applicable tender offer rules including Rule 14e-1 under the Exchange Act, to the extent applicable.

EVENTS OF DEFAULT

  The following events are defined in the Indenture as "Events of Default":
(i) default in payment of any principal of the Notes; (ii) default for 30 days in payment of any interest on the Notes; (iii) default by Adelphia in the observance or performance of any other covenant in the Notes or the Indenture for 60 days after written notice from the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding; (iv) failure to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of Adelphia or any Restricted Subsidiary or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within ten days after written notice as provided in the Indenture;
(v) any final judgment or judgments for the payment of money in excess of $10,000,000 shall be rendered against Adelphia or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; or (vi) certain events involving bankruptcy, insolvency or reorganization of Adelphia or any Restricted Subsidiary with liabilities of greater than $10,000,000 under generally accepted accounting principles as of the date of such bankruptcy, insolvency or reorganization. The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

  The Indenture will provide that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the Indenture. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of Notes.

  The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing default or compliance with any provision of the Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

  No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of or interest on such Note on or after the respective due dates expressed in such Note.

DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides Adelphia may elect either (a) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of such Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold monies for payment in trust) ("defeasance") or (b) to be released from its obligations with respect to the Notes under certain covenants contained in the Indenture and described above under "Covenants" ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and interest on the Notes, on the scheduled due dates therefor in accordance with the terms of the Indenture. Such a trust may only be established if, among other things, Adelphia has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the holders of the Notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (a) above, must refer to and be based upon a private ruling of the Internal Revenue Service concerning the Notes or a ruling of general effect published by the Internal Revenue Service.

MODIFICATION OF INDENTURE

  From time to time, Adelphia and the Trustee may, without the consent of holders of the Notes, amend the Indenture or the Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Notes in addition to certificated Notes, issuing up to $100,000,000 in aggregate principal amount of additional Notes pursuant to the Indenture and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any holder. The Indenture contains provisions permitting Adelphia and the Trustee, with the consent of holders of at least one-half in principal amount of the outstanding Notes, to modify or supplement the Indenture or the Notes, except that no such modification shall, without the consent of each holder affected thereby, (i) reduce the amount of Notes whose holders must consent to an amendment, supplement, or waiver to the Indenture or the Notes, (ii) reduce the rate of or change the time for payment of interest on any Note, (iii) reduce the principal of or change the stated maturity of any Note, (iv) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York, (v) change the amount or time of any payment required by the Notes or provide for the redemption of the Notes prior to maturity, (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any Note, or (vii) take any other action otherwise prohibited by the Indenture to be taken without the consent of each holder affected thereby.

REPORTS TO HOLDERS

  So long as Adelphia is subject to the periodic reporting requirements of the Exchange Act it will continue to furnish the information required thereby to the Commission and to the holders of the Notes. The Indenture provides that even if Adelphia is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the Notes, it will nonetheless continue to furnish such information to the Commission (at such time as it would be required to file such reports under the Exchange Act) and to the Trustee and the holders of the Notes (within 15 days thereafter as required by the Indenture) as if it were subject to such periodic reporting requirements.

COMPLIANCE CERTIFICATE

  Adelphia will deliver to the Trustee on or before 105 days after the end of its fiscal year and on or before 50 days after the end of its second fiscal quarter in each year an Officer's Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

  Bank of Montreal Trust Company is to be the Trustee under the Indenture and has been appointed by Adelphia as Registrar and Paying Agent with regard to the Notes. Bank of Montreal Trust Company also serves as Registrar and Paying Agent and Trustee under the indentures with respect to the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

      DESCRIPTION OF EXCHANGEABLE PREFERRED STOCK AND EXCHANGE DEBENTURES

  The Exchangeable Preferred Stock was issued in a private transaction that was not subject to the registration requirements of the Securities Act. Of the 1,500,000 shares originally issued, 550,000 were purchased by a Rigas family affiliate and subsequently sold to a nonaffiliate in a private transaction. A copy of the Certificate of Designations, the Exchange Indenture and the Exchangeable Preferred Stock Registration Rights Agreement are available upon request therefor made to Adelphia. Unless the context otherwise requires, terms used in this section but not otherwise defined in this section shall have meanings substantially similar to the meanings of those terms as defined under "Description of the Notes."

DESCRIPTION OF EXCHANGEABLE PREFERRED STOCK

 General

  The following is a summary of certain terms of the Exchangeable Preferred Stock. The terms of the Exchangeable Preferred Stock are set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations"). This summary is not intended to be complete and is subject to, and qualified by reference to, Adelphia's Certificate of Incorporation, which includes the Certificate of Designations, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary and not otherwise defined in the following summary are substantially as set forth above under "Description of the Notes--Certain Definitions."

  Pursuant to the Certificate of Designations, 1.5 million shares of Series A Exchangeable Preferred Stock and 1.5 million shares of Series B Exchangeable Preferred Stock, both with a liquidation preference of $100.00 per share (the "Liquidation Preference") are authorized for issuance in the Exchangeable Preferred Stock Offering and the Exchange Offer. The Exchangeable Preferred Stock will, when issued, be fully paid and nonassessable, and Holders thereof will have no preemptive rights in connection therewith.

  The Liquidation Preference of the Exchangeable Preferred Stock is not necessarily indicative of the price at which the shares of Exchangeable Preferred Stock will actually trade at or after the time of their issuance, and the Exchangeable Preferred Stock may trade at prices below its Liquidation Preference. The market price of the Exchangeable Preferred Stock can be expected to fluctuate with changes in the financial markets and economic conditions, the financial condition and prospects of Adelphia and other factors that generally influence the market prices of securities. See "Risk Factors."

  The transfer agent for the Exchangeable Preferred Stock is American Stock Transfer and Trust Co. (the "Transfer Agent") unless and until a successor is selected by Adelphia. The offices of the Transfer Agent are located at 40 Wall Street, New York, NY 10005.

 Ranking

  The Exchangeable Preferred Stock ranks pari passu in right of payment to the Convertible Preferred Stock and senior to the common stock of Adelphia as to dividends and upon liquidation, dissolution or winding- up of Adelphia. The Certificate of Designations provides that Adelphia may not, without the consent of the Holders of at least a majority of the then-outstanding shares of Exchangeable Preferred Stock (including any shares of Exchangeable Preferred Stock held by Affiliates of Adelphia), authorize, create (by way of reclassification or otherwise) or issue any additional class or series of Capital Stock of Adelphia ranking on a parity with the Exchangeable Preferred Stock ("Parity Securities") or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Parity Securities; provided that no such consent shall be required unless such Parity Securities mature or have a mandatory redemption date prior to July 15, 2009. The Certificate of Designations provides that Adelphia may not, without the consent of the Holders of at least two-thirds of the then-outstanding shares of Exchangeable Preferred Stock (including any shares of Exchangeable Preferred Stock held by Affiliates of Adelphia), authorize, create (by way of reclassification or otherwise) or issue any class or series of Capital Stock of Adelphia ranking senior to the Exchangeable Preferred Stock ("Senior Securities") or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

 Dividends

  The Holders of the Exchangeable Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of Adelphia legally available therefor, cumulative preferential dividends from the issue date of the Exchangeable Preferred Stock accruing at the rate per share of $13.00 per annum, payable semi-annually in arrears on January 15 and July 15 in each year or, if any such date is not a business day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding January 1 and July 1 (each, a "Record Date"). Dividends will be payable in cash. The first dividend payment will be payable on January 15, 1998. Dividends payable on the Exchangeable Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. For a discussion of certain federal income tax considerations relevant to the payment of dividends on the Exchangeable Preferred Stock, see "Certain Federal Income Tax Considerations-- Dividends on Exchangeable Preferred Stock."

  Dividends on the Exchangeable Preferred Stock will accrue whether or not Adelphia has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the period to which they relate. Accumulated unpaid dividends will bear interest at the rate of 13% per annum. The Certificate of Designations provides that Adelphia will take all actions required or permitted under Delaware law to permit the payment of dividends on the Exchangeable Preferred Stock.

  No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding Exchangeable Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Exchangeable Preferred Stock. If dividends on the Exchangeable Preferred Stock with respect to any dividend period are not paid in full, the Exchangeable Preferred Stock will share any partial dividends paid on Parity Securities on a pro rata basis. Unless full cumulative dividends on all outstanding shares of Exchangeable Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of any class of stock ranking junior to the Exchangeable Preferred Stock as to the payment of dividends and as to rights in liquidation, dissolution or winding-up of the affairs of Adelphia ("Junior Securities")) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities; (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by Adelphia or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by Adelphia or any of its Subsidiaries. Holders of the Exchangeable Preferred Stock will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

  The Indenture, the Exchange Indenture, the Certificate of Designations with respect to the Convertible Preferred Stock, and the existing Indentures governing the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures contain restrictions on the ability of Adelphia to pay dividends on the Exchangeable Preferred Stock. Any future credit agreements or other agreements relating to Indebtedness or Preferred Stock to which Adelphia becomes a party may contain similar restrictions and provisions. See "Risk Factors-- Limitations on Ability to Pay Dividends."

 Voting Rights

  Holders of record of the Exchangeable Preferred Stock will have no voting rights, except as required by law and as provided in the Certificate of Designations. The Certificate of Designations provides that upon (a) the accumulation of accrued and unpaid dividends on the outstanding Exchangeable Preferred Stock in an amount equal to three semi-annual dividends (whether or not consecutive); (b) the failure of Adelphia to satisfy any mandatory redemption or repurchase obligation (including, without limitation, pursuant to any required Change of Control Offer) with respect to the Exchangeable Preferred Stock; (c) the failure of Adelphia to make a Change of Control Offer on the terms and in accordance with the provisions contained in the Certificate of Designations; (d) the failure of Adelphia to comply with any of the other covenants or agreements set forth in the Certificate of Designations and the continuance of such failure for 60 consecutive days or more after notice as provided in the Certificate of Designations; or (e) the failure to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of Adelphia or any Restricted Subsidiary in the principal amount of $100,000,000 or more or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within ten days after written notice as provided in the Certificate of Designations (each of the events described in clauses (a), (b), (c), (d) and (e) being referred to herein as a "Voting Rights Triggering Event"), then the number of members of Adelphia's Board of Directors will be immediately and automatically increased by two, and the Holders of a majority of the outstanding shares of Exchangeable Preferred Stock (including any shares of Exchangeable Preferred Stock held by Affiliates of Adelphia), voting as a separate class, will be entitled to elect two members to the Board of Directors of Adelphia. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Exchangeable Preferred Stock are paid in full, and all other Voting Rights Triggering Events have been cured or waived.

  In addition, as provided above under "--Ranking," Adelphia may not, without the consent of the Holders of at least a majority of the then-outstanding shares of Exchangeable Preferred Stock (including any shares of Exchangeable Preferred Stock held by Affiliates of Adelphia), authorize, create (by way of reclassification or otherwise) or issue any class or series of Parity Securities (other than Convertible Preferred Stock) or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Parity Securities (provided that no such consent with respect to the issuance of Parity Securities shall be required unless such Parity Securities mature or have a mandatory redemption date prior to July 15, 2009) and Adelphia may not, without the consent of the Holders of at least two-thirds of the then- outstanding shares of Exchangeable Preferred Stock (including any shares of Exchangeable Preferred Stock held by Affiliates of Adelphia), authorize, create (by way of reclassification or otherwise) or issue any class or series of Senior Securities or any obligation or security convertible or exchangeable into or evidencing a right to purchase, shares of any class or series of Senior Securities.

 Exchange

  Adelphia may, at its option on any Dividend Payment Date, exchange, in whole or in part, on a pro rata basis, the then-outstanding shares of Exchangeable Preferred Stock for Exchange Debentures; provided that immediately after giving effect to any partial exchange, if any Exchangeable Preferred Stock remains outstanding there shall be outstanding Exchangeable Preferred Stock with an aggregate liquidation preference of not less than $75 million and in any event not less than $75 million in aggregate principal amount of Exchange Debentures; and provided, further, that (i) on the date of such exchange, there are no accumulated and unpaid dividends or Liquidated Damages on the Exchangeable Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, or any other material instrument governing Indebtedness outstanding at the time of such exchange; (iii) the Exchange Indenture has been qualified under the Trust Indenture Act, if such qualification is required at the time of exchange; and
(iv) Adelphia shall have delivered a written opinion to the Exchange Trustee (as defined herein) to the effect that all conditions to be satisfied prior to such exchange have been satisfied. The Indenture, the

Exchange Indenture and the Certificate of Designations with respect to the Convertible Preferred Stock, and the existing indentures governing the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures currently restrict, the exchange of the Exchangeable Preferred Stock and may restrict Adelphia's ability to exchange the Exchangeable Preferred Stock in the future.

  The Exchange Debentures will be issuable in denominations of $1,000 and integrals thereof. Notice of the intention to exchange will be sent by or on behalf of Adelphia not more than 60 days nor less than 30 days prior to the Exchange Date, by first class mail, postage prepaid, to each Holder of record of Exchangeable Preferred Stock at its registered address. In addition to any information required by law or by the applicable rules of any exchange upon which Exchangeable Preferred Stock may be listed or admitted to trading, such notice will state: (i) the Exchange Date; (ii) the place or places where certificates for such shares are to be surrendered for exchange, including any procedures applicable to exchanges to be accomplished through book-entry transfers; and (iii) that dividends and Liquidated Damages on the Exchangeable Preferred Stock to be exchanged will cease to accrue on the Exchange Date. If notice of any exchange has been properly given, and if on or before the Exchange Date the Exchange Debentures have been duly executed and authenticated and an amount in cash equal to all accrued and unpaid dividends and Liquidated Damages, if any, thereon to the Exchange Date has been deposited with the Transfer Agent, then on and after the close of business on the Exchange Date, the Exchangeable Preferred Stock to be exchanged will no longer be deemed to be outstanding and may thereafter be issued in the same manner as the other authorized but unissued preferred stock, but not as Exchangeable Preferred Stock, and all rights of the holders thereof as stockholders of Adelphia will cease, except the right of the Holders to receive upon surrender of their certificates the Exchange Debentures and all accrued and unpaid dividends, and Liquidated Damages, if any, to the Exchange Date.

 Redemption

  Mandatory Redemption

  On July 15, 2009 (the "Mandatory Redemption Date"), Adelphia will be required to redeem (subject to the legal availability of funds therefor) all outstanding shares of Exchangeable Preferred Stock at a price in cash equal to the Liquidation Preference thereof, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date of redemption. The Indenture, the Exchange Indenture, the Certificate of Designations with respect to the Convertible Preferred Stock, and the existing indentures governing the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures currently restrict the redemption of the Exchangeable Preferred Stock and may restrict Adelphia's ability to redeem the Exchangeable Preferred Stock in the future. Adelphia will not be required to make sinking fund payments with respect to the Exchangeable Preferred Stock. The Certificate of Designations provides that Adelphia will take all actions required or permitted under Delaware law to permit such redemption.

  Optional Redemption

  The Exchangeable Preferred Stock may be redeemed, in whole or in part, at the option of Adelphia on or after July 15, 2002 at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with accrued and unpaid dividends and Liquidated Damages, if any, to the date of redemption, upon not less than 30 nor more than 60 days' prior written notice, if redeemed during the 12-month period commencing on July 15 of each of the years set forth below:

                                                                      REDEMPTION
   YEAR                                                                  RATE
   ----                                                               ----------
   2002..............................................................  106.500%
   2003..............................................................  105.417%
   2004..............................................................  104.333%
   2005..............................................................  103.250%
   2006..............................................................  102.167%
   2007..............................................................  101.083%
   2008 and thereafter...............................................  100.000%

  In addition, prior to July 15, 2000, Adelphia may, at its option, redeem up to 33% of the aggregate of (i) the Liquidation Preference of the Exchangeable Preferred Stock issued less the Liquidation Preference of Exchangeable Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued, with the net proceeds of one or more common equity offerings received on or after the date of original issuance of the Exchangeable Preferred Stock, at a redemption price of 113% of the Liquidation Preference or principal amount, as the case may be, plus accumulated and unpaid dividends and Liquidated Damages, in the case of Exchangeable Preferred Stock, and accrued and unpaid interest and Liquidated Damages, in the case of Exchange Debentures; provided, that after any such redemption, at least 67% of the aggregate of (i) the Liquidation Preference of the Exchangeable Preferred Stock issued less the Liquidation Preference of Exchangeable Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued remain outstanding; and provided, further, that any such redemption shall occur within 75 days of the date of closing of such offering of common equity of Adelphia.

  The Indenture, the Exchange Indenture, the Certificate of Designations with respect to the Convertible Preferred Stock, and the existing indentures governing the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures currently restrict the redemption of the Exchangeable Preferred Stock and may restrict Adelphia's ability to redeem the Exchangeable Preferred Stock in the future.

 Liquidation Rights

  Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Adelphia, each holder of the Exchangeable Preferred Stock will be entitled to payment out of the assets of Adelphia available for distribution of an amount equal to the Liquidation Preference per share of Exchangeable Preferred Stock held by such Holder, plus accrued and unpaid dividends and Liquidated Damages, if any, to the date fixed for liquidation, dissolution or winding-up, before any distribution is made on any Junior Securities, including, without limitation, any common stock of Adelphia. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of Adelphia, the amounts payable with respect to the Exchangeable Preferred Stock and all other Parity Securities are not paid in full, the holders of the Exchangeable Preferred Stock and all Parity Securities will share equally and ratably in any distribution of assets of Adelphia. After payment in full of the Liquidation Preference and all accrued dividends and Liquidated Damages, if any, to which holders of Exchangeable Preferred Stock are entitled, such holders will not be entitled to any further participation in any distribution of assets of Adelphia. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of Adelphia nor the consolidation or merger of Adelphia with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of Adelphia, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of Adelphia.

  The Certificate of Designations does not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Exchangeable Preferred Stock, although such Liquidation Preference will be substantially in excess of the par value of the Exchangeable Preferred Stock.

 Certain Covenants

  Limitation on Indebtedness

  The Certificate of Designations contains a Limitation on Indebtedness covenant that will be substantially the same as the like-titled covenant that will be contained in the Indenture governing the Notes. See "Description of the Notes--Covenants--Limitation on Indebtedness."

  Limitation on Restricted Payments

  The Certificate of Designations provides that, so long as any of the shares of Exchangeable Preferred Stock remain outstanding, Adelphia shall not make, and shall not permit any Restricted Subsidiary to make, any

Restricted Payment (as defined below) if (a) at the time of such proposed Restricted Payment, a Voting Rights Triggering Event shall have occurred and be continuing or shall occur as a consequence of such Restricted Payment, or
(b) immediately after giving effect to any such Restricted Payment, the aggregate of all Restricted Payments which shall have been made on or after January 1, 1993 (the amount of any Restricted Payment, if other than cash, to be based upon fair market value as determined in good faith by Adelphia's Board of Directors, whose determination shall be conclusive) would exceed an amount equal to the greater of (i) the sum of $5,000,000 or (ii) the difference between (a) the Cumulative Credit and (b) the sum of the aggregate amount of all Restricted Payments, and all Permitted Investments made pursuant to clause (v) of the definition of "Permitted Investments," made on or after January 1, 1993 plus 1.2 times Cumulative Interest Expense.

  As used in or by reference to the Limitation on Restricted Payments covenant contained in the Certificate of Designations, the following terms shall have the following meanings:

  "Capital Stock Sale Proceeds" means the aggregate net sale proceeds (including the fair market value of property, other than cash, as determined by an independent appraisal firm) received by Adelphia from the issue or sale (other than to a Subsidiary) by Adelphia of any class of its Capital Stock on or after January 1, 1993 (including Capital Stock of Adelphia issued after January 1, 1993 upon conversion of or in exchange for other securities of Adelphia but excluding the Exchangeable Preferred Stock).

  "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities) on or with respect to any Junior Securities of Adelphia, except for dividends or distributions payable solely in shares of Junior Securities of Adelphia, or (ii) any redemption, repurchase, retirement or other direct or indirect acquisition of (a) Junior Securities or (b) any warrants, rights or options to directly or indirectly purchase or acquire any Junior Securities or any securities exchangeable for or convertible into any such Junior Securities other than options issued or shares purchased or granted under Adelphia's Stock Option Plan of 1986 or Adelphia's Restricted Stock Bonus Plan, from any employee of Adelphia or any of its Subsidiaries who, together with any person that, directly or indirectly, controls (other than by virtue of being directly or indirectly the employer of such employee), is controlled by or is under common control with such employee, owns less than 1% of the outstanding Capital Stock of Adelphia, except for the purchase, redemption, retirement or other acquisition of any shares of its Junior Securities by exchange for, or out of the proceeds of the substantially concurrent sale of, other shares of its Junior Securities, other than any Junior Securities which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to July 15, 2009.

  Other defined terms used in the Restricted Payments covenant have substantially the same meaning assigned to the like terms in "Description of the Notes."

  Merger and Consolidations

  The Certificate of Designations provides that Adelphia may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) Adelphia shall be the continuing Person, or the Person (if other than Adelphia) formed by such consolidation or into which Adelphia is merged or to which the properties and assets of Adelphia are transferred shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Exchangeable Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, that the Exchangeable Preferred Stock had immediately prior to such transaction; (ii) immediately before and immediately after giving effect to such transaction, no Voting Rights Triggering Event shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis for the most recent quarter, the pro forma Consolidated Fixed Charge Ratio of the surviving entity shall be at least 1:1; provided that, if the Consolidated

Fixed Charge Ratio of Adelphia for the most recent quarter preceding such transaction is within the range set forth in Column A below, then the pro forma Consolidated Fixed Charge Ratio of the surviving entity after giving effect to such transaction shall be at least equal to the greater of the percentage of the Consolidated Fixed Charge Ratio of Adelphia for the most recent quarter preceding such transaction set forth in Column B or the ratio set forth in Column C below:

              A                                 B                                            C
     --------------------                      ---                                         ------
     1.1111:1 to 1.4999:1                      90%                                         1.00:1
        1.5 and higher                         80%                                         1.35:1

and provided, further, that if the pro forma Consolidated Fixed Charge Ratio of the surviving entity is 2:1 or more, the calculation in the preceding proviso shall be inapplicable, and such transaction shall be deemed to have complied with the requirements of such proviso.

  In connection with any consolidation, merger or transfer contemplated by this provision, Adelphia shall deliver, or cause to be delivered, to the Transfer Agent, in form and substance reasonably satisfactory to the Transfer Agent, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

  Limitations on Transactions with Affiliates

  The Certificate of Designations contains a Limitations on Transactions with Affiliates covenant that will be substantially the same as the like-titled covenant that will be contained in the Indenture governing the Notes. See "Description of the Notes--Covenants--Limitations on Transactions with Affiliates."

  Limitation on Investment in Affiliates and Unrestricted Subsidiaries

  The Certificate of Designations contains a Limitation on Investment in Affiliates and Unrestricted Subsidiaries covenant that will be substantially the same as the like-titled covenant that will be contained in the Indenture governing the Notes. See "Description of the Notes--Limitation on Investments in Affiliates and Unrestricted Subsidiaries."

  Change of Control Offer

  The Certificate of Designations contains a Change of Control Offer covenant that will be substantially the same as the like-titled covenant that will be contained in the Indenture governing the Notes. See "Description of the Notes--Covenants--Change of Control Offer."

 Amendment, Supplement and Waiver

  In general, changes to the Certificate of Designations will require the consent of a majority of holders of the Exchangeable Preferred Stock (including shares of Exchangeable Preferred Stock held by Affiliates of Adelphia, including without limitation shares held by Highland Holdings). Without the consent of each holder affected, an amendment or waiver may not (with respect to any Exchangeable Preferred Stock held by a non-consenting holder): (i) alter the voting rights with respect to the Exchangeable Preferred Stock or reduce the number of shares of Exchangeable Preferred Stock whose holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of or change the Mandatory Redemption Date of any Exchangeable Preferred Stock or alter the provisions with respect to the redemption of the Exchangeable Preferred Stock, (iii) reduce the rate of or change the time for payment of dividends on any Exchangeable Preferred Stock,
(iv) waive a default in the payment of dividends or Liquidated Damages on the Exchangeable Preferred Stock, (v) make any Exchangeable Preferred Stock payable in any form other than that stated in the Certificate of Designations,
(vi) make any change in the provisions of the Certificate of Designations relating to waivers of the rights of holders of Exchangeable Preferred Stock to receive the Liquidation Preference, dividends or Liquidated Damages on the Exchangeable Preferred Stock, (vii) waive a redemption payment with respect to any Exchangeable Preferred Stock or (viii) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any Holder of Exchangeable Preferred Stock, Adelphia may (to the extent permitted by Delaware law) amend or supplement the Certificate of Designations to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchangeable Preferred Stock in addition to or in place of certificated Exchangeable Preferred Stock or to make any change that would provide any additional rights or benefits to the holders of Exchangeable Preferred Stock or that does not materially and adversely affect the legal rights under the Certificate of Designations of any such holder.

 Reissuance

  Exchangeable Preferred Stock redeemed or otherwise acquired by Adelphia will assume the status of authorized but unissued preferred stock and may thereafter be reissued in the same manner as the other authorized but unissued preferred stock, but not as Exchangeable Preferred Stock.

DESCRIPTION OF THE EXCHANGE DEBENTURES

 General

  The Exchange Debentures will, if and when issued, be issued pursuant to an indenture (the "Exchange Indenture") between Adelphia and the trustee thereunder (the "Exchange Trustee"). The terms of the Exchange Debentures include those stated in the Exchange Indenture and those made part of the Exchange Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Exchange Debentures will be subject to all such terms, and holders of Exchange Debentures are referred to the Exchange Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Exchange Indenture does not purport to be complete and is qualified by reference to the Exchange Indenture, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary and not otherwise defined in the following summary are substantially as set forth above under "Description of the Notes--Certain Definitions."

  The Exchange Debentures will rank subordinate in right of payment to all Senior Debt, including the Notes, the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures. The Exchange Debentures will also effectively rank subordinate in right of payment to Indebtedness of Adelphia's Subsidiaries, which Indebtedness as of June 30, 1997 was approximately $1.5 billion.

 Principal, Maturity and Interest

  The Exchange Debentures will be limited in aggregate principal amount to the Liquidation Preference of the Exchangeable Preferred Stock exchanged therefor and will mature on July 15, 2009. Interest on the Exchange Debentures will accrue at the rate of 13% per annum and will be payable semi-annually in arrears on each January 15 and July 15 (each, an "Interest Payment Date") to holders of record on the immediately preceding January 1 and July 1 (each, an "Exchange Debenture Record Date"). Interest will be payable in cash. Interest on the Exchange Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Exchange Debentures will be issued in denominations of $1,000 or integrals thereof.

 Subordination

  The payment of principal of, premium on, if any, and interest and Liquidated Damages, if any, on the Exchange Debentures will be subordinated in right of payment, as set forth in the Exchange Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Exchange Indenture or thereafter issued.

  Upon any distribution to creditors of Adelphia in a liquidation or dissolution of Adelphia or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Adelphia or its property, or in an assignment for the benefit of creditors or any marshaling of Adelphia's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders will be entitled to receive any payment with respect to the Exchange Debentures; and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders would be entitled will be made to the holders of Senior Debt (except that, in either case, Holders may receive (i) securities that are subordinated at least to the same extent as the Exchange Debentures are to Senior Debt and any securities issued in exchange for Senior Debt and (ii) payments made from the trust described in the discharge and defeasance provisions of the Exchange Indenture).

  Adelphia also may not make any payment upon or in respect of the Exchange Debentures (except as described above) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of Designated Senior Debt as to which such default relates to accelerate its maturity, and the Exchange Trustee receives a notice of such default (a "Payment Blockage Notice") from Adelphia or the holders of any Designated Senior Debt. Payments on the Exchange Debentures may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and
(b) in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice, and (2) all scheduled payments of principal, premium, if any, interest and Liquidated Damages on the Exchange Debentures that have come due have been paid in full. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Exchange Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

  The Exchange Indenture will further require that Adelphia promptly notify the holders of Senior Debt if payment of the Exchange Debentures is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of Exchange Debentures may recover less ratably than creditors of Adelphia who are holders of Senior Debt or other creditors of Adelphia who are not subordinated to holders of Senior Debt. As of June 30, 1997, after giving pro forma effect to the July Offerings, the Hyperion Offering and the September Offering, Adelphia would have had approximately $2.7 billion of Senior Debt outstanding.

  "Designated Senior Debt" means any Senior Debt permitted under the Exchange Indenture that has been designated by Adelphia as "Designated Senior Debt."

  "Senior Debt" means (a) all Indebtedness that is permitted under the Exchange Indenture that is not by its terms pari passu with or subordinated to the Exchange Debentures, (b) all Obligations of the Company with respect to the foregoing clause (a), including post-petition interest, and (c) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereto or thereof (whether or not coincident therewith) that are permitted by the Exchange Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Indebtedness of the Company to any of its Subsidiaries, (ii) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of borrowings from banks or other financial institutions) or (iii) any Indebtedness incurred in violation of the Exchange Indenture.

 Optional Redemption

  The Exchange Debentures will be subject to redemption after July 15, 2002 at the option of Adelphia, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount thereof) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

                                                                      REDEMPTION
   YEAR                                                                  RATE
   ----                                                               ----------
   2002..............................................................  106.500%
   2003..............................................................  105.417%
   2004..............................................................  104.333%
   2005..............................................................  103.250%
   2006..............................................................  102.167%
   2007..............................................................  101.083%
   2008 and thereafter...............................................  100.000%

  In addition, prior to July 15, 2000, Adelphia may, at its option, redeem up to 33% of the aggregate of (i) the Liquidation Preference of the Exchangeable Preferred Stock issued less the Liquidation Preference of Exchangeable Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued, with the net proceeds of one or more common equity offerings received on or after the date of original issuance of the Exchangeable Preferred Stock at a redemption price of 113% of the Liquidation Preference or principal amount, as the case may be, plus accumulated and unpaid dividends and Liquidated Damages, in the case of Exchangeable Preferred Stock and accrued and unpaid interest and Liquidated Damages, in the case of Exchange Debentures; provided, that after any such redemption, at least 67% of the aggregate of (i) the Liquidation Preference of the Exchangeable Preferred Stock issued less the Liquidation Preference of Exchangeable Preferred Stock exchanged for Exchange Debentures and (ii) the principal amount of Exchange Debentures issued remain outstanding; and provided, further, that any such redemption shall occur within 75 days of the date of closing of such offering of common equity of Adelphia.

  The Indenture and the existing indentures governing the 9 7/8% Notes, the 12 1/2% Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures currently restrict the redemption of the Exchange Debentures and may restrict Adelphia's ability to redeem the Exchange Debentures in the future.

  Certain Covenants

  The Exchange Indenture will have the following covenants which will be substantially the same (with the appropriate changes to reflect the subordination of the Exchange Debentures) as the like-titled covenants that are contained in the Indenture governing the Notes: Limitation on Indebtedness, Limitation on Restricted Payments, Mergers and Consolidations, Limitations on Investment in Affiliates and Unrestricted Subsidiaries, Covenant to Secure Notes Equally, Limitation on Transactions with Affiliates, Limitation on Sale of Assets, and Change of Control Offer. See "Description of the Notes--Covenants." The Exchange Indenture will contain the following additional covenants:

  No Senior Subordinated Debt

  The Exchange Indenture will provide that Adelphia will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Exchange Debentures.

  Additional Provisions

  The Exchange Indenture will also contain Events of Default provisions, Defeasance and Covenant Defeasance provisions, Modification of Indenture provisions, Reports to Holders provisions and Compliance Certificate provisions, all or which will be substantially the same as the like-titled provisions that will be contained in the Indenture governing the Notes. See "Description of the Notes."

  The Trustee

  Bank of Montreal is to be the Exchange Trustee under the Exchange Indenture and has been appointed by Adelphia as Registrar, Paying Agent with regard to the Exchange Debentures. Bank of Montreal also serves as Registrar and Paying Agent and Trustee under the Indenture and the indentures with respect to the 9 7/8% Notes, the 12 1/2% Senior Notes, the 10 1/4% Notes, the 9 1/4% Notes, the 9 1/2% Notes, the 11 7/8% Debentures and the 9 7/8% Debentures. The Exchange Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Exchange Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Exchange Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

REGISTRATION RIGHTS AND LIQUIDATED DAMAGES

  Adelphia, the Initial Purchasers and Highland Holdings entered into the Exchangeable Preferred Stock Registration Rights Agreement on the Closing Date. Pursuant to the Exchangeable Preferred Stock Registration Rights Agreement, Adelphia has agreed to use its reasonable efforts to file with the Commission on or prior to 90 days after the Closing Date the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Preferred Stock and New Exchange Debentures. Upon the effectiveness of the Exchange Offer Registration Statement, Adelphia will offer pursuant to the Exchange Offer to the holders of Transfer Restricted Securities who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for New Preferred Stock or New Exchange Debentures, as the case may be. If (i) Adelphia is not required to file the Exchange Offer Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, or (ii) any holder of Transfer Restricted Securities notifies Adelphia on or prior to the 20th Business Day following consummation of the Exchange Offer that it (a) is prohibited by law or Commission policy from participating in the Exchange Offer, or (b) may not resell the New Preferred Stock or New Exchange Debentures, as the case may be, acquired in the Exchange Offer to the public without delivering a prospectus, and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales, or (iii) any holder of Transfer Restricted Securities is a broker-dealer and holds Old Preferred Stock or Exchange Debentures acquired directly from Adelphia or an affiliate of Adelphia, and shall so notify Adelphia, Adelphia will file with the Commission a Shelf Registration Statement to cover resales of the Exchangeable Preferred Stock or Exchange Debentures by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. Adelphia will use its best efforts to cause the applicable registration statement to be declared effective by the Commission within the applicable time period. For purposes of the foregoing, "Transfer Restricted Securities" means each share of Old Preferred Stock and each Exchange Debenture until (i) the date on which such security has been exchanged by a person other than a broker-dealer for New Preferred Stock or New Exchange Debentures, as the case may be, in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of such security for New Preferred Stock or New Exchange Debentures, as the case may be, the date on which such New Preferred Stock or New Exchange Debentures are sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, at any time after Consummation (as defined in the

Exchangeable Preferred Stock Registration Rights Agreement) of the Exchange Offer, Adelphia may allow the Shelf Registration Statement to cease to be effective and usable if (i) the Board of Directors of Adelphia determines in good faith that such action is in the best interests of Adelphia, and Adelphia notifies the Holders within a certain period of time after the Board of Directors of Adelphia makes such determination, or (ii) the prospectus contained in the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the period referred to in the Exchangeable Preferred Stock Registration Rights Agreement during which the Shelf Registration Statement is required to be effective and usable will be extended by the number of days during which such registration statement was not effective or usable pursuant to the foregoing provisions.

  The Exchangeable Preferred Stock Registration Rights Agreement provides that
(i) Adelphia will use its reasonable efforts to file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the Closing Date; (ii) Adelphia will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the Closing Date (which 180-day period shall be extended for a number of days equal to the number of Business Days, if any, that the Commission is officially closed during such period), (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, Adelphia will commence the Exchange Offer and use its best efforts to issue, on or prior to 30 days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, New Preferred Stock or New Exchange Debentures in exchange for all Old Preferred Stock or Exchange Debentures, as the case may be, tendered prior thereto in the Exchange Offer, and (iv) if obligated to file the Shelf Registration Statement, Adelphia will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 90 days after such filing obligation arises. If (a) Adelphia fails to file either of the Registration Statements required by the Exchangeable Preferred Stock Registration Rights Agreement on or before the date specified for such filing, (b) either of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) Adelphia fails to consummate the Exchange Offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (d) subject to the last sentence in the preceding paragraph, the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Exchangeable Preferred Stock Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then, subject to the last sentence of the preceding paragraph, Adelphia will pay Liquidated Damages to each holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence or such Registration Default, in an amount equal to 0.25% per annum on the Liquidation Preference of the Old Preferred Stock or the principal amount of Exchange Debentures constituting Transfer Restricted Securities held by such holder. The amount of the Liquidated Damages will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of 2.0% per annum on the Liquidation Preference of Old Preferred Stock or the principal amount of Exchange Debentures constituting Transfer Restricted Securities. All accrued Liquidated Damages will be paid by Adelphia in cash on each Damages Payment Date to the Global Exchangeable Preferred Stock Holder or Global Exchange Debenture Holder (and any holder of Certificated Securities who has given wire transfer instructions to Adelphia at least 10 Business Days prior to the Damages Payment Date) by wire transfer of immediately available funds and to all other holders of Certificated Securities by mailing checks to their registered addresses. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Old Preferred Stock or Exchange Debentures, as the case may be, will be required to make certain representations to Adelphia (as described in the Exchangeable Preferred Stock Registration Rights Agreement) in order to participate in the Exchange Offer, and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Exchangeable Preferred Stock Registration Rights Agreement, in order to have their Old Preferred Stock or Exchange Debentures included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

  The summary herein of certain provisions of the Exchangeable Preferred Stock Registration Rights Agreement does not purport to be complete and is subject to, and is qualified by reference to, all the provisions of the Exchangeable Preferred Stock Registration Rights Agreement, a copy of which will be available upon request to Adelphia.

  Except as described in the Certificate of Designations or the Exchange Indenture, the Old Preferred Stock and the New Preferred Stock, as well as the Exchange Debentures and the New Exchange Debentures, will each be considered collectively to be a single class for all purposes under the Certificate of Designations and the Exchange Indenture, respectively, including, without limitation, waivers, amendments, redemptions, and repurchase offers, and for purposes of this "Description of Exchangeable Preferred Stock and Exchange Debentures" (except under this caption, "--Registration Rights and Liquidated Damages"), all references herein to "Exchangeable Preferred Stock," shall be deemed to refer collectively to the Old Preferred Stock and any New Preferred Stock and all references herein to "Exchange Debentures" shall be deemed to refer collectively to the Exchange Debentures and any New Exchange Debentures, unless the context otherwise requires.

                      TERMS APPLICABLE TO ALL SECURITIES

BOOK-ENTRY, DELIVERY AND FORM

  The Securities are being offered and sold to qualified institutional buyers in reliance on Rule 144A. Except as set forth below, Notes and Exchange Debentures will be issued in registered, global form in minimum denominations of $1,000 and integral multiples thereof, and certificates for Exchangeable Preferred Stock will be issued in minimum denominations of 10 shares and integral multiples thereof. Securities will be issued at the closing of the Offerings (the "Closing") only against payment in immediately available funds.

  The Notes, Exchangeable Preferred Stock and any Exchange Debentures initially will be represented by one or more Notes, Exchangeable Preferred Stock certificates or Exchange Debentures, respectively, in registered, global form without interest coupons (the "Global Note," "Global Exchangeable Preferred Stock Certificate" and "Global Exchange Debenture," respectively, and collectively, the "Global Securities"). The Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Securities may not be exchanged for Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Securities for Certificated Securities."

  The Securities (including beneficial interests in the Global Securities) will be subject to certain restrictions on transfer and will bear a restrictive legend, as described under "Notice to Investors." In addition, transfer of beneficial interests in the Global Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

  Initially, the Trustee will act as Paying Agent and Registrar for the Notes, and the Transfer Agent will act as Registrar for the Exchangeable Preferred Stock. The Securities may be presented for registration of transfer and exchange at the offices of the Registrar.

  Depository Procedures

  DTC has advised Adelphia that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised Adelphia that, pursuant to procedures established by it, (i) upon deposit of the Global Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Securities, and (ii) ownership of such interests in the Global Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Securities).

  Investors in the Global Securities may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Securities, see "--Exchange of Book-Entry Securities for Certificated Securities" and "--Exchange of Certificated Securities for Book-Entry Securities."

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL SECURITIES WILL NOT HAVE SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE, THE CERTIFICATE OF DESIGNATIONS OR THE EXCHANGE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of and premium and Liquidated Damages, if any, and interest on a Global Note or Global Exchange Debenture registered in the name of DTC or its nominee will be payable by the Trustee to DTC in its capacity as the registered Holder under the Indenture or the Exchange Indenture. Payments in respect of dividends, redemption prices and Liquidated Damages, if any, on the Exchangeable Preferred Stock or a Global Exchangeable Preferred Stock Certificate registered in the name of DTC or its nominee will be payable by Adelphia to DTC in its capacity as the registered holder under the Certificate of Designations. Under the terms of the Indenture, the Exchange Indenture and the Certificate of Designations, Adelphia, the Trustee and the Transfer Agent will treat the persons in whose names the Securities, including the Global Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither Adelphia, the Trustee, the Transfer Agent nor any agent of Adelphia or the Trustee or Transfer Agent has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or

Indirect Participants. DTC has advised Adelphia that its current practice, upon receipt of any payment in respect of securities such as the Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the beneficial interests in the relevant security as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, the Transfer Agent or Adelphia. Neither Adelphia, the Transfer Agent nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Securities, and Adelphia, the Transfer Agent and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interests in the Global Securities are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same-Day Settlement and Payment."

  Subject to the transfer restrictions set forth under "Notice to Investors," transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised Adelphia that it will take any action permitted to be taken by a holder of Securities only at the direction of one or more Participants to whose account or accounts with DTC interests in the Global Securities are credited and only in respect of such portion of the aggregate principal amount of the Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default or Voting Rights Triggering Event under the Securities, DTC reserves the right to exchange the Global Securities for legended Securities in certificated form, and to distribute such Securities to its Participants.

  The information in this section concerning DTC and its book-entry system has been obtained from sources that Adelphia believes to be reliable, but Adelphia takes no responsibility for the accuracy thereof.

  Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Adelphia, the Transfer Agent nor the Trustee will have any responsibility for the performance by DTC or its Participants or indirect Participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Book-Entry Securities for Certificated Securities

  A Global Security is exchangeable for definitive Securities in registered certificated form if (i) DTC (a) notifies Adelphia that it is unwilling or unable to continue as depositary for that Global Security, and Adelphia thereupon fails to appoint a successor depositary, or (b) has ceased to be a clearing agency registered under the Exchange Act, (ii) Adelphia, at its option, notifies the Trustee or the Transfer Agent, as the case may be, in writing that it elects to cause the issuance of the Securities in certificated form, or (iii) there shall have occurred and be continuing an Event of Default or Voting Rights Triggering Event or any event which after notice or lapse of time or both would be an Event of Default or Voting Rights Triggering Event with respect to the Securities. In addition, beneficial interests in a Global Security may be exchanged for certificated Securities upon request, but only upon at least 20 days' prior written notice given to the Trustee, in the case of the Notes or the Exchange Debentures, or to the Transfer Agent in the case of the Exchangeable Preferred Stock, by or on behalf of DTC in accordance with its customary procedures. In all cases, certificated Securities delivered in exchange for any Global Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear any applicable restrictive legend, unless Adelphia determines otherwise in compliance with applicable law.

  Exchange of Certificated Securities for Book-Entry Securities

  Securities issued in certificated form may not be exchanged for beneficial interests in any Global Security unless the transferor first delivers to the Trustee, in the case of the Notes or Exchange Debentures, or to Adelphia, in the case of the Exchangeable Preferred Stock, a written certificate (in the form provided in the Certificate of Designations, the Exchange Indenture or the Indenture) to the effect that such transfer will comply with any appropriate transfer restrictions applicable to such Securities.

SAME-DAY SETTLEMENT AND PAYMENT

  The Indenture, Exchange Indenture and Certificate of Designations will require that payments in respect of the Securities represented by the Global Securities (including principal, premium, if any, interest and Liquidated Damages, if any with respect to the Notes and Exchange Debentures, and dividends, redemption payments and Liquidated Damages, if any, with respect to the Exchangeable Preferred Stock) be made by wire transfer of immediately available funds to the accounts specified by the Global Securities custodian. With respect to Securities issued in definitive form, Adelphia will make all payments by mailing a check to each such Holder's registered address, provided that all payments with respect to Notes or Exchange Debentures having an aggregate principal amount of $1,000 or more or with respect to 10 shares or more of Exchangeable Preferred Stock, the holders of which have given wire-transfer instructions to Adelphia at least ten Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. See "General." The Securities represented by the Global Securities are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Adelphia expects that secondary trading in the Certificated Securities also will be settled in immediately available funds.

                  DESCRIPTION OF CONVERTIBLE PREFERRED STOCK

  Simultaneously with the Closing of the issuance and sale of the Notes and the Exchangeable Preferred Stock, the Company issued 100,000 shares of its Series C Cumulative Convertible Preferred Stock, $.01 par value (the "Convertible Preferred Stock"), to the Rigas Family and a subsidiary of FPL Group, Inc. at a purchase price of $970 per share and a conversion price of $8.48 per share of Adelphia Class A Common Stock.

  Each share of Convertible Preferred Stock is convertible at any time at the election of the holder thereof into 117.9245 shares of the Class A Common Stock of the Company. The Convertible Preferred Stock will not be entitled to vote in the election of directors of the Company or upon any other matter (except as provided by law), unless a Voting Rights Triggering Event with respect to the Convertible Preferred Stock occurs, in which case the Board of Directors will be expanded by two seats, which shall then be elected by the holders of the Convertible Preferred Stock. The Convertible Preferred Stock is not subject to mandatory redemption (perpetual).

  The Convertible Preferred Stock ranks pari passu with the Exchangeable Preferred Stock and ranks senior to the Common Stock of the Company with respect to dividends and liquidation. The Convertible Preferred Stock will accrue cumulative dividends at the rate of 8 1/8% per annum, or $81 1/4 per share of the Convertible Preferred Stock per annum. The liquidation preference for the Convertible Preferred Stock shall be $1,000 per share. The holders of the Convertible Preferred Stock are entitled to receive the liquidation preference for the Convertible Preferred Stock, plus any accrued but unpaid dividends thereon, and no more. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of Adelphia nor the consolidation or merger of Adelphia with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of Adelphia, unless such sale, conveyance, exchange or transfer shall be in connection with a liquidation, dissolution or winding-up of the business of Adelphia.

  The Convertible Preferred Stock may be redeemed at the option of Adelphia, in whole or in part, at any time on or after August 1, 2000 at the following percentages of the liquidation preference of the Convertible Preferred Stock plus accrued dividends:

   2000................................................................. 104.00%
   2001................................................................. 102.00%
   2002 and thereafter.................................................. 100.00%

  The Certificate of Designations for the Convertible Preferred Stock contains covenants requiring Adelphia to furnish copies of certain filings with the SEC and other financial reports to the holders thereof, and prohibiting Adelphia from paying any consideration to a holder in exchange for obtaining a consent to the amendment or waiver of the terms of the Convertible Preferred Stock unless such consideration is offered and paid to all holders of Convertible Preferred Stock. The holders of Convertible Preferred Stock have certain registration rights.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion is a summary of certain Federal income tax considerations relevant to the receipt, ownership and disposition of the New Notes, New Preferred Stock and the Exchange Debentures to the initial Holders of the New Notes and New Preferred Stock and any Exchange Debentures resulting from the exchange thereof, but does not purport to be a complete analysis of all the potential tax effects thereof. This summary only addresses the tax consequences to a person that acquires New Notes or New Preferred Stock in the Exchange Offer and that is not excluded by this summary. This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Registration Statement may affect the tax consequences described herein. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of the New Notes, New Preferred Stock or Exchange Debentures may differ from the treatment described below. In this connection, it should be noted that as used in the discussion below, the term "earnings and profits" refers to Adelphia's current and accumulated earnings and profits as determined under the Code. There is no assurance that Adelphia will have earnings and profits for any particular taxable year. This summary addresses only holders of the Notes, Exchangeable Preferred Stock and the Exchange Debentures who hold the same as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, holders that are, for Federal income tax purposes, non-resident alien individuals or foreign corporations, and persons holding the Notes, Exchangeable Preferred Stock or the Exchange Debentures as part of a "straddle," "hedge" or "conversion transaction." Holders should consult their tax advisors with regard to the application of the Federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                         EXCHANGEABLE PREFERRED STOCK

EXCHANGE OFFER

  The exchange of Old Preferred Stock for New Preferred Stock pursuant to the Exchange Offer should not be a taxable exchange for Federal income tax purposes. As a result, there should be no Federal income tax consequences to Holders exchanging Old Preferred Stock for New Preferred Stock pursuant to the Exchange Offer. A Holder should have the same adjusted basis and holding period in the New Preferred Stock as it had in the Old Preferred Stock immediately before the Exchange Offer.

DIVIDENDS ON EXCHANGEABLE PREFERRED STOCK

  Cash dividends paid on the Exchangeable Preferred Stock will be taxable as ordinary income to the extent of Adelphia's earnings and profits. To the extent that the amount of cash distributions paid on the Exchangeable Preferred Stock exceeds Adelphia's earnings and profits, such distributions will be treated first as a return of capital and will be applied against and reduce the adjusted tax basis of the Exchangeable Preferred Stock in the hands of the shareholder. Any remaining amount after the Holder's basis has been reduced to zero will be taxable as capital gain and will be long-term capital gain if the Holder's holding period for the Exchangeable Preferred Stock exceeds one year.

  For purposes of the remainder of this discussion, the term "dividend" refers to a distribution taxable as ordinary income as described above unless the context indicates otherwise. Dividends received by corporate shareholders will be eligible for a dividends-received deduction under section 243 of the Code, subject to the limitations contained in sections 246 and 246A of the Code.

  Section 1059 of the Code requires a corporate shareholder to reduce its basis (but not below zero) in the Exchangeable Preferred Stock by the "nontaxed portion" or any "extraordinary dividend" if the holder has not held its Exchangeable Preferred Stock for more than two years as of the date the amount or payment of such dividend is agreed to, announced or declared. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income under section 243 of the Code (relating to the dividends-received deduction). An "extraordinary dividend" on the Exchangeable Preferred Stock would include a dividend that (i) equals or exceeds 5% of the holder's adjusted tax basis in the Exchangeable Preferred Stock, treating all dividends having ex-dividend dates within an 85-day period as one dividend, or (ii) exceeds 20% of the holder's adjusted tax basis in the Exchangeable Preferred Stock, treating all dividends having ex-dividend dates within a 365-day period as one dividend. In determining whether a dividend paid is an extraordinary dividend, a Holder may elect to use the fair market value of the Exchangeable Preferred Stock rather than its basis for purposes of applying the 5% (or 20%) limitation, if the shareholder is able to establish to the satisfaction of the Secretary of the Treasury such fair market value as of the day before the ex-dividend date. An "extraordinary dividend" would also include any amount treated as a dividend in the case of a redemption of the Exchangeable Preferred Stock that is non-pro rata as to all shareholders, without regard to the period the Holder held the stock. If any part of the nontaxed portion of an extraordinary dividend has not been applied to reduce basis as a result of the limitation on reducing basis below zero, the amount thereof will be treated as gain from the sale or exchange of stock in the year in which the extraordinary dividend is received.

  The extraordinary dividend rules do not apply with respect to "qualified preferred dividends." A "qualified preferred dividend" is any fixed dividend payable with respect to preferred stock which (i) provides for fixed preferred dividends payable no less often than annually and (ii) is not in arrears as to dividends when acquired, provided the actual rate of return, as determined under section 1059(e)(3) of the Code, on such stock does not exceed 15%. Where a qualified preferred dividend exceeds the 5% (or 20%) threshold for extraordinary dividend status described above, (i) the extraordinary dividend rules will not apply if the taxpayer holds the stock for more than five years, and (ii) if the taxpayer disposes of the stock before it has been held for more than five years, the aggregate reduction in basis cannot exceed the excess of the qualified preferred dividends paid on such stock during the period held by the taxpayer over the qualified preferred dividends which would have been paid during such period on the basis of the stated rate of return, as determined under section 1059(e)(3) of the Code. The length of time that a taxpayer is deemed to have held stock for purposes for section 1059 of the Code is determined under principles similar to those contained in section 246(c) of the Code discussed above.

  CORPORATE STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICATION OF SECTION 1059 TO THE OWNERSHIP AND DISPOSITION OF THEIR EXCHANGEABLE PREFERRED STOCK.

REDEMPTION PREMIUM

  If the redemption price of the Exchangeable Preferred Stock to be paid by Adelphia on the Mandatory Redemption or Optional Redemption of the Exchangeable Preferred Stock exceeds, by more than a de minimis amount, its issue price, all or a portion of such excess may, pursuant to section 305(c) of the Code, be viewed as constructive distributions (and thus as dividends depending upon the presence of earnings and profits) over the term during which the Exchangeable Preferred Stock cannot be called for redemption under an economic accrual method similar to the method described under the fourth paragraph under "Original Issue Discount." In such event, Holders of Exchangeable Preferred Stock could be required to treat such excess as constructive distributions of property includable in income on a periodic basis in advance of receiving cash attributable to such income. The issue price of the Exchangeable Preferred Stock issued for money is the price at which a substantial amount of such stock is sold. A redemption premium will generally be considered de minimis as long as it is less than the redemption price of the Exchangeable Preferred Stock multiplied by 1/4 of 1% multiplied by the number of years until the issuer must redeem the preferred stock.

  For purposes of determining whether such constructive distribution treatment applies, the Mandatory Redemption and the Optional Redemption are tested separately. Constructive distribution treatment is required if either (or both) of these tests is satisfied. Because the issue price of the Old Preferred Stock at original issuance was equal to the Mandatory Redemption Price, no redemption premium will arise as a result of the Mandatory Redemption feature with respect to such stock.

  Pursuant to recently issued regulations (the "Section 305(c) Regulations"), such economic accrual will arise due to the Optional Redemption only if, based on all of the facts and circumstances as of the date the Exchangeable Preferred Stock is issued, redemption pursuant to the Optional Redemption were more likely than not to occur. Even if redemption were more likely than not to occur, however, constructive distribution treatment would not result if the redemption premium were solely in the nature of a penalty for premature redemption. For this purpose, a penalty for premature redemption is a premium paid as a result of changes in economic or market conditions over which neither the issuer nor the Holder has control, such as changes in prevailing dividend rates. The Section 305(c) Regulations provide a safe harbor pursuant to which constructive distribution treatment will not result from an issuer call right if the issuer and the Holder are unrelated, there are no arrangements that effectively require the issuer to redeem the stock and exercise of the option to redeem would not reduce the yield of the stock. Although Adelphia believes that the Optional Redemption would not be treated as more likely than not to be exercised under these rules, that the redemption premium is in the nature of a penalty for premature redemption or that the safe harbor would apply, this determination cannot be made with certainty at this time. Thus, no assurance can be given as to the treatment of the redemption premium with respect to the Exchangeable Preferred Stock under the Section 305(c) Regulations.

  Shares of Exchangeable Preferred Stock that are subject to the Section 305(c) Regulations concerning redemption premiums generally will have different tax characteristics than shares of Exchangeable Preferred Stock that are not subject to the Section 305(c) Regulations and might trade separately, which might adversely affect the liquidity of such shares.

REDEMPTION, SALE AND EXCHANGE OF EXCHANGEABLE PREFERRED STOCK

  A redemption of Exchangeable Preferred Stock for cash (whether pursuant to the Mandatory Redemption or the Optional Redemption), a sale of Exchangeable Preferred Stock or an exchange of shares of Exchangeable Preferred Stock for Exchange Debentures will be a taxable event.

  A redemption of Exchangeable Preferred Stock for cash will be treated as a dividend to the extent of Adelphia's currently or accumulated earnings and profits, unless the redemption (i) results in a "complete termination" of the shareholder's stock interest in Adelphia under section 302(b)(3) of the Code,
(ii) is "substantially disproportionate" with respect to the shareholder under section 302(b)(2) of the Code or (iii) is "not essentially equivalent to a dividend" with respect to the shareholder under section 302(b)(1) of the Code. In determining whether any of these tests has been met, the shareholder must take into account not only stock he actually owns, but also stock he constructively owns within the meaning of section 318 of the Code. A distribution to a shareholder is "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the shareholder's stock interest in Adelphia. If, as a result of a redemption for cash of the Exchangeable Preferred Stock, a shareholder of Adelphia whose relative stock interest in Adelphia is minimal and who exercises no control over corporate affairs suffers a reduction in his proportionate interest in Adelphia (including any ownership of common stock and any shares constructively owned), that shareholder should generally be regarded as having suffered a meaningful reduction in his interest in Adelphia. Satisfaction of the "complete termination" and "substantially disproportionate" exceptions is dependent upon compliance with the respective objective tests set forth in section 302(b)(3) and 302(b)(2) of the Code.

  If the redemption is not treated as a distribution taxable as a dividend, or if Exchangeable Preferred Stock is sold, the redemption or sale of the Exchangeable Preferred Stock for cash would result in taxable gain or loss equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the Exchangeable Preferred Stock redeemed or sold. Such gain or loss would be capital gain or loss and would be long-term capital gain or loss if the holding period for the Exchangeable Preferred Stock exceeded one year.

  An exchange of Exchangeable Preferred Stock for Exchange Debentures at the option of Adelphia will be subject to the same general rules as a redemption for cash, including the rules for treating the redemption as a dividend or as a sale or exchange. If the exchange of Exchangeable Preferred Stock for Exchange Debentures is treated as a dividend, the amount of the dividend would be the "issue price" of the Exchange Debentures (to the extent of Adelphia's current or accumulated earnings and profits) determined in the manner described below for purposes of computing original issue discount (if any) on the Exchange Debentures. If the exchange of Exchangeable Preferred Stock is not treated as a dividend, the exchanging shareholder would recognize gain or loss equal to the difference between the issue price of Exchange Debentures and the shareholder's adjusted tax basis in the Exchangeable Preferred Stock. If neither the Exchangeable Preferred Stock nor the Exchange Debentures are regularly traded on an established securities market, gain realized on the exchange of Exchangeable Preferred Stock for Exchange Debentures may qualify for installment-sale treatment.

  If the amount received in a redemption of Exchangeable Preferred Stock is treated as a distribution which may be taxable as a dividend as opposed to consideration received in a sale or exchange, the amount of the distribution will be measured by the amount of cash or the issue price (or, alternatively, fair market value) of the

Exchange Debentures, as the case may be, received by the Holder. The Holder's adjusted tax basis in the redeemed Exchangeable Preferred Stock will be transferred to any remaining stockholdings in Adelphia. If the shareholder does not retain any stock ownership in Adelphia, it is unclear whether the shareholder will be permitted to transfer such basis to any Exchange Debentures received in the redemption or will lose such basis entirely. Under section 1059 of the Code, the term "extraordinary dividend" includes any redemption of stock that is treated as a dividend and that is non-pro rata as to all stockholders, including shares of common stock, irrespective of the holding period. Consequently, to the extent an exchange of Exchangeable Preferred Stock for debentures or cash constitutes a distribution taxable as a dividend, it may constitute an "extraordinary dividend" to a corporate shareholder and be subject to the rules described above. See "--Dividends on Exchangeable Preferred Stock."

ORIGINAL ISSUE DISCOUNT

  If the shares of Exchangeable Preferred Stock are exchanged for Exchange Debentures at a time when the stated redemption price at maturity of such Exchange Debentures exceeds their issue price by an amount equal to or greater than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, the Exchange Debentures will be treated as having original issue discount ("OID") equal to the entire amount of such excess. If the Exchange Debentures are traded on an established securities market within the meaning of section 1273(b)(3) of the Code, the issue price of the Exchange Debentures will be their fair market value as of the issue date. Similarly, if the Exchangeable Preferred Stock, but not the Exchange Debentures issued and exchanged therefor, is traded on an established securities market within the meaning of section 1273(b)(3) of the Code at the time of the exchange, then the issue price of each Exchange Debenture should be the fair market value of the Exchangeable Preferred Stock at the time of the exchange. If neither the Exchangeable Preferred Stock nor the Exchange Debentures are traded on an established securities market, and absent any "potentially abusive situation," the issue price of the Exchange Debentures will be their stated principal amount or, in the event the Exchange Debentures do not bear "adequate stated interest" within the meaning of section 1274 of the Code, their "imputed principal amount" as determined under section 1274 of the Code using the applicable federal rate (the "AFR") in effect as of the date of the exchange.

  Adelphia is allowed to exchange the Exchangeable Preferred Stock for Exchange Debentures. Because the determination of the issue price of the Exchange Debentures depends on several factors as described above, it is possible that Exchange Debentures issued at different times will have different issue prices. To the extent the Exchange Debentures have different issue prices, they may have different tax characteristics from each other (for example, the amount of OID on such Exchange Debentures may vary), and may trade separately, which may adversely affect the liquidity of such Exchange Debentures.

  The "stated redemption price at maturity" of the Exchange Debentures would equal the total of all payments under the Exchange Debentures, other than payments of "qualified stated interest." "Qualified stated interest" generally is stated interest that is unconditionally payable in cash or other property (other than debt instruments of the issuer such as the Exchange Debentures) at least annually at a single fixed rate. Since Adelphia will pay interest in cash, the stated interest would qualify as qualified stated interest and none of such stated interest would be included in the stated redemption price at maturity of the Exchange Debentures.

  A holder of an Exchange Debenture would generally be required under section 1272 of the Code to include in gross income (irrespective of its method of accounting) a portion of such OID for each year during which it holds such an Exchange Debenture, even if the cash to which such income is attributable would not be received until maturity or redemption of the Exchange Debenture. The amount of any OID included in income for each year would be calculated under a constant-yield-to-maturity formula that would result in the allocation of less OID to the early years of the term of the Exchange Debenture and more OID for later years.

  Since Adelphia will pay interest in cash, the stated interest would be included in income by a Holder in accordance with such Holder's usual method of accounting.

  If the Exchange Debentures are issued with OID and Adelphia were found to have had an intention to call the Exchange Debentures before maturity, any gain realized on a sale, exchange or redemption of Exchange

Debentures prior to maturity would be considered ordinary income to the extent of any unamortized OID for the period remaining to the stated maturity of the Exchange Debentures. Adelphia cannot predict whether it would have an intention to call the Exchange Debentures before their maturity at the time, if ever, it issues the Exchange Debentures.

BOND PREMIUM ON EXCHANGE DEBENTURES

  If the shares of Exchangeable Preferred Stock are exchanged for Exchange Debentures at a time when the issue price of such Exchange Debentures exceeds the amount payable at the maturity date (or earlier redemption date, if appropriate) of the Exchange Debentures, such excess will be deductible, subject to certain limitations with respect to individuals, by the Holder of such Exchange Debentures as amortizable bond premium over the term of the Exchange Debentures (taking into account earlier call dates, as appropriate), under a yield-to-maturity formula, but only if an election by the taxpayer under the section 171 of the Code is in effect or is made. To the extent the excess is deducted as amortizable bond premium, the Holder's adjusted tax basis in the Exchange Debentures will be reduced. An election under section 171 of the Code is available only if the Exchange Debentures are held as capital assets. Such election is binding once made and applies to all debt obligations owned or subsequently acquired by the taxpayer. Under the Code, the amortizable bond premium will be treated as an offset to interest income on the Exchange Debentures rather than as a separate deduction item unless otherwise provided in future regulations.

REDEMPTION OR SALE OF EXCHANGE DEBENTURES

  Generally, any redemption or sale of Exchange Debentures by a Holder would result in taxable gain or loss equal to the difference between the amount of cash received (except to the extent that cash received is attributable to accrued interest) and the Holder's tax basis in the Exchange Debentures. The tax basis of a Holder who received an Exchange Debenture in exchange for Exchangeable Preferred Stock will generally be equal to the issue price of the Exchange Debenture on the date the Exchange Debenture is issued (or, in the case of an Exchange Debenture received as to which the holder thereof was entitled to installment-sale-treatment, the adjusted tax basis of the Exchangeable Preferred Stock exchanged) plus any OID on the Exchange Debenture included in the Holder's income prior to sale or redemption of the Exchange Debenture, reduced by any amortizable bond premium applied against the Holder's income prior to sale or redemption of the Exchange Debenture and by payments other than payments of qualified stated interest. Such gain or loss would be capital gain or loss and would be long-term capital gain or loss if the holding period exceeded one year. However, if Adelphia were found to have an intention at the time the Exchange Debentures were issued to call them before maturity, the gain would be ordinary income to the extent of any unamortized OID.

HIGH YIELD DISCOUNT OBLIGATIONS

  Sections 163(e) and 163(i) of the Code provide rules that affect the tax treatment of certain high-yield discount obligations ("HYDOs"). The Exchange Debentures may constitute HYDOs if their yield-to-maturity exceeds by more than five percentage points the applicable federal rate (the "AFR") for instruments with a similar maturity in effect for the calendar month in which the Exchange Debentures are issued. If the Exchange Debentures are HYDOs, the Company may not deduct any OID that accrues with respect to the Exchange Debentures until it pays such amount in cash.

  In addition, to the extent that the Exchange Debentures' yield-to-maturity exceeds the relevant AFR by more than six percentage points, then (i) a portion of such interest corresponding to the yield in excess of six percentage points above the AFR will not be deductible by Adelphia at any time and (ii) a corporate holder may be entitled to treat the portion of the interest that is not deductible by Adelphia as a dividend, which may then qualify for the dividends-received deduction provided by Section 243 of the Code (subject to applicable limitations). In such event, corporate holders of Exchange Debentures should consult with their tax advisors as to the applicability of the dividends-received deduction. It is not possible to determine at the present time whether an Exchange Debenture will be treated as a HYDO.

BACKUP WITHHOLDING

  Under section 3406 of the Code and applicable Treasury regulations, a Holder of Exchangeable Preferred Stock or Exchange Debentures may be subject to backup withholding at the rate of 31% with respect to "reportable payments," which include dividends or interest paid on, or the proceeds of a sale, exchange or redemption of, Exchangeable Preferred Stock or Exchange Debentures, as the case may be. The payor will be required to deduct and withhold the prescribed amounts if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor in the manner required by the Code and applicable Treasury regulations, (ii) the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in section 3406(c) of the Code, or (iv) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Code. If any one of the events listed above occurs, Adelphia will be required to withhold an amount equal to 31% from any dividend payment made with respect to Exchangeable Preferred Stock, any payment of interest or principal pursuant to the terms of the Exchange Debentures or any payment of proceeds of a redemption of Exchangeable Preferred Stock or Exchange Debentures, as the case may be, to a Holder. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the holder's federal income tax liabilities, so long as the required information is provided to the Internal Revenue Service. Adelphia will report to the Holders of Exchangeable Preferred Stock or Exchange Debentures and to the Internal Revenue Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on the securities.

SUBSEQUENT PURCHASERS

  The foregoing does not discuss special rules which may affect the treatment of purchasers that acquire the Exchangeable Preferred Stock or the Exchange Debentures other than through purchasing the Exchangeable Preferred Stock at the time of original issuance at the issue price, including those provisions of the Code relating to the treatment of "market discount." For example, the market discount provisions of the Code may require a subsequent purchaser of an Exchange Debenture at a market discount to treat all or a portion of any gain recognized upon sale or other disposition of the Exchange Debenture as ordinary income and to defer a portion of any interest expense that would otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Exchange Debenture until the holder disposes of the Exchange Debenture in a taxable transaction.

  As a further example, a holder of an Exchange Debenture issued with OID who purchases such Exchange Debenture for an amount that is greater than its adjusted issue price but equal to or less than the sum of all payments payable on the Exchange Debenture after the purchase date (other than payments, if any, of qualified stated interest) will be considered to have purchased such Exchange Debenture at an "acquisition premium." Under the acquisition premium rules, the amount of OID which such holder must include in income with respect to such Exchange Debenture for any taxable year will be reduced by the portion of such acquisition premium properly allocable to such year.

  EACH PROSPECTIVE HOLDER OF EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES SHOULD CONSULT HIS OWN TAX ADVISOR TO DETERMINE THE FEDERAL, STATE, LOCAL AND ANY OTHER TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF EXCHANGEABLE PREFERRED STOCK OR EXCHANGE DEBENTURES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX LAWS AND ANY RECENT OR PROSPECTIVE CHANGES IN APPLICABLE TAX LAWS.

                                   NEW NOTES

EXCHANGE OFFER

  The exchange of the New Notes for Old Notes pursuant to the Exchange Offer will not constitute a recognition event for federal income tax purposes. Consequently, no gain or loss will be recognized by holders upon receipt of the New Notes. For purposes of determining gain or loss upon the subsequent exchange of New Notes, a holder's basis in the New Notes will be the same as a holder's basis in the Old Notes exchanged therefor. Holders will be considered to have held the New Notes from the time of their original acquisition of the Old Notes. As used herein, the term "Senior Note" refers to both an Old Note and a New Note received in exchange therefor.

INTEREST ON THE NEW NOTES

  A holder of a New Note will be required to report as income for federal income tax purposes interest earned on a New Note in accordance with the holder's method of tax accounting. A holder of a New Note using the accrual method of accounting for tax purposes is, as a general rule, required to include interest in ordinary income as such interest accrues. A cash basis holder must include interest in income when cash payments are received by (or made available to) such holder.

MARKET DISCOUNT

  If a holder acquired an Old Note at a market discount (i.e., at a price less than the stated redemption price at maturity of the Old Note), the Old Note is subject to the market discount rules of the Code unless the market discount is de minimis. Market discount is de minimis if it is less than one quarter of one percent of the principal amount of the Old Note multiplied by the number of complete years to maturity after the holder acquired the Old Note. If the holder exchanges an Old Note that has more than de minimis market discount for a New Note, the New Note also will be subject to the market discount rules of the Code. New Notes purchased by a subsequent purchaser also will be subject to the market discount rules if the New Notes are purchased with more than a de minimis amount of market discount. Notes that have more than de minimis market discount are herein referred to as "Market Discount Notes."

  Any gain recognized on the maturity, sale or other disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the Market Discount Note. The amount of market discount treated as having accrued will be determined either
(i) on a ratable basis by multiplying the market discount times a fraction, the numerator of which is the number of days the New Note was held by the Holder and the denominator of which is the total number of days after the date such Holder acquired the New Note up to and including the date of its maturity, or (ii) if the Holder so elects, on a constant interest rate method.

  A Holder may elect to include market discount in income currently over the life of the Market Discount Note. Such an election shall apply to all debt instruments with market discount acquired by the holder on or after the first day of the first taxable year to which the election applies and all subsequent taxable years. This election may not be revoked without the consent of the IRS. Market discount will accrue on a ratable inclusion basis unless the holder elects to accrue market discount on a constant yield to maturity basis. Such an election shall apply only to the Market Discount Note with respect to which it is made and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the New Note in the hands of the holder will be increased by the market discount thereon as it is included in income. A holder who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to a Market Discount
Note in an amount not exceeding the accrued market discount on the Market Discount Note until the maturity or disposition of the Market Discount Note.

DISPOSITION OF THE NOTES

  Subject to the market discount rules discussed above, a holder of Senior Notes will recognize gain or loss upon the sale, redemption, retirement or other disposition of such securities equal to the difference between (i) the amount of cash and the fair market value of the property received (except to the extent attributable to the payment of accrued interest) and (ii) the holder's adjusted tax basis in the securities. Gain or loss recognized will be capital gain or loss provided the Notes are held as capital assets by the holder, and will be long-term capital gain or loss if the holder has held such securities (or is treated as having held such securities) for more than one year.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Holders of the Senior Notes may be subject to backup withholding at a rate of 31% with respect to interest paid on the Senior Notes unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the requirements of the backup withholding rules.

  The Company will report to the holders of the Senior Notes and the IRS the amount of any "reportable payment" for each calendar year and amount of tax withheld, if any, with respect to payments on the Senior Notes.

EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO IT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE NOTES (INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS).

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Securities received in exchange for Old Securities acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale for a period of 365 days after the Expiration Date or until all participating broker-dealers have so resold.

  The Company will not receive any proceeds from any sale of New Securities by broker-dealers. New Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concession from any such broker-dealer and/or the purchasers of any New Securities. Any broker-dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker-dealer that participates in a distribution of New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Company has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Exchange Offer, and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Securities in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities to be received in the Exchange Offer.

                                 LEGAL MATTERS

  The validity of the New Securities will be passed upon on behalf of the Company by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania.

                                    EXPERTS

  The consolidated financial statements and the related financial statement schedules of Adelphia and its subsidiaries as of March 31, 1996 and 1997, and for each of the three years in the period ended March 31, 1997, and the consolidated financial statements of Olympus Communications, L.P. and its subsidiaries as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, all incorporated in this Prospectus by reference from Adelphia's Annual Report on Form 10-K for the year ended March 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REGISTRANT. NEI-THER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLI-CATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE REGISTRANT SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANY-ING LETTER OF TRANSMITTAL CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                --------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   3
Incorporation by Reference.................................................   4
Prospectus Summary.........................................................   5
The Exchange Offer.........................................................   8
Summary Description of the Notes ..........................................  10
Risk Factors...............................................................  16
Use of Proceeds............................................................  22
The Exchange Offer.........................................................  23
Capitalization.............................................................  32
Selected Consolidated Financial Data.......................................  33
Description of the Notes...................................................  36
Description of Exchangeable Preferred Stock and Exchange Debentures........  51
Terms Applicable to All Securities.........................................  63
Description of Convertible Preferred Stock.................................  67
Certain Federal Income Tax Considerations..................................  67
Plan of Distribution.......................................................  75
Legal Matters..............................................................  76
Experts....................................................................  76


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                                   ADELPHIA
                                COMMUNICATIONS
                                  CORPORATION

                         10 1/2%SERIES B SENIOR NOTES
                                   DUE 2004

                            13% SERIES B CUMULATIVE
                         EXCHANGEABLE PREFERRED STOCK


                                ---------------

                                  PROSPECTUS
                                ---------------


                                       , 1997

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law provides in general that a corporation may indemnify its directors, officers, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise. The bylaws of Adelphia provide for indemnification of the officers and directors of Adelphia to the full extent permissible under Delaware law.

  Adelphia's Certificate of Incorporation also provides, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, that directors of Adelphia shall not be personally liable to Adelphia, respectively, or its stockholders for monetary damages for breach of fiduciary duty as a director for acts or omissions, provided that directors shall nonetheless be liable for breaches of the duty of loyalty, bad faith, intentional misconduct, knowing violations of law, unlawful distributions to stockholders, or transactions from which a director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     3.01    Certificate of Incorporation of Adelphia Communications
             Corporation (Incorporated herein by reference is Exhibit 3.01 to the Registrant's Current Report on Form 8-K dated July 24, 1997.)
             (File Number 0-16014)
     3.02    Bylaws of Adelphia Communications Corporation (Incorporated herein by reference is Exhibit 3.02 to Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1994.) (File Number 0-
             16014)
     4.01    Indenture, dated as of February 26, 1997, between the Registrant and Bank of Montreal Trust Company with respect to the
             Registrant's 9 7/8% Senior Notes Due 2007 (Incorporated herein by reference is Exhibit 4.01 to Registrant's Current Report on Form
             8-K dated May 1, 1997.) (File Number 0-16014)
     4.02    Form of Note with respect to the Registrant's 9 7/8% Senior Notes
             Due 2007 (contained in Indenture filed as Exhibit 4.01.)
     4.03    Registration Rights Agreement, dated as of February 26, 1997, between the Registrant and the Initial Purchaser with respect to the Registrant's 9 7/8% Senior Notes Due 2007 (Incorporated herein by reference is Exhibit 10.01 to Registrant's Current Report on
             Form 8-K dated May 1, 1997.) (File Number 0-16014)
     4.04    First Supplemental Indenture, dated as of May 4, 1994, with respect to Registrant's 9 1/2% Senior Pay-In-Kind Notes Due 2004
             (Incorporated herein by reference is Exhibit 4.01 to Registrant's
             Current Report on Form 8-K dated May 5, 1994.) (File Number 0-
             16014)
     4.05    Indenture, dated as of February 22, 1994, with respect to
             Registrant's 9 1/2% Senior Pay-In-Kind Notes Due 2004
             (Incorporated herein by reference is Exhibit 4.05 to Registration
             Statement No. 33-52513 on Form S-4.)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     4.06    Indenture, dated as of July 28, 1993, with respect to Registrant's
             10 1/4% Senior Notes Due 2000 (Incorporated herein by reference is
             Exhibit 4.01 to Registrant's Quarterly Report on Form 10-Q for the
             quarter ended June 30, 1993.) (File Number 0-16014)
     4.07    Amended and Restated Indenture, dated as of May 11, 1993, with respect to Registrant's 9 7/8% Senior Debentures Due 2005
             (Incorporated herein by reference is Exhibit 4.01 to Registrant's
             Annual Report on Form 10-K for the fiscal year ended March 31,
             1993.) (File Number 0-16014)
     4.08    Indenture, dated as of September 2, 1992, with respect to the
             Registrant's 11 7/8% Senior Debentures Due 2004 (Incorporated
             herein by reference is Exhibit 4.03 to Registration Statement No.
             33-52630 on Form S-1.)
     4.09    Indenture, dated as of May 7, 1992, with respect to the
             Registrant's 12 1/2% Senior Notes Due 2002 (Incorporated herein by reference is Exhibit 4.03 to Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1992.) (File Number 0-
             16014)
     4.10    Indenture, dated as of April 15, 1996, between Hyperion
             Telecommunications, Inc. and Bank of Montreal Trust Company
             (Incorporated by reference is Exhibit 4.1 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
     4.11    Form of 13% Hyperion Telecommunications, Inc. Senior Discount
             Notes (Incorporated herein by reference is Exhibit 4.3 to Hyperion
             Telecommunications, Inc.'s Registration Statement No. 333- 12619
             on Form S-1.)
     4.12    First Supplemental Indenture, dated as of September 11, 1996, between Hyperion Telecommunications, Inc. and Bank of Montreal
             Trust Company (Incorporated herein by reference is Exhibit 4.2 of
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-12619 on Form S-1.)
     4.13    Indenture, dated as of November 12, 1996, between Olympus
             Communications, L.P., Olympus Capital Corporation and Bank of
             Montreal Trust Company (Incorporated herein by reference is
             Exhibit 10.02 to Registrant's Current Report on Form 8-K dated
             December 16, 1996.) (File Number 0-16014)
     4.14    Certificate of Designations for 13% Series A and Series B
             Cumulative Exchangeable Preferred Stock (Contained in Exhibit 3.01
             to Registrant's Current Report on Form 8-K dated July 24, 1997, which is incorporated herein by reference.) (File Number 0-16014)
     4.15    Certificate of Designations for Series C Convertible Preferred
             Stock (Contained in Exhibit 3.01 to Registrant's Current Report on
             Form 8-K dated July 24, 1997, which is incorporated herein by reference.) (File Number 0-16014)
     4.16    Indenture, dated as of July 7, 1997, with respect to the
             Registrant's 10 1/2% Senior Notes due 2004, between the Registrant and the Bank of Montreal Trust Company (Incorporated herein by reference is Exhibit 4.03 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997.) (File Number 0-16014)
     4.17    Form of 10 1/2% Senior Note due 2004 (Contained in Exhibit 4.03 to
             Registrant's Current Report on Form 8-K dated July 24, 1997 which is incorporated herein by reference.) (File Number 0-16014)
     4.18    Form of Indenture, with respect to the Registrant's 13% Senior
             Subordinated Exchange Debentures due 2009, between the Registrant and the Bank of Montreal Trust Company (Contained in Exhibit 3.01
             as Annex A to Registrant's Current Report on Form 8-K dated July
             24, 1997, which is incorporated herein by reference.) (File Number
             0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     4.19    Form of Certificate for 13% Cumulative Exchangeable Preferred
             Stock (Incorporated herein by reference is Exhibit 4.06 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997.)
             (File Number 0-16014)
     4.20    Form of Certificate for Series C Convertible Preferred Stock
             (Incorporated herein by reference is Exhibit 4.06 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997.)
             (File Number 0-16014)
     4.21    Indenture, dated as of August 27, 1997, with respect to Hyperion
             Telecommunications, Inc. ("Hyperion") 12 1/4% Senior Secured Notes
             due 2004, between Hyperion and the Bank of Montreal Trust Company
             (Incorporated herein by reference to Exhibit 4.01 to Hyperion's
             Current Report on Form 8-K dated August 27, 1997.) (File No. 0-
             21605).
     4.22    Form of 12 1/4% Senior Secured Note due 2004 (contained in Exhibit
             4.21).
     4.23    Second Supplemental Indenture, dated as of August 27, 1997, between Hyperion and the Bank of Montreal Trust Company, regarding
             Hyperion's 13% Senior Discount Notes due 2003 (Incorporated by
             reference herein to Exhibit 4-06 to Hyperion's Current Report on
             Form 8-K dated August 27, 1997.) (File No. 0-21605).
     5.01*   Opinion of Buchanan Ingersoll Professional Corporation
    10.01    Class B Common Stockholders Agreement (Incorporated herein by reference is Exhibit 10.01 to Registration Statement No. 33-6974
             on Form S-1.)
    10.02    Joinder to Class B Common Stockholders Agreement (Incorporated
             herein by reference is Exhibit 10.02 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.) (File
             Number 0-16014)
    10.03    Registration Rights Agreement and Amendment to Registration Rights
             Agreement (Incorporated herein by reference are Exhibit 10.02 to
             Registration Statement No. 33-6974 on Form S-1 and Exhibit 10.35
             to Registration Statement No. 33-25121 on Form S-1.)
    10.04    Form of Management Agreement for Managed Companies (Incorporated
             herein by reference is Exhibit 10.04 to the Registrant's Annual
             Report on Form 10-K for fiscal year ended March 31, 1996.) (File
             Number 0-16014)
    10.05    Management Agreement--Montgomery Cablevision Associates, L.P.
             (Incorporated herein by reference is Exhibit 10.08 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.06    Management Agreement--Adelphia Cablevision Associates of Radnor,
             L.P. (Incorporated herein by reference is Exhibit 10.09 to
             Registration Statement No. 33-6974 on Form S-1.)
    10.07    Stock Option Plan of 1986, as amended (Incorporated herein by reference is Exhibit 10.07 to Registration Statement No. 33-46551
             on Form S-1.)
    10.08    Restricted Stock Bonus Plan, as amended (Incorporated herein by reference is Exhibit 10.08 to Registration Statement No. 33-46551
             on Form S-1.)
    10.09    Business Opportunity Agreement (Incorporated herein by reference is Exhibit 10.13 to Registration Statement No. 33-3674 on Form S-
             1.)
    10.10    Employment Agreement between the Company and John J. Rigas
             (Incorporated herein by reference is Exhibit 10.14 to Registration
             Statement No. 33-6974 on Form S-1.)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.11    Employment Agreement between the Company and Daniel R. Milliard
             (Incorporated herein by reference is Exhibit 10.15 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.12    Employment Agreement between the Company and Timothy J. Rigas
             (Incorporated herein by reference is Exhibit 10.16 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.13    Employment Agreement between the Company and Michael J. Rigas
             (Incorporated herein by reference is Exhibit 10.17 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.14    Employment Agreement between the Company and James P. Rigas
             (Incorporated herein by reference is Exhibit 10.18 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.15    Agreement Regarding Management Fees relating to the subsidiaries of Chauncey Communications Corporation (Incorporated herein by reference is Exhibit 10.16 of Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1991.) (File Number 0-
             16014)
    10.16    Form of Note Agreement, dated as of August 1, 1990, relating to the 10.66% Senior Secured Notes due August 1, 1998, of Chauncey
             Communications Corporation (Incorporated herein by reference is
             Exhibit 10.01 of Registrant's Quarterly Report on Form 10-Q for
             the quarter ended June 30, 1990.) (File Number 0-16014)
    10.17    Amendatory Agreement regarding Chauncey Communications Corporation
             10.66% Senior Secured Note Agreement, dated as of August 6, 1991
             (Incorporated herein by reference is Exhibit 10.02 of Registrant's
             Quarterly Report on Form 10-Q for the quarter ended September 30,
             1991.) (File Number 0-16014)
    10.18    $50,000 Term Note and Pledge Agreement between Adelphia
             Communications Corporation as lender and Daniel R. Milliard, dated
             October 1, 1988 (Incorporated herein by reference is Exhibit 10.03 of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991.) (File Number 0-16014)
    10.19    $205,000 Revolving Term Note and Pledge Agreement among Adelphia
             Communications Corporation as lender, Daniel R. Milliard and David
             Acker (Incorporated herein by reference is Exhibit 10.04 of
             Registrant's Quarterly Report on Form 10-Q for the quarter ended
             September 30, 1991.) (File Number 0-16014)
    10.20    Olympus Communications, L.P. Second Amended and Restated Limited
             Partnership Agreement, dated as of February 28, 1995 (Incorporated herein by reference is Exhibit 10.32 of the Registrant's Annual
             Report on Form 10-K for the fiscal year ended March 31, 1995.)
             (File Number 0-16014)
    10.21    Credit, Security and Guaranty Agreement among UCA Corp. and certain of its Affiliates and First Union National Bank of North
             Carolina as Administrative Agent, dated as of March 15, 1995
             (Incorporated herein by reference is Exhibit 10.32 of the
             Registrant's Annual Report on Form 10-K for the fiscal year ended
             March 31, 1995.) (File Number 0-16014)
    10.22    Revolving Credit Facility among Adelphia Cable partners, L.P.,
             Southwest Florida Cable, Inc., West Boca Acquisition Limited
             Partnership and Toronto-Dominion (Texas), Inc., as Administrative
             Agent, dated May 12, 1995 (Incorporated herein by reference is
             Exhibit 10.03 to Registrant's Current Report on Form 8-K dated
             June 30, 1995.) (File Number 0-16014)
    10.23    Credit Agreement, dated as of October 27, 1995, among Plato
             Communications, Inc. Northeast Cable, Inc., Robinson/Plum
             Cablevision L.P., the several other banks and other financial institutions from time to time parties to this agreement and
             Chemical Bank, as Administrative Agent (Incorporated herein by reference is Exhibit 10.35 to Registrant's Current Report on Form
             8-K dated December 7, 1995.) (File Number 0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.24    Credit Agreement, dated as of April 12, 1996, among Chelsea
             Communications, Inc., Kittanning Cablevision Inc., Robinson/Plum
             Cablevision L.P., the several banks and financial institutions parties thereto, and Toronto Dominion (Texas), Inc. as
             Administrative Agent (Incorporated herein by reference is Exhibit
             10.36 to Registrant's Current Report on Form 8-K dated June 3,
             1996.) (File Number 0-16014)
    10.25    Amended Credit Agreement, dated as of March 29, 1996, among
             Highland Video Associates L.P., Telesat Acquisition Limited
             Partnership, Global Acquisition Partners, L.P., the various financial institutions as parties thereto, Bank of Montreal as syndication agent, Chemical Bank as documentation agent, and the
             Bank of Nova Scotia as administrative agent (Incorporated herein by reference is Exhibit 10.37 to Registrant's Current Report on
             Form 8-K dated June 19, 1996.) (File Number 0-16014)
    10.26    Purchase Agreement dated as of April 10, 1996, between Hyperion
             Telecommunications, Inc. and Bear Stearns & Co. Inc., Chase
             Securities Inc. and NationsBanc Capital Markets, Inc.
             (Incorporated by reference is Exhibit 1.1 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
    10.27    Purchase Agreement dated as of February 21, 1997 between the
             Registrant and Smith Barney Inc. (Incorporated herein by reference is Exhibit 10.02 to Adelphia Communications Corporation's Current
             Report on Form 8-K dated May 1, 1997). (File Number 0-16014)
    10.28    Registration Rights Agreement dated as of April 15, 1996, between
             Hyperion Telecommunications, Inc. and the Initial Purchasers
             (Incorporated by reference is Exhibit 4.3 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
    10.29    Warrant Agreement dated as of April 15, 1996, by and among
             Hyperion Telecommunications, Inc. and Bank of Montreal Trust
             Company (Incorporated by reference is Exhibit 10.13 to
             Registration Statement No. 333-06957 on Form S-4 filed for
             Hyperion Telecommunications, Inc.)
    10.30    Warrant Registration Rights Agreement dated as of April 15, 1996, by and among Hyperion Telecommunications, Inc. and the Initial
             Purchasers (Incorporated by reference is Exhibit 10.14 to
             Registration Statement No. 333-06957 on Form S-4 filed for
             Hyperion Telecommunications, Inc.)
    10.31    Hyperion Telecommunications, Inc. Long-Term Incentive Compensation
             Plan (Incorporated herein by reference is Exhibit 10.17 to
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-13663 on Form S-1.)
    10.32    Purchase Agreement, dated as of November 6, 1996, between Olympus
             Communications, L.P., Olympus Capital Corporation and Goldman,
             Sachs & Co. (Incorporated herein by reference is Exhibit 10.01 to
             Registrant's Current Report on Form 8-K dated December 16, 1996.)
             (File Number 0-16014)
    10.33    Registration Rights Agreement among Charles R. Drenning, Paul D.
             Fajerski, Randolph S. Fowler, Adelphia Communications Corporation
             and Hyperion (Incorporated herein by reference is Exhibit 10.18 to
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-13663 on Form S-1.)
    10.34    Registration Rights Agreement between Adelphia Communications
             Corporation and Hyperion (Incorporated herein by reference is
             Exhibit 10.19 to Hyperion Telecommunications, Inc.'s Registration
             Statement No. 333-13663 on Form S-1.)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.35    First Amendment to the Olympus Communications, L.P. Second Amended
             and Restated Limited Partnership Agreement, dated September 1,
             1995 (Incorporated herein by reference is Exhibit 10.33 to the
             Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.36    First Amendment to the Olympus Communications, L.P. Second Amended
             and Restated Limited Partnership Agreement, dated March 29, 1996
             (Incorporated herein by reference is Exhibit 10.34 to the
             Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.37    Second Amendment to the Olympus Communications, L.P. Second
             Amended and Restated Limited Partnership Agreement, dated June 27,
             1996 (Incorporated herein by reference is Exhibit 10.35 to the
             Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.38    Employment Agreement between Hyperion Telecommunications, Inc. and
             Daniel R. Milliard dated as of March 4, 1997. (Incorporated herein by reference is Exhibit 10.03 to Adelphia Communications
             Corporation's Current Report on Form 8-K dated May 1, 1997) (File
             Number
             0-16014)
    10.39    Extension Agreement dated as of January 8, 1997, among Hyperion
             Telecommunications, Inc., Adelphia Communications Corporation,
             Charles R. Drenning, Paul D. Fajerski, Randolph S. Fowler, and six
             Trusts named therein (Incorporated herein by reference is Exhibit
             10.04 to Adelphia Communications Corporation's Current Report on
             Form 8-K dated May 1, 1997.) (File Number 0-16014)
    10.40    Purchase Agreement among Adelphia Communications Corporation,
             Smith Barney Inc., Bear Stearns & Co. Inc., NationsBanc Capital
             Markets, Inc. and TD Securities (USA) Inc. (the "Initial
             Purchasers") dated July 1, 1997. (Incorporated herein by reference is Exhibit 10.01 from the Registrant's Current Report on Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.41    Registration Rights Agreement among Adelphia Communications
             Corporation, the Initial Purchasers and Highland Holdings, dated
             July 7, 1997, regarding the 13% Cumulative Exchangeable Preferred
             Stock. (Incorporated herein by reference is Exhibit 10.02 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997) (File
             Number 0-16014)
    10.42    Registration Rights Agreement among Adelphia Communications
             Corporation and the Initial Purchasers, dated July 7, 1997, regarding the 10 1/2% Senior Notes due 2004. (Incorporated herein by reference is Exhibit 10.03 from the Registrant's Current Report on Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.43    Registration Rights Agreement among Adelphia Communications
             Corporation, Highland Holdings and Telesat Cablevision, Inc.,
             dated July 7, 1997. (Incorporated herein by reference is Exhibit
             10.04 from the Registrant's Current Report on Form 8-K dated July
             24, 1997) (File Number 0-16014)
    10.44    Purchase Agreement between Adelphia Communications Corporation and
             Highland Holdings, dated July 1, 1997. (Incorporated herein by reference is Exhibit 10.05 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.45    Series C Preferred Stock Purchase Agreement among Adelphia
             Communications Corporation, Highland Holdings and Telesat
             Cablevision, Inc., dated June 22, 1997 (Incorporated herein by reference is Exhibit 10.06 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997) (File Number 0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.46    Pledge Agreement between Hyperion and the Bank of Montreal Trust
             Company as Collateral Agent, dated as of August 27, 1997.
             (Incorporated by reference herein is Exhibit 4.03 to Hyperion's
             Current Report on Form 8-K dated August 27, 1997) (File No. 0-
             21065).
    10.47    Registration Rights Agreement between Hyperion and the Initial
             Purchasers, dated August 27, 1997, regarding the 12 1/4% Senior
             Secured Notes due 2004 (Incorporated herein by reference to
             Exhibit 4.04 to Hyperion's Current Report on Form 8-K dated August
             27, 1997) (File No. 0-21605).
    10.48    Pledge, Escrow and Disbursement Agreement, between Hyperion and the Bank of Montreal Trust Company dated as of August 27, 1997.
             (Incorporated by reference herein to Exhibit 4.05 to Hyperion's
             Current Report on Form 8-K dated August 27, 1997) (File No. 0-
             21605).
    10.49    Purchase Agreement among Hyperion, Bear Stearns & Co. Inc., Chase
             Securities Inc., TD Securities (USA) Inc., CIBC Wood Gundy
             Securities Corp., and Scotia Capital Markets (the "Initial
             Purchasers") dated August 21, 1997. (Incorporated herein by reference to Exhibit 10.01 to Hyperion's Current Report on Form 8-
             K dated August 27, 1997) (File No. 0-21605).
    12.01*   Computation of Ratio of Earnings to Fixed Charges
    21.01    Subsidiaries of the Registrant (Incorporated herein by reference is Exhibit 21.01 to Registrant's Annual Report on Form 10-K for
             the fiscal year ended March 31, 1997.) (File Number 0-16014)
    23.01*   Consent of Buchanan Ingersoll Professional Corporation (contained in its opinion filed as Exhibit 5.01 hereto)
    23.02*   Consent of Deloitte & Touche LLP
    24.01*   Power of Attorney (appearing on signature page)
    25.01*   Form T-1 Statement of Eligibility of Trustee
    99.01*   Form of Letter of Transmittal and Notice of Guaranteed Delivery
             for Notes
    99.02*   Form of Letter of Transmittal and Notice of Guaranteed Delivery
             for Preferred Stock

--------
*Filed herewith.

  (b) Financial Statement Schedules

  The following schedules are included in the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 contained herein by reference.

    Schedule I--Condensed Financial Information of the Registrant

    Schedule II--Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11, or 13 of the Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed part of the Registration Statement as of the time it was declared effective.

  (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

  (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S)230.424(b) of this chapter), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (3)(i) and (3)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (6) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
      1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coudersport, Commonwealth of Pennsylvania, on the 3rd day of October, 1997.

                                          ADELPHIA COMMUNICATIONS CORPORATION

                                          By:/s/ Timothy J. Rigas
                                             ----------------------------------
                                             Timothy J. Rigas
                                             Executive Vice President, Chief
                                             Accounting
                                             Officer, Chief Financial Officer
                                             and Treasurer

  Known All Men By These Presents that each person whose signature appears below constitutes and appoints Michael J. Rigas, Timothy J. Rigas and James P. Rigas, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute of substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                   DATE

/s/ John Rigas                 Chairman, President and         October 3, 1997
-----------------------------  Chief Executive Officer
John Rigas

/s/ Michael J. Rigas           Executive Vice President and    October 3, 1997
-----------------------------  Director
Michael J. Rigas

/s/ Timothy J. Rigas           Executive Vice President,       October 3, 1997
-----------------------------  Chief Accounting Officer,
Timothy J. Rigas               Treasurer, Chief Financial
                               Officer and Director

/s/ James P. Rigas             Executive Vice President and    October 3, 1997
-----------------------------  Director
James P. Rigas

/s/ Daniel R. Milliard         Senior Vice President,          October 3, 1997
-----------------------------  Secretary and Director
Daniel R. Milliard

          SIGNATURE                        TITLE                   DATE

/s/ Dennis P. Coyle            Director                        October 3, 1997
-----------------------------
Dennis P. Coyle

/s/ Pete J. Metros             Director                        October 3, 1997
-----------------------------
Pete J. Metros

                               Director
-----------------------------
Perry S. Patterson

                                 EXHIBIT INDEX

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     3.01    Certificate of Incorporation of Adelphia Communications
             Corporation (Incorporated herein by reference is Exhibit 3.01 to the Registrant's Current Report on Form 8-K dated July 24, 1997.)
             (File Number 0-16014)
     3.02    Bylaws of Adelphia Communications Corporation (Incorporated herein by reference is Exhibit 3.02 to Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1994.) (File Number 0-
             16014)
     4.01    Indenture, dated as of February 26, 1997, between the Registrant and Bank of Montreal Trust Company with respect to the
             Registrant's 9 7/8% Senior Notes Due 2007 (Incorporated herein by reference is Exhibit 4.01 to Registrant's Current Report on Form
             8-K dated May 1, 1997.) (File Number 0-16014)
     4.02    Form of Note with respect to the Registrant's 9 7/8% Senior Notes
             Due 2007 (contained in Indenture filed as Exhibit 4.01.)
     4.03    Registration Rights Agreement, dated as of February 26, 1997, between the Registrant and the Initial Purchaser with respect to the Registrant's 9 7/8% Senior Notes Due 2007 (Incorporated herein by reference is Exhibit 10.01 to Registrant's Current Report on
             Form 8-K dated May 1, 1997.) (File Number 0-16014)
     4.04    First Supplemental Indenture, dated as of May 4, 1994, with respect to Registrant's 9 1/2% Senior Pay-In-Kind Notes Due 2004
             (Incorporated herein by reference is Exhibit 4.01 to Registrant's
             Current Report on Form 8-K dated May 5, 1994.) (File Number 0-
             16014)
     4.05    Indenture, dated as of February 22, 1994, with respect to
             Registrant's 9 1/2% Senior Pay-In-Kind Notes Due 2004
             (Incorporated herein by reference is Exhibit 4.05 to Registration
             Statement No. 33-52513 on Form S-4.)
     4.06    Indenture, dated as of July 28, 1993, with respect to Registrant's
             10 1/4% Senior Notes Due 2000 (Incorporated herein by reference is
             Exhibit 4.01 to Registrant's Quarterly Report on Form 10-Q for the
             quarter ended June 30, 1993.) (File Number 0-16014)
     4.07    Amended and Restated Indenture, dated as of May 11, 1993, with respect to Registrant's 9 7/8% Senior Debentures Due 2005
             (Incorporated herein by reference is Exhibit 4.01 to Registrant's
             Annual Report on Form 10-K for the fiscal year ended March 31,
             1993.) (File Number 0-16014)
     4.08    Indenture, dated as of September 2, 1992, with respect to the
             Registrant's 11 7/8% Senior Debentures Due 2004 (Incorporated
             herein by reference is Exhibit 4.03 to Registration Statement No.
             33-52630 on Form S-1.)
     4.09    Indenture, dated as of May 7, 1992, with respect to the
             Registrant's 12 1/2% Senior Notes Due 2002 (Incorporated herein by reference is Exhibit 4.03 to Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1992.) (File Number 0-
             16014)
     4.10    Indenture, dated as of April 15, 1996, between Hyperion
             Telecommunications, Inc. and Bank of Montreal Trust Company
             (Incorporated by reference is Exhibit 4.1 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
     4.11    Form of 13% Hyperion Telecommunications, Inc. Senior Discount
             Notes (Incorporated herein by reference is Exhibit 4.3 to Hyperion
             Telecommunications, Inc.'s Registration Statement No. 333- 12619
             on Form S-1.)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     4.12    First Supplemental Indenture, dated as of September 11, 1996, between Hyperion Telecommunications, Inc. and Bank of Montreal
             Trust Company (Incorporated herein by reference is Exhibit 4.2 of
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-12619 on Form S-1.)
     4.13    Indenture, dated as of November 12, 1996, between Olympus
             Communications, L.P., Olympus Capital Corporation and Bank of
             Montreal Trust Company (Incorporated herein by reference is
             Exhibit 10.02 to Registrant's Current Report on Form 8-K dated
             December 16, 1996.) (File Number 0-16014)
     4.14    Certificate of Designations for 13% Series A and Series B
             Cumulative Exchangeable Preferred Stock (Contained in Exhibit 3.01
             to Registrant's Current Report on Form 8-K dated July 24, 1997, which is incorporated herein by reference.) (File Number 0-16014)
     4.15    Certificate of Designations for Series C Convertible Preferred
             Stock (Contained in Exhibit 3.01 to Registrant's Current Report on
             Form 8-K dated July 24, 1997, which is incorporated herein by reference.) (File Number 0-16014)
     4.16    Indenture, dated as of July 7, 1997, with respect to the
             Registrant's 10 1/2% Senior Notes due 2004, between the Registrant and the Bank of Montreal Trust Company (Incorporated herein by reference is Exhibit 4.03 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997.) (File Number 0-16014)
     4.17    Form of 10 1/2% Senior Note due 2004 (Contained in Exhibit 4.03 to
             Registrant's Current Report on Form 8-K dated July 24, 1997 which is incorporated herein by reference.) (File Number 0-16014)
     4.18    Form of Indenture, with respect to the Registrant's 13% Senior
             Subordinated Exchange Debentures due 2009, between the Registrant and the Bank of Montreal Trust Company (Contained in Exhibit 3.01
             as Annex A to Registrant's Current Report on Form 8-K dated July
             24, 1997, which is incorporated herein by reference.) (File Number
             0-16014)
     4.19    Form of Certificate for 13% Cumulative Exchangeable Preferred
             Stock (Incorporated herein by reference is Exhibit 4.06 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997.)
             (File Number 0-16014)
     4.20    Form of Certificate for Series C Convertible Preferred Stock
             (Incorporated herein by reference is Exhibit 4.06 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997.)
             (File Number 0-16014)
     4.21    Indenture, dated as of August 27, 1997, with respect to Hyperion
             Telecommunications, Inc. ("Hyperion") 12 1/4% Senior Secured Notes
             due 2004, between Hyperion and the Bank of Montreal Trust Company
             (Incorporated herein by reference to Exhibit 4.01 to Hyperion's
             Current Report on Form 8-K dated August 27, 1997.) (File No. 0-
             21605).
     4.22    Form of 12 1/4% Senior Secured Note due 2004 (contained in Exhibit
             4.21).
     4.23    Second Supplemental Indenture, dated as of August 27, 1997, between Hyperion and the Bank of Montreal Trust Company, regarding
             Hyperion's 13% Senior Discount Notes due 2003 (Incorporated by
             reference herein to Exhibit 4-06 to Hyperion's Current Report on
             Form 8-K dated August 27, 1997.) (File No. 0-21605).
     5.01*   Opinion of Buchanan Ingersoll Professional Corporation

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.01    Class B Common Stockholders Agreement (Incorporated herein by reference is Exhibit 10.01 to Registration Statement No. 33-6974
             on Form S-1.)
    10.02    Joinder to Class B Common Stockholders Agreement (Incorporated
             herein by reference is Exhibit 10.02 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.) (File
             Number 0-16014)
    10.03    Registration Rights Agreement and Amendment to Registration Rights
             Agreement (Incorporated herein by reference are Exhibit 10.02 to
             Registration Statement No. 33-6974 on Form S-1 and Exhibit 10.35
             to Registration Statement No. 33-25121 on Form S-1.)
    10.04    Form of Management Agreement for Managed Companies (Incorporated
             herein by reference is Exhibit 10.04 to the Registrant's Annual
             Report on Form 10-K for fiscal year ended March 31, 1996.) (File
             Number 0-16014)
    10.05    Management Agreement--Montgomery Cablevision Associates, L.P.
             (Incorporated herein by reference is Exhibit 10.08 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.06    Management Agreement--Adelphia Cablevision Associates of Radnor,
             L.P. (Incorporated herein by reference is Exhibit 10.09 to
             Registration Statement No. 33-6974 on Form S-1.)
    10.07    Stock Option Plan of 1986, as amended (Incorporated herein by reference is Exhibit 10.07 to Registration Statement No. 33-46551
             on Form S-1.)
    10.08    Restricted Stock Bonus Plan, as amended (Incorporated herein by reference is Exhibit 10.08 to Registration Statement No. 33-46551
             on Form S-1.)
    10.09    Business Opportunity Agreement (Incorporated herein by reference is Exhibit 10.13 to Registration Statement No. 33-3674 on Form S-
             1.)
    10.10    Employment Agreement between the Company and John J. Rigas
             (Incorporated herein by reference is Exhibit 10.14 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.11    Employment Agreement between the Company and Daniel R. Milliard
             (Incorporated herein by reference is Exhibit 10.15 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.12    Employment Agreement between the Company and Timothy J. Rigas
             (Incorporated herein by reference is Exhibit 10.16 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.13    Employment Agreement between the Company and Michael J. Rigas
             (Incorporated herein by reference is Exhibit 10.17 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.14    Employment Agreement between the Company and James P. Rigas
             (Incorporated herein by reference is Exhibit 10.18 to Registration
             Statement No. 33-6974 on Form S-1.)
    10.15    Agreement Regarding Management Fees relating to the subsidiaries of Chauncey Communications Corporation (Incorporated herein by reference is Exhibit 10.16 of Registrant's Annual Report on Form
             10-K for the fiscal year ended March 31, 1991.) (File Number 0-
             16014)
    10.16    Form of Note Agreement, dated as of August 1, 1990, relating to the 10.66% Senior Secured Notes due August 1, 1998, of Chauncey
             Communications Corporation (Incorporated herein by reference is
             Exhibit 10.01 of Registrant's Quarterly Report on Form 10-Q for
             the quarter ended June 30, 1990.) (File Number 0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.17    Amendatory Agreement regarding Chauncey Communications Corporation
             10.66% Senior Secured Note Agreement, dated as of August 6, 1991
             (Incorporated herein by reference is Exhibit 10.02 of Registrant's
             Quarterly Report on Form 10-Q for the quarter ended September 30,
             1991.) (File Number 0-16014)
    10.18    $50,000 Term Note and Pledge Agreement between Adelphia
             Communications Corporation as lender and Daniel R. Milliard, dated
             October 1, 1988 (Incorporated herein by reference is Exhibit 10.03 of Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1991.) (File Number 0-16014)
    10.19    $205,000 Revolving Term Note and Pledge Agreement among Adelphia
             Communications Corporation as lender, Daniel R. Milliard and David
             Acker (Incorporated herein by reference is Exhibit 10.04 of
             Registrant's Quarterly Report on Form 10-Q for the quarter ended
             September 30, 1991.) (File Number 0-16014)
    10.20    Olympus Communications, L.P. Second Amended and Restated Limited
             Partnership Agreement, dated as of February 28, 1995 (Incorporated herein by reference is Exhibit 10.32 of the Registrant's Annual
             Report on Form 10-K for the fiscal year ended March 31, 1995.)
             (File Number 0-16014)
    10.21    Credit, Security and Guaranty Agreement among UCA Corp. and certain of its Affiliates and First Union National Bank of North
             Carolina as Administrative Agent, dated as of March 15, 1995
             (Incorporated herein by reference is Exhibit 10.32 of the
             Registrant's Annual Report on Form 10-K for the fiscal year ended
             March 31, 1995.) (File Number 0-16014)
    10.22    Revolving Credit Facility among Adelphia Cable partners, L.P.,
             Southwest Florida Cable, Inc., West Boca Acquisition Limited
             Partnership and Toronto-Dominion (Texas), Inc., as Administrative
             Agent, dated May 12, 1995 (Incorporated herein by reference is
             Exhibit 10.03 to Registrant's Current Report on Form 8-K dated
             June 30, 1995.) (File Number 0-16014)
    10.23    Credit Agreement, dated as of October 27, 1995, among Plato
             Communications, Inc. Northeast Cable, Inc., Robinson/Plum
             Cablevision L.P., the several other banks and other financial institutions from time to time parties to this agreement and
             Chemical Bank, as Administrative Agent (Incorporated herein by reference is Exhibit 10.35 to Registrant's Current Report on Form
             8-K dated December 7, 1995.) (File Number 0-16014)
    10.24    Credit Agreement, dated as of April 12, 1996, among Chelsea
             Communications, Inc., Kittanning Cablevision Inc., Robinson/Plum
             Cablevision L.P., the several banks and financial institutions parties thereto, and Toronto Dominion (Texas), Inc. as
             Administrative Agent (Incorporated herein by reference is Exhibit
             10.36 to Registrant's Current Report on Form 8-K dated June 3,
             1996.) (File Number 0-16014)
    10.25    Amended Credit Agreement, dated as of March 29, 1996, among
             Highland Video Associates L.P., Telesat Acquisition Limited
             Partnership, Global Acquisition Partners, L.P., the various financial institutions as parties thereto, Bank of Montreal as syndication agent, Chemical Bank as documentation agent, and the
             Bank of Nova Scotia as administrative agent (Incorporated herein by reference is Exhibit 10.37 to Registrant's Current Report on
             Form 8-K dated June 19, 1996.) (File Number 0-16014)
    10.26    Purchase Agreement dated as of April 10, 1996, between Hyperion
             Telecommunications, Inc. and Bear Stearns & Co. Inc., Chase
             Securities Inc. and NationsBanc Capital Markets, Inc.
             (Incorporated by reference is Exhibit 1.1 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.27    Purchase Agreement dated as of February 21, 1997 between the
             Registrant and Smith Barney Inc. (Incorporated herein by reference is Exhibit 10.02 to Adelphia Communications Corporation's Current
             Report on Form 8-K dated May 1, 1997). (File Number 0-16014)
    10.28    Registration Rights Agreement dated as of April 15, 1996, between
             Hyperion Telecommunications, Inc. and the Initial Purchasers
             (Incorporated by reference is Exhibit 4.3 to Registration
             Statement No. 333-06957 on Form S-4 filed for Hyperion
             Telecommunications, Inc.)
    10.29    Warrant Agreement dated as of April 15, 1996, by and among
             Hyperion Telecommunications, Inc. and Bank of Montreal Trust
             Company (Incorporated by reference is Exhibit 10.13 to
             Registration Statement No. 333-06957 on Form S-4 filed for
             Hyperion Telecommunications, Inc.)
    10.30    Warrant Registration Rights Agreement dated as of April 15, 1996, by and among Hyperion Telecommunications, Inc. and the Initial
             Purchasers (Incorporated by reference is Exhibit 10.14 to
             Registration Statement No. 333-06957 on Form S-4 filed for
             Hyperion Telecommunications, Inc.)
    10.31    Hyperion Telecommunications, Inc. Long-Term Incentive Compensation
             Plan (Incorporated herein by reference is Exhibit 10.17 to
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-13663 on Form S-1.)
    10.32    Purchase Agreement, dated as of November 6, 1996, between Olympus
             Communications, L.P., Olympus Capital Corporation and Goldman,
             Sachs & Co. (Incorporated herein by reference is Exhibit 10.01 to
             Registrant's Current Report on Form 8-K dated December 16, 1996.)
             (File Number 0-16014)
    10.33    Registration Rights Agreement among Charles R. Drenning, Paul D.
             Fajerski, Randolph S. Fowler, Adelphia Communications Corporation
             and Hyperion (Incorporated herein by reference is Exhibit 10.18 to
             Hyperion Telecommunications, Inc.'s Registration Statement No.
             333-13663 on Form S-1.)
    10.34    Registration Rights Agreement between Adelphia Communications
             Corporation and Hyperion (Incorporated herein by reference is
             Exhibit 10.19 to Hyperion Telecommunications, Inc.'s Registration
             Statement No. 333-13663 on Form S-1.)

    10.35 First Amendment to the Olympus Communications, L.P. Second Amended and Restated Limited Partnership Agreement, dated September 1,
             1995 (Incorporated herein by reference is Exhibit 10.33 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.36 First Amendment to the Olympus Communications, L.P. Second Amended and Restated Limited Partnership Agreement, dated March 29, 1996
             (Incorporated herein by reference is Exhibit 10.34 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.37    Second Amendment to the Olympus Communications, L.P. Second
             Amended and Restated Limited Partnership Agreement, dated June 27,
             1996 (Incorporated herein by reference is Exhibit 10.35 to the Registrant's Annual Report on Form 10-K/A for the fiscal year ended March 31, 1996.) (File Number 0-16014)
    10.38    Employment Agreement between Hyperion Telecommunications, Inc. and
             Daniel R. Milliard dated as of March 4, 1997. (Incorporated herein by reference is Exhibit 10.03 to Adelphia Communications
             Corporation's Current Report on Form 8-K dated May 1, 1997) (File
             Number 0-16014)

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
    10.39    Extension Agreement dated as of January 8, 1997, among Hyperion
             Telecommunications, Inc., Adelphia Communications Corporation,
             Charles R. Drenning, Paul D. Fajerski, Randolph S. Fowler, and six
             Trusts named therein (Incorporated herein by reference is Exhibit
             10.04 to Adelphia Communications Corporation's Current Report on
             Form 8-K dated May 1, 1997.) (File Number 0-16014)
    10.40    Purchase Agreement among Adelphia Communications Corporation,
             Smith Barney Inc., Bear Stearns & Co. Inc., NationsBanc Capital
             Markets, Inc. and TD Securities (USA) Inc. (the "Initial
             Purchasers") dated July 1, 1997. (Incorporated herein by reference is Exhibit 10.01 from the Registrant's Current Report on Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.41    Registration Rights Agreement among Adelphia Communications
             Corporation, the Initial Purchasers and Highland Holdings, dated
             July 7, 1997, regarding the 13% Cumulative Exchangeable Preferred
             Stock. (Incorporated herein by reference is Exhibit 10.02 from the
             Registrant's Current Report on Form 8-K dated July 24, 1997) (File
             Number 0-16014)
    10.42    Registration Rights Agreement among Adelphia Communications
             Corporation and the Initial Purchasers, dated July 7, 1997, regarding the 10 1/2% Senior Notes due 2004. (Incorporated herein by reference is Exhibit 10.03 from the Registrant's Current Report on Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.43    Registration Rights Agreement among Adelphia Communications
             Corporation, Highland Holdings and Telesat Cablevision, Inc.,
             dated July 7, 1997. (Incorporated herein by reference is Exhibit
             10.04 from the Registrant's Current Report on Form 8-K dated July
             24, 1997) (File Number 0-16014)
    10.44    Purchase Agreement between Adelphia Communications Corporation and
             Highland Holdings, dated July 1, 1997. (Incorporated herein by reference is Exhibit 10.05 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.45    Series C Preferred Stock Purchase Agreement among Adelphia
             Communications Corporation, Highland Holdings and Telesat
             Cablevision, Inc., dated June 22, 1997 (Incorporated herein by reference is Exhibit 10.06 from the Registrant's Current Report on
             Form 8-K dated July 24, 1997) (File Number 0-16014)
    10.46    Pledge Agreement between Hyperion and the Bank of Montreal Trust
             Company as Collateral Agent, dated as of August 27, 1997.
             (Incorporated by reference herein is Exhibit 4.03 to Hyperion's
             Current Report on Form 8-K dated August 27, 1997) (File No. 0-
             21065).
    10.47    Registration Rights Agreement between Hyperion and the Initial
             Purchasers, dated August 27, 1997, regarding the 12 1/4% Senior
             Secured Notes due 2004 (Incorporated herein by reference to
             Exhibit 4.04 to Hyperion's Current Report on Form 8-K dated August
             27, 1997) (File No. 0-21605).
    10.48    Pledge, Escrow and Disbursement Agreement, between Hyperion and the Bank of Montreal Trust Company dated as of August 27, 1997.
             (Incorporated by reference herein to Exhibit 4.05 to Hyperion's
             Current Report on Form 8-K dated August 27, 1997) (File No. 0-
             21605).
    10.49    Purchase Agreement among Hyperion, Bear Stearns & Co. Inc., Chase
             Securities Inc., TD Securities (USA) Inc., CIBC Wood Gundy
             Securities Corp., and Scotia Capital Markets (the "Initial
             Purchasers") dated August 21, 1997. (Incorporated herein by reference to Exhibit 10.01 to Hyperion's Current Report on Form 8-
             K dated August 27, 1997) (File No. 0-21605).
    12.01*   Computation of Ratio of Earnings to Fixed Charges

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
    21.01    Subsidiaries of the Registrant (Incorporated herein by reference is Exhibit 21.01 to Registrant's Annual Report on Form 10-K for
             the fiscal year ended March 31, 1997.) (File Number 0-16014)
    23.01*   Consent of Buchanan Ingersoll Professional Corporation (contained in its opinion filed as Exhibit 5.01 hereto)
    23.02*   Consent of Deloitte & Touche LLP
    24.01*   Power of Attorney (appearing on signature page)
    25.01*   Form T-1 Statement of Eligibility of Trustee
    99.01*   Form of Letter of Transmittal and Notice of Guaranteed Delivery
             for Notes
    99.02*   Form of Letter of Transmittal and Notice of Guaranteed Delivery
             for Preferred Stock

--------
*Filed herewith.